FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-172863
                                                            333-172863-01

November 23, 2011

CFCRE 2011-C2
Free Writing Prospectus
Structural and Collateral Term Sheet
$774,086,417
(Approximate Total Mortgage Pool Balance)
$541,860,000
(Approximate Offered Certificates)
CFCRE Commercial Mortgage Trust 2011-C2

as Issuing Entity
CCRE Commercial Mortgage Securities, L.P.

as Depositor
Cantor Commercial Real Estate Lending, L.P.

as Sponsor and Loan Seller

Commercial Mortgage Pass-Through Certificates
Series 2011-C2

Cantor Fitzgerald & Co.		Deutsche Bank Securities

Barclays Capital

Co-Lead Bookrunning Managers

CastleOak Securities, L.P.		Nomura
Co-Managers
STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172863) for the offering to which this communication relates. Before you invest, you should read the base prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-443-0083 or by email to ccreprospectus@cantor.com.

The securities to which this structural and collateral term sheet (this “Term Sheet”) relates are described in greater detail in a corresponding additional Free Writing Prospectus dated November 23, 2011 (the “Free Writing Prospectus”). The Free Writing Prospectus contains material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the securities, under “Risk Factors” in the Free Writing Prospectus). The Free Writing Prospectus is available upon request from Cantor Fitzgerald & Co., Deutsche Bank Securities Inc., Barclays Capital Inc., CastleOak Securities, L.P. or Nomura Securities International, Inc. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to those terms in the Free Writing Prospectus. This Term Sheet is subject to change.
IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.
IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES
THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT ASSET-BACKED SECURITIES, AND THE ASSET POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION AS DESCRIBED IN THE FREE WRITING PROSPECTUS (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF THAT CONDITION IS NOT SATISFIED, WE WILL NOTIFY YOU, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.
IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
THIS TERM SHEET HAS BEEN PREPARED FOR INFORMATION PURPOSES TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. THIS IS NOT A RESEARCH REPORT AND WAS NOT PREPARED BY THE CANTOR FITZGERALD & CO., DEUTSCHE BANK SECURITIES INC. OR BARCLAYS CAPITAL OR ANY OTHER UNDERWRITER’S RESEARCH DEPARTMENTS. IT WAS PREPARED BY CANTOR FITZGERALD & CO. SALES, TRADING, BANKING OR OTHER NON-RESEARCH PERSONNEL. THIS TERM SHEET WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER U.S. FEDERAL TAX LAWS. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR. PLEASE SEE ADDITIONAL IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS TERM SHEET.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

CFCRE 2011-C2	Certificate Overview

Offered Certificates

							Certificate
			Approx. Initial		Expected		Principal UW	Certificate
	Expected Ratings	Initial Certificate	Credit	Pass-Through	Wtd. Avg.	Principal	NOI Debt	Principal to
Class	Fitch/Moody’s1	Balance[2]	Support[3]	Rate Description	Life (Yrs)[4]	Window[4]	Yield[5]	Value Ratio[6]
Class A-1	AAA(sf)/Aaa(sf)	$52,288,000	30.000%	(7)	2.42	1 - 53	16.8%	44.2%
Class A-2	AAA(sf)/Aaa(sf)	$341,412,000	30.000%	(7)	4.81	53 - 60	16.8%	44.2%
Class A-3	AAA(sf)/Aaa(sf)	$34,139,000	30.000%	(7)	7.30	60 - 112	16.8%	44.2%
Class A-4	AAA(sf)/Aaa(sf)	$114,021,000	30.000%	(7)	9.49	112 - 114	16.8%	44.2%
Non-Offered Certificates

							Certificate
		Initial Certificate			Expected		Principal UW	Certificate
	Expected Ratings	Balance or Notional	Approx. Initial	Pass-Through	Wtd. Avg.	Principal	NOI Debt	Principal to
Class	Fitch/Moody’s1	Amount[2]	Credit Support	Rate Description	Life (Yrs)[4]	Window[4]	Yield[5]	Value Ratio[6]
Class X-A	AAA(sf)/Aaa(sf)	$620,236,000(8)	N/A	(9)	N/A	N/A	N/A	N/A
Class X-B	NR/Aaa(sf)	$153,850,416(8)	N/A	(10)	N/A	N/A	N/A	N/A
Class A-J	AAA(sf)/Aaa(sf)	$78,376,000	19.875%	(7)	9.64	114 - 118	14.6%	50.6%
Class B	AA(sf)/Aa2(sf)	$28,061,000	16.250%	(7)	9.90	118 - 119	14.0%	52.9%
Class C	A(sf)/A2(sf)	$31,931,000	12.125%	(7)	9.92	119 - 119	13.4%	55.5%
Class D	BBB+(sf)/Baa1(sf)	$18,384,000	9.750%	(7)	9.92	119 - 119	13.0%	57.0%
Class E	BBB-(sf)/Baa3(sf)	$28,061,000	6.125%	(7)	9.98	119 - 120	12.5%	59.3%
Class F	BB(sf)/Ba2(sf)	$10,644,000	4.750%	(7)	10.00	120 - 120	12.3%	60.2%
Class G	B(sf)/B2(sf)	$9,676,000	3.500%	(7)	10.00	120 - 120	12.2%	61.0%
Class NR	NR/NR	$27,093,416	0.000%	(7)	10.00	120 - 120	11.7%	63.2%

(1)	Ratings shown are those of Fitch, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors— Risks Related to the Certificates—Ratings of the Certificates” and “Ratings May Not Accurately Reflect Risks and May Be Withdrawn or Downgraded” in the Free Writing Prospectus.

(2)	Approximate, subject to a variance of plus or minus 5%.

(3)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3 and Class A-4 certificates are represented in the aggregate.

(4)	Assuming no prepayments prior to maturity or anticipated repayment date, as applicable, and according to the Modeling Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

(5)	“Certificate Principal UW NOI Debt Yield” means, with respect to any class of certificates, a ratio, expressed as a percentage of (i) the sum of the underwritten NOI for each mortgaged property in the mortgage pool, except in the case of the RiverTown Crossings Mall Split Loan, which includes only the pro rata portion of the underwritten NOI allocated to the RiverTown Crossings Mall Mortgage Loan (excluding the RiverTown Crossings Mall Companion Loan), divided by (ii) the sum of such class’s initial certificate principal amount and the initial certificate principal amount of all classes (if any) that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates are calculated based upon the aggregate of the initial certificate principal amounts of those classes.

(6)	“Certificate Principal to Value Ratio” means, with respect to any class of certificates, a ratio, expressed as a percentage of (i) the sum of such class’s initial certificate principal amount and the initial certificate principal amount of all classes (if any) that are senior to such class, divided by (ii) the total Appraised Value of each mortgaged property in the mortgage pool, except in the case of the RiverTown Crossings Mall Split Loan, which includes only the pro rata portion of the appraised value allocated to the RiverTown Crossings Mall Mortgage Loan (excluding the RiverTown Crossings Mall Companion Loan). The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates are calculated based upon the aggregate of the initial certificate principal amounts of those classes.

(7)	For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage.

(8)	The Class X-A and Class X-B certificates will not have a principal amount and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A and Class X-B certificates at their respective pass-through rates based upon their respective notional amounts. The initial notional amount of the Class X-A certificates will be equal to the aggregate initial certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-J certificates. The initial notional amount of the Class X-B certificates will be equal to the aggregate initial certificate principal amounts of the Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates.

(9)	The pass through rate on the Class X-A certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-J certificates as described in the Free Writing Prospectus.

(10)	The pass-through rate on the Class X-B certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates as described in the Free Writing Prospectus.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

CFCRE 2011-C2	Certificate Overview

 Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)
Class A-1

					% of		% of Class A-2	Cut-off	Cut-off	Cut-off
				Cut-off Date	Initial	Maturity Date	Certificate	Date UW	Date	Date UW
Loan				Principal	Pool	Principal	Principal	NCF	LTV	NOI Debt
No.	Mortgage Loan Name	State	Property Type	Balance	Balance	Balance	Balance	DSCR	Ratio	Yield

45	1791 Grand Concourse	NY	Multifamily	$4,888,782	0.6%	$4,688,353	9.3%	1.39x	74.1%	9.3%
Class A-2

					% of		% of Class A-2	Cut-off	Cut-off	Cut-off
				Cut-off Date	Initial	Maturity Date	Certificate	Date UW	Date	Date UW
Loan				Principal	Pool	Principal	Principal	NCF	LTV	NOI Debt
No.	Mortgage Loan Name	State	Property Type	Balance	Balance	Balance	Balance	DSCR	Ratio	Yield

2	Plaza Mexico	CA	Retail	$81,601,522	10.5%	$76,625,011	23.9%	1.73x	59.3%	11.6%

3	GSA - FBI Portfolio	NV/KY	Office	$58,500,000	7.6%	$56,961,352	17.1%	1.54x	72.1%	10.2%

7	Great America Place	CA	Office	$31,864,416	4.1%	$29,710,648	9.3%	1.42x	64.4%	10.0%

8	Cortland Apartments	MD	Multifamily	$28,836,292	3.7%	$26,791,717	8.4%	1.52x	64.5%	10.2%

11	Courtyard Marriott Virginia Beach North	VA	Hospitality	$17,474,805	2.3%	$15,859,546	5.1%	2.20x	48.3%	19.2%

12	Courtyard Marriott Charlottesville University Medical Center	VA	Hospitality	$15,477,685	2.0%	$14,047,027	4.5%	2.14x	50.3%	18.5%

13	American Hospitality Portfolio	Various	Hospitality	$15,435,666	2.0%	$14,054,007	4.5%	1.74x	56.7%	15.4%

14	Courtyard Marriott Virginia Beach South	VA	Hospitality	$14,479,125	1.9%	$13,140,767	4.2%	1.76x	53.2%	15.7%

16	Courtyard Marriott Carolina Beach	NC	Hospitality	$12,482,004	1.6%	$11,328,247	3.7%	1.78x	49.9%	16.0%

17	Stonebridge Apartments	OH	Multifamily	$11,949,447	1.5%	$11,145,772	3.5%	1.32x	74.7%	9.7%

23	Barrington Hills Apartments	GA	Multifamily	$9,612,387	1.2%	$9,008,022	2.8%	1.46x	68.8%	11.2%

25	Crossroads Center	VA	Office	$9,500,000	1.2%	$8,918,772	2.8%	1.44x	69.9%	12.9%

26	Canyon Hills Marketplace II	CA	Retail	$9,344,280	1.2%	$8,653,708	2.7%	1.60x	59.9%	10.2%

27	2421-27 Webster	NY	Multifamily	$9,079,976	1.2%	$8,425,715	2.7%	1.29x	72.1%	8.8%

28	Brookmeade Apartments	MD	Multifamily	$8,696,304	1.1%	$8,145,418	2.5%	1.42x	70.7%	10.1%

33	Phoenix Centers I & II	MO	Retail	$7,539,401	1.0%	$7,098,843	2.2%	1.83x	53.0%	15.0%

35	Staybridge Suites Houston	TX	Hospitality	$7,045,655	0.9%	$6,475,307	2.1%	1.77x	55.5%	16.3%

40	215 Mount Hope	NY	Multifamily	$6,192,540	0.8%	$5,726,633	1.8%	1.55x	68.8%	10.3%

49	Parkway Executive Center	VA	Office	$3,970,917	0.5%	$3,602,878	1.2%	1.65x	65.6%	12.6%

(1)
The tables above reflect the mortgage loans whose balloon payments will be applied to pay down the Class A-1 and Class A-2 certificates, respectively, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or anticipated repayment date. These tables are otherwise based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

CFCRE 2011-C2	Issue Characteristics

Issue Characteristics

Offered Certificates:	$541,860,000 (approximate) monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates, consisting of four principal balance classes (Class A-1, Class A-2, Class A-3 and Class A-4 Certificates), offered pursuant to a registration statement filed with the SEC (File Number 333-172863)

Co-Lead Bookrunning Managers:	Cantor Fitzgerald & Co., Deutsche Bank Securities Inc. and Barclays Capital Inc.

Co-Manager:	CastleOak Securities, L.P. and Nomura Securities International, Inc.

Loan Seller:	Cantor Commercial Real Estate Lending, L.P. (“CCRE”)

Depositor:	CCRE Commercial Mortgage Securities, L.P.

Trustee and Certificate Administrator:	Citibank, N.A.

Master Servicer:	Bank of America, National Association

Special Servicer:	LNR Partners, LLC

Operating Advisor:	TriMont Real Estate Advisors, Inc.

Rating Agencies:	Fitch Inc. and Moody’s Investors Service, Inc.

Initial Controlling Class Representative:	LNR Securities Holdings, LLC, or an affiliate thereof

Expected Pricing Date:	December 6, 2011

Anticipated Closing Date:	December 15, 2011

Cut-off Date:	For each mortgage loan, the related due date in December 2011

Determination Date:	The 11th day of each month or next business day

Distribution Date:	The 4th business day after the Determination Date, commencing in January 2012

Interest Accrual:	Preceding calendar month

ERISA Eligible:	Classes A-1, A-2, A-3, A-4, X-A, X-B, A-J, B, C, D and E

SMMEA Eligible:	No

Payment Structure:	Sequential Pay

Accrual:	30/360

Tax Structure:	REMIC (and grantor trust with respect to excess interest)

Expected Final Distribution Date:	The Distribution Date in December 2021

Rated Final Distribution Date:	The Distribution Date in December 2047

Cleanup Call:	1.0%

Minimum Denominations:	$10,000 for Classes A-1, A-2, A-3 and A-4, and in multiples of $1 thereafter. $100,000 for Classes A-J, B, C, D, E, F, G and NR, and in multiples of $1 thereafter. $1,000,000 for Classes X-A and X-B, and in multiples of $1 thereafter. 10% percentage interest for Class R and Class S in multiples of 1% thereafter.

Delivery:	Book-entry through DTC, Clearstream and Euroclear (except Class R and Class S)

Bond Analytics Information:	The certificate administrator will be required to make available all distribution date statements, CREFC reports and supplemental notices received by it to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Intex Solutions, Inc, Markit Group Limited and Trepp LLC).
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

CFCRE 2011-C2	Transaction Highlights

Transaction Highlights
Mortgage Loan Seller

	Number of	Number of	Aggregate Cut-off
Mortgage	Mortgage	Mortgaged	Date Pool	% of Initial Pool
Loan Seller	Loans	Properties	Balance(1)	Balance

CCRE	51	72	$774,086,417	100.0%

Pool Statistics

Initial Cut-off Date Pool Balance	$774,086,417
Number of Mortgage Loans	51

Number of Mortgaged Properties	72

Average Cut-off Date Mortgage Loan Balance	$15,178,165

Weighted Average Mortgage Loan Rate	5.6675%

Range of Mortgage Loan Rates	4.7610% - 6.9220%

% of Initial Pool Balance Secured by Largest 5 Mortgage Loans	41.0%

% of Initial Pool Balance Secured by Largest 10 Mortgage Loans	57.3%

Weighted Average Original Term to Maturity (months)	92

Weighted Average Remaining Term to Maturity (months)	89

Weighted Average Seasoning (months)	3

% of Initial Pool Balance Secured by Single Tenant Properties(2)(3)	9.4%

% of Initial Pool Balance Secured by Multiple Properties(3)	17.1%

Credit Statistics(4)

Weighted Average Cut-off Date LTV Ratio(5)	63.9%

Weighted Average Maturity Date LTV Ratio(6)	56.5%

Weighted Average Cut-off Date UW NCF DSCR(7)	1.56x

Weighted Average Cut-off Date UW NOI Debt Yield(8)	11.7%

Existing Additional Debt

% of Initial Pool Balance with Pari-Passu Mortgage Debt	12.8%

% of Initial Pool Balance with Subordinate Secured Mortgage Debt	0.0%

% of Initial Pool Balance with Mezzanine Debt(9)	28.3%

Amortization

% of Initial Pool Balance Secured by Full Term Amortizing Balloon Mortgage Loans	92.4%

% of Initial Pool Balance Secured by Partial Interest-Only ARD Balloon Mortgage Loans	7.6%

% of Initial Pool Balance Secured by Interest-Only Balloon Mortgage Loans	0.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

CFCRE 2011-C2	Transaction Highlights

Cash Management

% of Initial Pool Balance with Hard Lockboxes, In-Place Cash Management	49.7%

% of Initial Pool Balance with Hard Lockboxes, Springing Cash Management	27.0%

% of Initial Pool Balance with Soft Lockboxes, In-Place Cash Management	4.8%

% of Initial Pool Balance with Soft Lockboxes, Springing Cash Management	9.5%

% of Initial Pool Balance with Springing Lockboxes, Springing Cash Management	9.0%

% of Initial Pool Balance with No Cash Management	0.0%

Reserves

% of Initial Pool Balance Requiring Monthly Tax Reserves	98.9%

% of Initial Pool Balance Requiring Monthly Insurance Reserves	86.6%

% of Initial Pool Balance Requiring Monthly Replacement Reserves	87.2%

% of Initial Pool Balance Requiring Monthly TI/LC Reserves(10)	65.3%

% of Initial Pool Balance Requiring a Springing Cash Trap Reserve	98.7%

Call Protection

% of Initial Pool Balance that permit defeasance after a lockout period	94.7%

% of Initial Pool Balance that permit prepayment with the greater of a yield maintenance charge or a prepayment premium of 1% after a lockout period	5.3%

(1)	Unless otherwise indicated, all references to “% of Initial Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage loans as of the Cut-off Date, after application of all payments of principal due during or prior to December 2011.

(2)	Includes both properties in the GSA – FBI Mortgage Loan (representing 7.6% of the Initial Cut-off Date Pool Balance) occupied by the United States federal government (Aaa/AA+/AAA – Moody’s/S&P/Fitch) on long term leases and the remainder (representing 1.9% of the Initial Cut-off Date Pool Balance) consists of four properties located in Washington D.C., three of which (1.6%) secure the cross-collateralized cross-defaulted DC Mixed Use Crossed Portfolio loan group.

(3)	Calculated using the allocated loan amount for multi-property loans.

(4)	LTV, DSCR and Debt Yield calculations reflect the principal balance of the RiverTown Crossings Mall Split Loan including both the RiverTown Crossings Mall Mortgage Loan and the RiverTown Crossings Mall Companion Loan.

(5)	“Cut-off Date LTV Ratio” means, with respect to any mortgage loan, a ratio, expressed as a percentage of (i) the principal balance of such mortgage loan as of the Cut-off Date, divided by (ii) the appraised value of the mortgaged property or mortgaged properties securing such mortgage loan as of the date of the original appraisal (or, in certain cases, as updated in contemplation of this transaction).

(6)	“Maturity Date LTV Ratio” means, with respect to any mortgage loan, a ratio calculated in the same manner as the Cut-off Date LTV Ratio, except that the principal balance of such mortgage loan has been adjusted to give effect to the amortization of such mortgage loan as of its maturity date or ARD.

(7)	“Cut-off Date UW NCF DSCR” means, for any mortgage loan, a ratio equal to the underwritten net cash flow from the related mortgaged property or mortgaged properties divided by the annual debt service for such mortgage loan, as adjusted by using the first 12 amortizing payments due instead of the actual interest only payment, in the case of mortgage loans in a partial interest only period, for required amortization during the amortization period. With respect to the RiverTown Crossings Mall Loan and the Plaza Mexico Loan, annual debt service is calculated based on the payments due under the Mortgage Loan for the first 12 months following the Cut-off Date.

(8)	“Cut-off Date UW NOI Debt Yield” means, with respect to any mortgage loan, a ratio, expressed as a percentage of (i) the related Underwritten NOI, divided by (ii) the Cut-off Date balance of that mortgage loan.

(9)	Represents four mortgage loans, including three of the ten largest mortgage loans representing 27.1% of the Initial Cut-off Date Pool Balance; RiverTown Crossings Mall (12.8%), Plaza Mexico (10.5%) and Cortland Apartments (3.7%).

(10)	Based only on mortgage loans secured by retail, office, industrial and mixed use properties.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

CFCRE 2011-C2	Transaction Highlights

               Top 10 Mortgage Loans or Groups of Cross Collateralized Loans

				% of					Cut-off Date			Cut-off
			Cut-off Date	Initial		No. of		Size	Mortgage Loan			Date	Maturity
			Principal	Pool	Property	Mortgaged		SF / Units /	Balance Per SF /	UW NCF	UW NOI	LTV	Date LTV
No.	Mortgage Loan Name	Location	Balance	Balance	Type	Properties	Occupancy	Rooms	Units / Rooms	DSCR	Debt Yield	Ratio	Ratio

1	RiverTown Crossings Mall	Grandville, MI	$99,307,035	12.8%	Retail	1	90.6%	635,769	$244	1.69x	11.6%	61.2%	51.6%

2	Plaza Mexico	Lynwood, CA	$81,601,522	10.5%	Retail	1	93.1%	394,772	$207	1.73x	11.6%	59.3%	55.7%

3	GSA - FBI Portfolio	Las Vegas, NV; Louisville, KY	$58,500,000	7.6%	Office	2	100.0%	227,152	$258	1.54x	10.2%	72.1%	70.2%

4	Shops at Solaris	Vail, CO	$43,956,198	5.7%	Retail	1	92.7%	70,023 (2)	$628(2)	1.51x	11.1%	63.7%	54.2%

5	DC Mixed Use Crossed Portfolio(1)	Washington D.C.; Manassas, VA	$33,800,000	4.4%	Various	9	99.6%	95,844	$353	1.22x	9.9%	68.7%	53.3%

6	Great America Place	Santa Clara, CA	$31,864,416	4.1%	Office	1	94.5%	223,753	$142	1.42x	10.0%	64.4%	60.0%

7	Cortland Apartments	Hagerstown, MD	$28,836,292	3.7%	Multifamily	1	92.4%	432	$66,751	1.52x	10.2%	64.5%	59.9%

8	Hanford Mall	Hanford, CA	$25,500,000	3.3%	Retail	1	89.8%	331,080	$77	1.29x	11.0%	68.0%	58.6%

9	Marketplace at Santee	Santee, CA	$22,710,310	2.9%	Retail	1	90.1%	68,662	$331	1.27x	8.9%	68.6%	57.8%

10	Courtyard Marriott Virginia Beach North	Virginia Beach, VA	$17,474,805	2.3%	Hospitality	1	66.7%	160	$109,218	2.20x	19.2%	48.3%	43.8%

	Top 3 Total / Weighted Average		$239,408,557	30.9%			93.8%			1.67x	11.3%	63.2%	57.5%

	Top 5 Total / Weighted Average		$317,164,755	41.0%			94.2%			1.60x	11.1%	63.9%	56.6%

	Top 10 Total/ Weighted Average		$443,550,578	57.3%			92.6%			1.57x	11.2%	63.8%	56.8%

(1)	Consists of the DC Mixed Use Portfolio A mortgage loan and 918 F Street NW mortgage loan, which are crossed collateralized and cross-defaulted with each other.

(2)	The collateral for the Shops at Solaris Loan also includes an income producing 304-stall integrated subterranean parking garage.
               Mortgage Loans with Mezzanine Debt

Loan		Cut-off Date Mortgage Loan Principal	% of Initial Pool	Cut-off Date Mortgage Loan per	Cut-off Date Mortgage Loan UW	Cut-off Date Mortgage Loan UW NOI Debt	Cut-off Date Mortgage Loan LTV	Cut-off Date Mezzanine Debt Principal	Cut-off Date Total Debt Principal	Cut-off Date Total Debt per	Cut-off Date Total Debt UW	Cut-off Date Total Debt UW NOI Debt	Cut-off Date Total
No.	Mortgage Loan Name	Balance	Balance	SF / Units	NCF DSCR	Yield	Ratio	Balance	Balance	SF / Units	NCF DSCR	Yield	Debt LTV Ratio

1	RiverTown Crossings Mall(1)	$99,307,035	12.8%	$244	1.69x	11.6%	61.2%	$12,909,915	$167,828,889	$264	1.48x	10.7%	66.3%

2	Plaza Mexico(2)	$81,601,522	10.5%	$207	1.73x	11.6%	59.3%	$26,220,486	$107,822,008	$273	1.12x	8.8%	78.4%

8	Cortland Apartments	$28,836,292	3.7%	$66,751	1.52x	10.2%	64.5%	$3,000,000	$31,836,292	$73,695	1.27x	9.2%	71.2%

26	Canyon Hills Marketplace II	$9,344,280	1.2%	$181	1.60x	10.2%	59.9%	$2,100,000	$11,444,280	$222	1.09x	8.4%	73.4%

(1)	Cut-off Date Total Debt Principal Balance for the RiverTown Crossings Mall Loan includes the A-1 Note, which is contributed to the trust, with an Original Principal Balance of $100,000,000 and the A-2 Note, which is not included in the trust, with an Original Principal Balance of $56,000,000. The RiverTown Crossings Mall Mezzanine Loan has a monthly amortization based on a planned amortization schedule and interest payments at an interest rate of 9.5000%.

(2)	The Plaza Mexico Mezzanine Loan is structured as two tranches detailed as follows: one with an original principal balance equal to $16,250,000 (the “Tranche A”), with monthly amortization based on a planned amortization schedule and interest payments at an interest rate equal to 10.0000% per annum; another with an original principal balance equal to $10,000,000 (the “Tranche B”), with payment of interest only at an interest rate equal to 10.0% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

CFCRE 2011-C2	Transaction Highlights

      Previous Securitization History(1)(2)

Loan		Cut-off Date Principal	% of Initial Pool	Property	Property Size			Previous
No.	Mortgage Loan Name	Balance	Balance	Type	SF / Units	City	State	Securitization

1	RiverTown Crossings Mall	$99,307,035	12.8%	Retail	635,769	Grandville	MI	COMM 2001-J2A

2	Plaza Mexico	$81,601,522	10.5%	Retail	394,772	Lynwood	CA	CSFB 2005-C4

7	Great America Place	$31,864,416	4.1%	Office	223,753	Santa Clara	CA	GSMS 1997-GL

9	Hanford Mall	$25,500,000	3.3%	Retail	331,080	Hanford	CA	GECMC 2004-C1

20	River Street Inn	$10,644,959	1.4%	Hospitality	86	Savannah	GA	GSMS 2006-GG8

21	Fairfax Ridge	$10,500,000	1.4%	Office	66,812	Fairfax	VA	GECMC 2002-1A

22	Lakehills Plaza	$9,950,509	1.3%	Retail	76,022	Austin	TX	BACM 2001-PB1

23	Barrington Hills Apartments	$9,612,387	1.2%	Multifamily	376	Norcross	GA	LBFRC 2006-LLFA

29	Heritage Hills Shopping Center	$8,493,615	1.1%	Retail	34,749	Lone Tree	CO	DLJCM 1999-CG3

36	Highland Road Village	$6,900,000	0.9%	Multifamily	332	Dallas	TX	CSFB 2002-CKP1

38	Hampstead Apartments	$6,635,099	0.9%	Multifamily	120	Hampstead	NC	COMM 2004-LB2A

39	Suntree Square	$6,450,931	0.8%	Retail	90,194	Melbourne	FL	BAFU 2001-3

40	215 Mount Hope	$6,192,540	0.8%	Multifamily	72	Bronx	NY	BSCMS 2006-PW14

41	La Jolla Eastgate	$6,161,683	0.8%	Office	45,694	La Jolla	CA	GECMC 2001-3

42	Napa Valley Professional Plaza	$5,860,305	0.8%	Office	51,519	Napa	CA	JPMCC 2004-CB9

44	Wheatland Apartments	$5,665,521	0.7%	Multifamily	114	Fargo	ND	FUNBC 2001-C4

45	1791 Grand Concourse	$4,888,782	0.6%	Multifamily	65	Bronx	NY	BACM 2006-6

51	Paramount Plaza	$2,897,561	0.4%	Office	62,000	Tampa	FL	CSMC 2007-C4

(1)
The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information obtained through TREPP or Bloomberg searches. The information has not otherwise been confirmed by the mortgage loan seller. There may be additional mortgage loans that were previously securitized but not included in the table above.

(2)
The previously securitized mortgage loans referred to in the table above were loans secured by substantially the same properties that secure mortgage loans included in this transaction. The performance of any of the mortgage loans listed above in a prior securitization may not be indicative of the performance of any of the mortgage loans included in this transaction. The financial terms of the previous mortgage loans were not identical to those of the related mortgage loans included in this transaction. In addition, in certain cases, the borrowing entity and/or the sponsor of the Mortgage Loan may have changed. Payment history of a prior mortgage loan may or may not be useful in predicting the performance of any mortgage loan in this transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

CFCRE 2011-C2	Collateral Statistics

      Property Type Distribution

		Aggregate Cut-		Weighted		Weighted
	Number of	off Date	% of Initial	Average Cut-	Weighted	Average Cut-off
	Mortgaged	Principal	Pool	off Date UW	Average Cut-off	Date UW NOI
Property Type	Properties	Balance	Balance	NCF DSCR	Date LTV Ratio	Debt Yield

Retail	21	$344,864,753	44.6%	1.57x	63.0%	11.2%

Anchored	7	171,155,448	22.1%	1.58x	61.9%	11.0%

Super Regional Mall	1	99,307,035	12.8%	1.69x	61.2%	11.6%

Shadow Anchored	5	27,858,525	3.6%	1.50x	66.9%	11.7%

Regional Mall	1	25,500,000	3.3%	1.29x	68.0%	11.0%

Urban	2	8,190,000	1.1%	1.22x	68.7%	9.9%

Unanchored	2	7,928,819	1.0%	1.45x	69.5%	11.8%

Single Tenant	3	4,924,926	0.6%	1.28x	67.9%	10.0%

Office	10	138,654,883	17.9%	1.46x	68.6%	10.5%

Suburban	8	125,283,965	16.2%	1.47x	68.6%	10.5%

CBD	1	9,400,000	1.2%	1.22x	68.7%	9.9%

Medical	1	3,970,917	0.5%	1.65x	65.6%	12.6%

Hospitality[1]	10	116,470,172	15.0%	1.87x	53.0%	16.4%

Multifamily	12	116,197,358	15.0%	1.43x	69.4%	10.5%

Garden	8	87,906,421	11.4%	1.43x	69.4%	10.5%

Mid-Rise	4	28,290,937	3.7%	1.43x	69.7%	10.5%

Mixed Use	6	25,611,234	3.3%	1.29x	68.7%	10.1%

Multifamily/Retail	4	16,511,234	2.1%	1.33x	68.6%	10.3%

Retail/Office	2	9,100,000	1.2%	1.22x	68.7%	9.9%

Manufactured Housing	6	13,220,325	1.7%	1.48x	70.4%	11.4%

Self Storage	6	10,990,844	1.4%	1.57x	68.9%	12.9%

Industrial	1	8,076,849	1.0%	1.21x	69.2%	9.7%

Total / Wtd. Avg.	72	$774,086,417	100.0%	1.56x	63.9%	11.7%

(1)	The property subtype for all Hospitality properties is Limited Service.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

CFCRE 2011-C2	Collateral Statistics
  Geographic Distribution

						Weighted	Weighted	Weighted
		Aggregate				Average	Average	Average
	Number of	Cut-off	% of	Aggregate	% of Total	Cut-off	Cut-off	Cut-off
	Mortgaged	Date Principal	Initial Pool	Appraised	Appraised	Date UW NCF	Date LTV	Date UW NOI
Property Location	Properties	Balance	Balance	Value	Value	DSCR	Ratio	Debt Yield

California	9	$203,601,692	26.3%	$328,625,000	25.0%	1.55x	62.3%	11.2%
Michigan	3	109,027,647	14.1%	266,600,000	20.3%	1.66x	62.1%	11.5%
Virginia	7	73,277,532	9.5%	131,750,000	10.0%	1.81x	56.8%	15.6%
Colorado	2	52,449,813	6.8%	80,400,000	6.1%	1.50x	65.4%	11.1%
Texas	8	44,060,150	5.7%	64,895,000	4.9%	1.49x	67.7%	12.2%
District of Columbia	11	39,648,954	5.1%	58,350,000	4.4%	1.25x	68.2%	9.9%
Maryland	2	37,532,596	4.8%	57,000,000	4.3%	1.50x	65.9%	10.2%
North Carolina	8	30,107,947	3.9%	50,075,000	3.8%	1.60x	61.9%	13.4%
Nevada	1	29,950,000	3.9%	32,700,000	2.5%	1.54x	72.1%	10.2%
Kentucky	1	28,550,000	3.7%	48,400,000	3.7%	1.54x	72.1%	10.2%
Ohio	3	24,858,070	3.2%	37,550,000	2.9%	1.49x	67.2%	12.2%
Georgia	2	20,257,345	2.6%	34,175,000	2.6%	1.43x	60.3%	12.0%
New York	3	20,161,298	2.6%	28,200,000	2.1%	1.39x	71.6%	9.4%
Missouri	3	14,282,918	1.8%	23,760,000	1.8%	1.58x	61.4%	12.7%
Florida	3	14,144,389	1.8%	22,975,000	1.7%	1.42x	61.7%	12.5%
Louisiana	1	10,947,946	1.4%	17,100,000	1.3%	1.75x	64.0%	13.9%
Delaware	1	8,129,639	1.1%	12,500,000	0.9%	1.53x	65.0%	13.1%
Pennsylvania	1	6,355,862	0.8%	11,200,000	0.9%	1.74x	56.7%	15.4%
North Dakota	1	5,665,521	0.7%	7,700,000	0.6%	1.41x	73.6%	10.3%
Oklahoma	2	1,077,098	0.1%	2,380,000	0.2%	1.66x	67.0%	12.6%

Total / Wtd. Avg.	72	$774,086,417	100.0%	$1,316,335,000	100.0%	1.56x	63.9%	11.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

CFCRE 2011-C2	Collateral Statistics

  Distribution of Cut-off Date Principal Balance

	Number of	Aggregate	% of Initial
Range of Cut-off Date	Mortgage	Cut-off	Pool
Principal Balances ($)	Loans	Date Balance	Balance

2,897,561 – 4,999,999	7	$28,511,976	3.7%
5,000,000 – 9,999,999	24	186,033,860	24.0
10,000,000 – 14,999,999	8	94,476,652	12.2
15,000,000 – 19,999,999	3	48,388,156	6.3
20,000,000 – 34,999,999	5	133,311,018	17.2
35,000,000 – 49,999,999	1	43,956,198	5.7
50,000,000 – 64,999,999	1	58,500,000	7.6
65,000,000 – 99,307,035	2	180,908,557	23.4

Total	51	$774,086,417	100.0%

Min: $2,897,561 Max: $99,307,035 Average: $15,178,165
  Distribution of Cut-off Date UW NCF DSCR1

	Number of	Aggregate	% of Initial
Range of UW	Mortgage	Cut-off	Pool
NCF DSCR (x)	Loans	Date Balance	Balance

1.21 – 1.29	9	$120,153,644	15.5%
1.30 – 1.39	9	64,982,991	8.4
1.40 – 1.49	10	102,017,391	13.2
1.50 – 1.59	9	171,814,311	22.2
1.60 – 1.79	10	262,143,862	33.9
1.80 – 2.20	4	52,974,220	6.8

Total	51	$774,086,417	100.0%

Min: 1.21x Max: 2.20x Wtd Avg: 1.56x

(1)	See footnote 7 in the Transaction Highlights section of this Term Sheet.
  Distribution of Cut-off Date UW NOI Debt Yields1

	Number of	Aggregate	% of Initial
Range of UW	Mortgage	Cut-off	Pool
NOI Debt Yields (%)	Loans	Date Balance	Balance

8.8 – 9.9	9	$102,831,075	13.3%
10.0 – 10.9	14	202,702,630	26.2
11.0 – 11.9	8	275,773,038	35.6
12.0 – 12.9	9	68,387,859	8.8
13.0 – 13.9	3	21,975,146	2.8
14.0 – 19.2	8	102,416,669	13.2

Total	51	$774,086,417	100.0%

Min: 8.8% Max: 19.2% Wtd Avg: 11.7%

(1)	See footnote 8 in the Transaction Highlights section of this Term Sheet.
  Distribution of Amortization Type1

	Number of	Aggregate	% of Initial
	Mortgage	Cut-off	Pool
Amortization Type	Loans	Date Balance	Balance

Amortizing (30 Years)	36	$553,883,884	71.6%
Amortizing (25 Years)	14	161,702,533	20.9
Interest Only, Then Amortizing ARD	1	58,500,000	7.6

Total	51	$774,086,417	100.0%

(1)	All of the mortgage loans will have balloon payments at maturity.
  Distribution of Cut-off Date LTV Ratios1

	Number of	Aggregate	% of Initial
Range of	Mortgage	Cut-off	Pool
Cut-off Date LTV (%)	Loans	Date Balance	Balance

48.3 – 59.9	11	$204,007,429	26.4%
60.0 – 64.9	9	238,180,703	30.8
65.0 – 69.9	18	184,604,904	23.8
70.0 – 74.9	13	147,293,382	19.0

Total	51	$774,086,417	100.0%

Min: 48.3% Max: 74.9% Wtd Avg: 63.9%

(1)	See footnote 5 in the Transaction Highlights section of this Term Sheet.
  Distribution of Maturity Date LTV Ratios1

	Number of	Aggregate	% of Initial
Range of	Mortgage	Cut-off	Pool
Maturity Date LTV (%)	Loans	Date Balance	Balance
39.6 – 54.9	20	$336,300,080	43.4%
55.0 – 59.9	15	236,383,278	30.5
60.0 – 64.9	10	98,788,550	12.8
65.0 – 71.0	6	102,614,509	13.3

Total	51	$774,086,417	100.0%

Min: 39.6% Max: 71.0% Wtd Avg: 56.5%

(1)	See footnote 6 in the Transaction Highlights section of this Term Sheet.
  Loan Purpose

	Number of	Aggregate	% of Initial
	Mortgage	Cut-off	Pool
Loan Purpose	Loans	Date Balance	Balance

Refinance	39	$591,855,318	76.5%
Acquisition	6	59,787,481	7.7
Acquisition / Refinance	1	58,500,000	7.6
Recapitalization	5	63,943,619	8.3

Total	51	$774,086,417	100.0%
  Distribution of Mortgage Interest Rate

	Number of	Aggregate	% of Initial
Range of Mortgage	Mortgage	Cut-off	Pool
Interest Rates (%)	Loans	Date Balance	Balance

4.7610 – 4.9999	4	$49,261,894	6.4%
5.0000 – 5.3999	7	298,753,328	38.6
5.4000 – 5.7999	10	86,986,989	11.2
5.8000 – 6.1999	17	227,617,957	29.4
6.2000 – 6.5999	10	92,781,948	12.0
6.6000 – 6.9220	3	18,684,302	2.4

Total	51	$774,086,417	100.0%

Min: 4.7610% Max: 6.9220% Wtd Avg: 5.6675%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

CFCRE 2011-C2	Collateral Statistics

  Distribution of Seasoning

	Number of	Aggregate	% of Initial
Range of Seasoning	Mortgage	Cut-off	Pool
(months)	Loans	Date Balance	Balance

0 – 1	21	$310,413,874	40.1%
2 – 3	9	147,972,159	19.1
4 – 5	12	160,111,213	20.7
6 – 7	9	155,589,171	20.1

Total	51	$774,086,417	100.0%

Min: 0 Max: 7		Wtd Avg: 3

  Mortgage Loans with Original Partial Interest-Only Periods

	Number of	Aggregate	% of Initial
Original Partial Interest	Mortgage	Cut-off	Pool
Only Period (months)	Loans	Date Balance	Balance

36	1	$58,500,000	7.6%

  Distribution of Original Terms to Maturity

	Number of	Aggregate	% of Initial
Original Term to Maturity	Mortgage	Cut-off	Pool
(months)	Loans	Date Balance	Balance

36	1	$4,888,782	0.6%
60	19	359,082,421	46.4
120	31	410,115,214	53.0

Total	51	$774,086,417	100.0%

Min: 36 Max: 120		Wtd Avg: 92

  Distribution of Remaining Terms to Maturity

Range of Remaining	Number of	Aggregate	% of Initial
Terms to Maturity	Mortgage	Cut-off	Pool
(months)	Loans	Date Balance	Balance

34 – 36	1	$4,888,782	0.6%
37 – 60	19	359,082,421	46.4
61 – 120	31	410,115,214	53.0

Total	51	$774,086,417	100.0%

Min: 34 Max: 120		Wtd Avg: 89

  Distribution of Original Amortization Terms1

Range of Original	Number of	Aggregate	% of Initial
Amortization Terms	Mortgage	Cut-off	Pool
(months)	Loans	Date Balance	Balance

Interest Only	-	-	-
300 – 359	14	$161,702,533	20.9%
360	37	612,383,884	79.1

Total	51	$774,086,417	100.0%

Min: 300 Max: 360		Wtd Avg: 347

(1)	All of the mortgage loans will have balloon payments at maturity.
  Distribution of Remaining Amortization Terms1

Range of Remaining	Number of	Aggregate	% of Initial
Amortization Terms	Mortgage	Cut-off	Pool
(months)	Loans	Date Balance	Balance

Interest Only	-	-	-
294 – 299	12	$$127,902,533	16.5%
300 – 359	32	527,153,884	68.1
360	7	119,030,000	15.4

Total	51	$$774,086,417	100.0%

Min: 294 Max: 360		Wtd Avg: 345

(1)	All of the mortgage loans will have balloon payments at maturity.
  Distribution of Prepayment Provisions

	Number of	Aggregate	% of Initial
	Mortgage	Cut-off	Pool
Prepayment Provision	Loans	Date Balance	Balance

Defeasance	46	$733,365,942	94.7%
Greater of 1% or YM	5	40,720,475	5.3

Total	51	$774,086,417	100.0%

  Distribution of Escrow Types

	Number of	Aggregate	% of Initial
	Mortgage	Cut-off	Pool
Escrow Type	Loans	Date Balance	Balance

Real Estate Tax	50	$765,956,778	98.9%
Insurance	50	$674,779,382	87.2%
Replacement Reserves	50	$674,779,382	87.2%
TI/LC(1)	25	$359,400,684	69.5%

  (1) Percentage of total office, retail, industrial and mixed use properties only.
  Distribution of Lockboxes

	Number of	Aggregate	% of Initial
	Mortgage	Cut-off	Pool
Lockbox Type	Loans	Date Balance	Balance

Hard	30	$593,899,897	76.7%
Springing	11	69,409,122	9.0
Soft	10	110,777,398	14.3

Total	51	$774,086,417	100.0%

  Distribution of Cash Management

	Number of	Aggregate	% of Initial
	Mortgage	Cut-off	Pool
Cash Management Type	Loans	Date Balance	Balance

In-Place	13	$422,201,251	54.5%
Springing	38	351,885,166	45.5

Total	51	$774,086,417	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CFCRE 2011-C2	Structural Overview

Amount and Priority of Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

(1)  Class A-1, A-2, A-3, A-4, X-A and X-B certificates: To interest on the Class A-1, A-2, A-3, A-4, X-A and X-B certificates, pro rata, in each case in accordance with their respective interest entitlements.

(2)  Class A-1, A-2, A-3 and A-4 certificates: (i) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds allocable to principal attributable to all mortgage loans and then (ii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (i) above and then (iii) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (ii) above and then (iv) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iii) above. If the certificate principal amounts of each and every class of certificates other than the Class A-1, A-2, A-3 and A-4 certificates have been (or are expected to be) reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, A-2, A-3 and A-4 certificates, pro rata, based on their respective certificate principal amounts.

(3)  Class A-1, A-2, A-3 and A-4 certificates: To reimburse Class A-1, A-2, A-3 and A-4 certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

(4)  Class A-J certificates: (i) first, to interest on Class A-J certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, A-2, A-3 and A-4 certificates), to principal on Class A-J certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class A-J certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

(5)  After Class A-1, A-2, A-3, A-4, A-J, X-A and X-B certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal to the Class B, C, D, E, F, G and NR certificates sequentially in that order in a manner analogous to the Class A-J certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses
The certificate principal amounts of the Class A-1, A-2, A-3, A-4, A-J, B, C, D, E, F, G and NR certificates (the “Sequential Pay Certificates”) will be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class on such Distribution Date. Any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate principal amount is reduced to zero: (i) first, to the Class NR certificates; (ii) second, to the Class G certificates; (iii) third, to the Class F certificates; (iv) fourth, to the Class E certificates; (v) fifth, to the Class D certificates; (vi) sixth, to the Class C certificates; (vii) seventh, to the Class B certificates; (viii) eighth, to the Class A-J certificates and, (ix) finally pro rata, to the Class A-1, A-2, A-3 and A-4 certificates, based on their then current respective certificate principal amounts. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, A-2, A-3, A-4 and A-J certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal amounts of the Class B, C, D, E, F, G and NR certificates resulting from allocations of losses realized on the mortgage loans.

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, yield maintenance charges collected on the mortgage loans and on deposit in the collection account as of the related Determination Date are required to be distributed to certificateholders as follows: (1) pro rata, between (x) the group of Class A-1, A-2, A-3, A-4, A-J and X-A certificates (the “YM Group A”), and (y) the group of Class B, C, D, E and X-B certificates (the “YM Group B” and collectively with the YM Group A, the “YM Groups”), based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates in each YM Group on such Distribution Date, and (2) as among the Classes of certificates in each YM Group, in the following manner: (A) the holders of each Class of Sequential Pay Certificates in such YM Group will be entitled to receive on each Distribution Date on a pro rata basis according to entitlements, that portion of yield maintenance charges equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of certificates, and (z) the yield maintenance charges allocated to such YM Group, and (B) any yield maintenance charges allocated to such YM Group collected during the one-month period ending on the related Determination Date and remaining after such distributions will be distributed to the Class of Class X certificates in such YM Group. If there is more than one such Class of certificates entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CFCRE 2011-C2	Structural Overview

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class F, G, NR, R or S certificates. Instead, after the certificate principal amounts or notional amount, as applicable, of the Class A-1, A-2, A-3, A-4, X-A, A-J, B, C, D and E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to mortgage loans will be distributed to holders of the Class X-B certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the base prospectus attached to the Free Writing Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any Class of Class A-1, A-2, A-3, A-4, A-J, B, C, D and E certificates is a fraction (i) whose numerator is the amount, if any, by which (a) the pass-through rate on such class of certificates exceeds (b) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (ii) whose denominator is the amount, if any, by which the (a) mortgage loan rate on such mortgage loan exceeds (b) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the mortgage loan rate of such mortgage loan then the Base Interest Fraction will equal zero, provided however, that if such discount rate is greater than the mortgage loan rate, but is less than the pass-through rate on the subject class, then the Base Interest Fraction will be one.

Servicing Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to any appraisal reductions that may occur.

Appraisal Reductions
An appraisal reduction amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. As a result of calculating an appraisal reduction amount for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which may have the effect of reducing the amount of interest available for distribution to the certificates (exclusive of the Class R and Class S certificates) in reverse alphabetical order of the classes (except that interest payments on the Class X-A, X-B, A-1, A-2, A-3 and A-4 certificates would be affected on a pro-rata basis in accordance with their respective interest entitlements).

A mortgage loan will no longer be subject to the appraisal reduction amount when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraised-Out Class
Any class of Control Eligible Certificates, the aggregate certificate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) has been reduced to less than 25% of its initial aggregate certificate principal balance, is referred to as an “Appraised-Out Class”.

Appraisal Remedy
The holders of the majority of any Appraised-Out Class will have the right (at its expense) to direct the special servicer to hire a qualified appraiser to prepare a second appraisal of a mortgaged property. The special servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the appraisal reduction amount is warranted. If such holders provide notice to the special servicer of their intent to challenge the appraisal reduction, the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earlier of (i) 120 days following the related appraisal reduction event, unless such holders provide the second appraisal within such 120-day period and (ii) the determination by the special servicer that a recalculation of the appraisal reduction amount is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CFCRE 2011-C2	Structural Overview

Controlling Class / Controlling Class Representative
The “Controlling Class Representative” will be the Controlling Class certificateholder (or other representative) selected by more than 50% of the Controlling Class certificateholders, by certificate principal amount, as determined by the certificate registrar from time to time; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class certificateholders, by certificate principal amount, that a Controlling Class Representative is no longer designated, the Controlling Class certificateholder that owns the largest aggregate certificate principal amount of the Controlling Class will be the Controlling Class Representative. The “Controlling Class” will be (i) during any Subordinate Control Period (as defined below), the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, that is at least equal to 25% of the initial certificate principal amount of that class or (ii) during any Collective Consultation Period (as defined below), the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate principal amount, without regard to any appraisal reductions allocable to such class, that is at least equal to 25% of the initial certificate principal amount of that class. The “Control Eligible Certificates” will be the Class F, G and NR certificates. No other class of certificates will be eligible to act as the Controlling Class or appoint a Controlling Class Representative.

It is anticipated that LNR Securities Holdings, LLC, or an affiliate thereof, will be the initial controlling class representative as initial holder of the Class F, G and NR certificates.

Control / Consultation Rights
During a Subordinate Control Period, the Controlling Class Representative will have the right to consent to the special servicer’s taking certain actions that would constitute major decisions with respect to a mortgage loan and will also have the right to notice and consent to certain other material actions that the servicer and the special servicer plan on taking with respect to a mortgage loan, subject to the servicing standard and other restrictions as described in the Free Writing Prospectus. A “Subordinate Control Period” will exist so long as the Class F certificates have an outstanding certificate principal amount, net of any appraisal reduction amounts notionally allocated in reduction of the principal amount of that class, that is not less than 25% of its initial certificate principal amount.

During a Collective Consultation Period, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. In addition, during a Collective Consultation Period, the Operating Advisor will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” will exist so long as the Class F certificates have an outstanding certificate principal amount that (x) as notionally reduced by any appraisal reduction amounts allocable to that class, is less than 25% of its initial certificate principal amount, but (y) without regard to any appraisal reduction amounts allocable to that class, is still 25% or more of its initial certificate principal amount.

During a Senior Consultation Period, the Operating Advisor will have consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters and no Controlling Class Representative will be recognized or have any right to approve or to be consulted with respect to any matter. A “Senior Consultation Period” will exist so long as the Class F certificates have an outstanding certificate principal amount, without regard to any appraisal reduction amounts allocable to that class, that is less than 25% of its initial certificate principal amount.

With respect to each mortgage loan that is part of a split-loan, the related companion loan holder will have certain consultation rights with respect to certain major decisions and other matters relating to such split-loan, in each case to the extent provided for in the related intercreditor agreement.

Appointment and Termination of Special Servicer
During a Subordinate Control Period, the special servicer may be replaced at any time by the Controlling Class Representative provided, that with respect to any split-loan, the identity of any successor special servicer for such loan will be subject to the reasonable consent of the related companion loan holder. During a Collective Consultation Period or Senior Consultation Period, the special servicer will be subject to termination without cause if (i) certificateholders evidencing not less than 25% of voting rights (after reduction for principal received, appraisal reduction and realized losses) request a vote of certificateholders to replace the special servicer and (ii) such replacement is approved by 75% of the voting rights (after reduction for principal received, appraisal reduction and realized losses) of the certificates provided, that with respect to any split-loan, the identity of any successor special servicer for such loan will be subject to the reasonable consent of the related companion loan holder. Any such request must be accompanied by rating agency confirmation from each rating agency and the holders initiating such vote will be responsible for the fees and expenses of the trust in connection with the replacement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CFCRE 2011-C2	Structural Overview

Servicing Standard
In all circumstances, the special servicer is obligated to act in the best interests of the certificateholders or, with respect to a split-loan, the certificateholders and any holders of the related companion loan, (as a collective whole as if such certificateholders or, with respect to a split-loan, such certificateholders and any holders of the related companion loan, constituted a single lender). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

•    for principal and interest payments on the mortgage loan or from the sale of the defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the note rate and (iii) the yield on the most recently issued 10-year US treasuries; and

• for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Servicing and Administration Fees
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from general collections on the mortgage loans. The master servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan and REO mortgage loan at the master servicing fee rate, which is equal to 0.07% - 0.12% per annum. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which is equal to 0.25% per annum, subject to a minimum fee of $4,000 per month for each specially serviced mortgage loan or REO property. Any primary servicing fee or sub-servicing fee will be paid by the master servicer or special servicer, as applicable, out of the fees described above. The master servicer and special servicer are also entitled to additional fees and amounts, including, without limitation, income on the amounts held in permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Transaction Parties—Servicing and Other Compensation and Payment of Expenses”. The Operating Advisor will be entitled to the operating advisor fee for each distribution date, calculated based on the outstanding principal balance of each mortgage loan at the operating advisor fee rate, which will equal 0.004% per annum. The certificate administrator fee for each distribution date is calculated on the outstanding principal balance of each mortgage loan at the certificate administrator fee rate, which is equal to 0.0045% per annum, and is payable out of general collections on the mortgage loans. The trustee fee for each distribution date is a portion of the certificate administrator fee. Each of the master servicing fee, the special servicing fee, the operating advisor fee and the certificate administrator fee will be calculated on the same interest accrual basis as is interest on the related mortgage loan and will be prorated for any partial period. The administrative fee rate will be the sum of the master servicing fee rate, the operating advisor fee rate and the certificate administrator fee rate, and is set forth for each mortgage loan on Annex A to the Free Writing Prospectus.

Operating Advisor
The Operating Advisor will be subject to termination if at least 15% of the voting rights of the Non-Reduced Certificates request a vote to terminate and replace the Operating Advisor and such vote is approved by more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

“Non-Reduced Certificates” means each class of certificates (other than Class X-A, Class X-B, Class R and Class S) that has a certificate principal amount (as reduced by principal payments, appraisal reductions and realized losses allocated to that class), equal to or greater than 25% of the initial certificate principal amount of that class (as reduced by principal payments).

Deal Website
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

Sale of Defaulted Loans and REO Properties
There will be no “fair value purchase option.” Defaulted loans will be sold in a process similar to the sale process for REO property except that the majority holder of the Controlling Class will have a par purchase option. Pursuant to the terms of the related intercreditor agreement, if the mortgage loan that is part of the split-loan becomes a defaulted mortgage loan and the special servicer determines to sell such defaulted mortgage loan, the special servicer will also be required to sell the related companion loan together with such mortgage loan as notes evidencing one whole loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

CFCRE 2011-C2	RiverTown Crossings Mall

RIVERTOWN CROSSINGS MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

CFCRE 2011-C2	RiverTown Crossings Mall

RIVERTOWN CROSSINGS MALL

RiverTown Crossings Mall
3700 Rivertown Parkway
Grandville, MI 49418
Grand Rapids
Downtown
Comstock Park
Northview
Walker
Wyoming
Grandville
Jenison
Hudsonville
Kentwood
East Grand Rapids
Forest Hills
Cutlerville
Byron Center
Jamestown
OTTAWA COUNTY
KENT COUNTY
Millennium Park
Reeds Lake
Grand River
Gerald R. Ford Intl. Airport
Gerald R. Ford Frwy
Paul B. Henry Frwy
Woodland Mall
Centerpointe Mall
Calvin College
Aquinas College
Cornerstone University
Frederik Meijer Gardens
Metro Health Hospital
Gerald Ford Presidential Museum
Van Andel Arena
DeVos Place
Grand Rapids Amtrak Station
John Ball Zoo
Fifth Third Ballpark
Green Ridge Square
28th St SW
28th St SE
44th St SW
44th St SE
52nd St SW
Lake Michigan Dr
Michigan St
Fulton St
Leonard St
4 Mile Rd
3 Mile Rd
Lake Superior
ONTARIO
WISCONSIN
MICHIGAN
ILLINOIS
INDIANA
OHIO
Lake Michigan
Lake Huron
Lake Erie
Milwaukee
Chicago
Detroit
Toledo
Lansing
Flint
Saginaw
Grand Rapids
Kalamazoo
Green Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

CFCRE 2011-C2	RiverTown Crossings Mall

RIVERTOWN CROSSINGS MALL

UPPER LEVEL

macy's
jcpenney
DICK'S
SPORTING GOODS
sears
KOHL'S
Younkers
Food Court
Celebration! Cinema
Legend
Anchor Occupied (Owned)
Anchor Occupied (Non-Owned)
Occupied
Vacant

LOWER LEVEL

macy's
OLD NAVY
jcpenney
DICK'S
SPORTING GOODS
sears
KOHL'S
Younkers
Celebration! Cinema
(above)

** Images do not depict outparcels*

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

CFCRE 2011-C2	RiverTown Crossings Mall

RIVERTOWN CROSSINGS MALL

Mortgage Loan Information
Mortgage Loan Seller[1]:	CCRE
Original Principal Balance:	$100,000,000
Cut-off Date Balance:	$99,307,035
Cut-off Date Balance per SF2:	$244
% of Initial Pool Balance:	12.8%

Loan Purpose:	Refinance
Borrower Name:	GGP-Grandville L.L.C.
Sponsor Name:	General Growth Properties, Inc.
Mortgage Rate:	5.1883333333%
Note Date:	6/1/2011
Maturity Date:	6/6/2021

Amortization Type:	Amortizing
Original Loan Term:	120 months
Original Amortization Term[3]:	360 months
Original IO Period:	N/A
Seasoning:	6 months
Interest Accrual Method:	Actual / 360
Call Protection:	L(30),Def(86),O(4)
Lockbox Type:	Hard
Cash Management:	In Place

Mortgaged Property Information
Number of Properties:	1
Ownership Interest:	Fee
Property Type / Subtype:	Retail / Super Regional Mall
Location:	Grandville, MI
Size:	635,769 sf
Year Built / Renovated:	2000 / NA
Occupancy % (as of 10/31/2011):	90.6%
Property Manager:	General Growth Properties
Appraised Value (as of 11/5/2011):	$253,000,000

Third Most Recent NOI (as of):	$16,854,682 (12/31/2009)
Second Most Recent NOI (as of):	$16,896,609 (12/31/2010)
Most Recent NOI (as of):	$17,765,633 (TTM 9/30/2011)

UW Revenues:	$25,969,801
UW Expenses:	$8,070,753
UW NOI:	$17,899,047
UW NCF:	$17,104,336
UW DSCR NOI / NCF[2,8]:	1.77x / 1.69x
UW Debt Yield NOI / NCF[2]:	11.6% / 11.0%
Cut-off Date LTV Ratio[2]:	61.2%
LTV at Maturity or ARD[2]:	51.6%

Reserve Information

Type	Initial	Monthly
Real Estate Taxes	$1,643,154	$167,524
Insurance	-	-
Replacement Reserves[4,6]	-	Springing
TI / LC Reserves[5,6]	-	Springing
Unfunded Tenant Obligations[7]	$568,868	-

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / SF2	LTV[2]
A-1 Note[9]	$99,307,035	$244	61.2%
A-2 Note	$55,611,940	$244	61.2%
Mezzanine	$12,909,915	$264	66.3%

Total Debt	$167,828,889	$264	66.3%

(1)	The RiverTown Crossings Mall Split Loan was originated by Column Financial, Inc. on June 1, 2011 and purchased by Cantor Commercial Real Estate Lending, L.P on October 28, 2011.

(2)	DSCR, Debt Yield, LTV and Cut-off Date Balance per sf calculations are based on the aggregate Cut-off Date principal balance of the senior pari-passu A-1 and A-2 Notes.

(3)	The RiverTown Crossings Mall Split Loan and the related mezzanine loan (as described in the “—Mezzanine or Subordinate Indebtedness” section below) feature a planned amortization schedule as detailed in Annex G-1 of the Free Writing Prospectus.

(4)	Capped at $163,367.

(5)	Capped at $635,469.

(6)	Certain monthly reserves are required only during a reserve trigger period, defined as an Event of Default or if DSCR is less than 1.15x (as described in the “—Escrows and Reserves” section below).

(7)	See “—Escrows and Reserves” section below for additional detail.

(8)	DSCR is calculated using the average debt service payments over the first 12 months following the Cut-off Date.

(9)	Only the $100,000,000 senior pari-passu A-1 Note portion of the RiverTown Crossings Mall Split Loan is being contributed to the CFCRE 2011-C2 transaction (as described in the “—The Pooled Trust Asset” section below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

CFCRE 2011-C2	RiverTown Crossings Mall
The Mortgage Loan. The mortgage loan (the “RiverTown Crossings Mall Split Loan”) is evidenced by two pari-passu notes, one with an original principal balance of $100,000,000 (the “A-1 Note”) and one with an original principal balance of $56,000,000 (the “A-2 Note”), with an aggregate principal balance of $156,000,000 and secured by a first priority fee mortgage encumbering the super regional mall known as the RiverTown Crossings Mall (the “RiverTown Crossings Mall Property”), located in Grandville, a suburb of Grand Rapids, Michigan. The RiverTown Crossings Mall Split Loan was originated on June 1, 2011 by Column Financial, Inc. and purchased by the Mortgage Loan Seller on October 28, 2011. The notes evidencing the RiverTown Crossings Mall Split Loan have an aggregate outstanding principal balance as of the Cut-off Date of $154,918,975 and a fixed interest rate of 5.1883333333% per annum. The proceeds of the RiverTown Crossings Mall Split Loan were used to refinance existing debt on the RiverTown Crossings Mall Property.
The RiverTown Crossings Mall Split Loan had an initial term of 120 months and has a remaining term of 114 months. The RiverTown Crossings Mall Split Loan and the related mezzanine loan (as described in the “—Mezzanine or Subordinate Indebtedness” section below) have planned amortization based on a 30-year schedule. The scheduled maturity date is June 6, 2021. Voluntary prepayment of the RiverTown Crossings Mall Split Loan is prohibited prior to March 6, 2021. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted on the first payment date following the earlier of (i) the third anniversary of the RiverTown Crossings Mall Split Loan closing date and (ii) the second anniversary of the date on which the aggregate indebtedness of the RiverTown Crossings Mall Split Loan has been securitized pursuant to one or more securitizations.
The Pooled Trust Asset. Only the A-1 Note with an outstanding principal balance as of the Cut-off Date of $99,307,035 is being contributed to the CFCRE 2011-C2 transaction (the “RiverTown Crossings Mall Mortgage Loan”). The A-2 Note (the “RiverTown Crossings Mall Companion Loan”) is held by CCRE and anticipated to be securitized in a future CMBS transaction. The RiverTown Crossings Mall Mortgage Loan will be the controlling interest in the RiverTown Crossings Mall Split Loan and will be serviced pursuant to the Pooling and Servicing Agreement governing the CFCRE 2011-C2 transaction. The relationship between the holders of the RiverTown Crossings Mall Mortgage Loan and the RiverTown Crossings Mall Companion Loan will be governed by an intercreditor agreement. See “Description of the Mortgage Pool — The Split-Loans — The RiverTown Crossings Mall Split Loan” in the accompanying Free Writing Prospectus.
The Borrower and the Sponsor. The borrower, GGP-Grandville L.L.C. (the “RiverTown Crossings Mall Borrower”), is a special purpose entity structured to be bankruptcy remote with two independent directors in its organizational structure. The RiverTown Crossings Mall Borrower is wholly owned by GGP Limited Partnership, which is the nonrecourse carveout guarantor (“RiverTown Crossings Mall Guarantor”). Both the RiverTown Crossings Mall Borrower and RiverTown Crossings Mall Guarantor are affiliates of General Growth Properties, Inc. (“GGP”), the RiverTown Crossings Mall Split Loan sponsor.
Information from the unaudited balance sheet as reported in the company’s 10-Q dated September 30, 2011 reports that General Growth Properties, Inc. (“GGP”) has approximately $30.0 billion in total assets and approximately $9.5 billion in total equity. GGP is one of the largest shopping center owners in the United States. As of September 30, 2011, GGP had ownership and management interest in 167 regional and super regional shopping malls totaling approximately 169 million square feet of space in 43 states. GGP is a publicly-traded real estate investment trust (REIT) listed on the New York Stock Exchange under the symbol “GGP.” GGP and certain of its domestic subsidiaries had filed for bankruptcy protection under Chapter 11 in the Southern District of New York on April 16, 2009 and emerged from bankruptcy on November 9, 2010.
The Mortgaged Property. The RiverTown Crossings Mall Property is a two-story super regional mall located in the city of Grandville, which is a suburb of Grand Rapids, Michigan. The RiverTown Crossings Mall Property is located within 1/2 mile of Interstate 196, just southwest of Grand Rapids, Michigan. The RiverTown Crossings Mall Property is also located approximately three miles west of US 131, a major North-South highway servicing the western part of Michigan. According to the appraiser, the Property’s trade area extends up to a radius of 10 miles containing a 2010 population of approximately 465,000.
The mall was constructed in 2000 and contains a total of 1,271,394 square feet (“sf”) of gross leasable area (“GLA”), of which 635,769 sf is owned GLA. The center is anchored by Macy’s, Younkers, Sears, Kohl’s, J.C. Penney, Dick’s Sporting Goods and Celebration Cinemas, and is considered to be the dominant regional mall in the Grand Rapids metropolitan statistical area (“MSA”). Only two of the anchor tenants, Dick’s Sporting Goods (91,346 sf) and a 20-screen Celebration Cinemas (86,410 sf) movie theater, are collateral for the RiverTown Crossings Mall Split Loan. In addition to the seven anchors, the RiverTown Crossings Mall Property is occupied by more than 100 tenants, including nationally recognized retailers such as Coach, Banana Republic, Abercrombie & Fitch, Hollister Co., Aeropostale, and Victoria’s Secret.
Based on the rent roll dated October 31, 2011, the RiverTown Crossings Mall is 95.3% occupied based on the total GLA (90.6% occupied based on owned-collateral) and has maintained historical occupancies since 2008 in excess of 96.7% based on total GLA, specifically 97.8% in 2008, 96.7% in 2009 and 97.1% in 2010. For the TTM period ending September 30, 2011, comparable in-line sales (tenants occupying less than 10,000 sf with full 2010 and TTM sales) for tenants totaling approximately 200,765 sf were $88,568,050, or $441 psf, with a corresponding average occupancy cost of 13.8%. These sales represented a 1.1% increase over 2010 sales and a 6.6% increase over 2009 sales. The Celebration Cinemas movie theater features stadium seating and IMAX, and achieved total sales of $9,970,591 or $498,530 per screen over the same TTM period.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

CFCRE 2011-C2	RiverTown Crossings Mall
The following table presents certain information relating to the tenancy of the RiverTown Crossings Mall Property:

Tenant Summary[1]

								Lease
	Credit Rating[2]	Tenant	% of Total	UW Annual	UW Annual			Expiration
Tenant Name	(Moody’s/S&P/Fitch)	NRSF	NRSF	Base Rent PSF[3]	Base Rent	Sales PSF[4]	Occ Cost[4]	Date

Collateral Anchor Tenants
Dick’s Sporting Goods	NR	91,346	14.4%	$7.20	$657,691	$136	5.8%	1/31/2016
Celebration Cinemas	NR	86,410	13.6%	$21.50	$1,857,815	$498,530	21.1%	12/31/2024

Total Collateral Anchor Tenants		177,756	28.0%	$14.15	$2,515,506

Major Tenants
Barnes & Noble	NR	25,848	4.1%	$16.44	$425,000	$237	6.9%	1/31/2015
Old Navy	Baa3/BB+/BBB-	20,097	3.2%	$26.78	$538,198	$217	12.3%	5/31/2016
FYE	NR	13,347	2.1%	$10.11	$135,000	$136	7.4%	1/31/2014
Gap/Gapkids	Baa3/BB+/BBB-	11,626	1.8%	$36.40	$423,186	$237	15.4%	10/31/2015
Ubu Home Furnishings	NR	11,235	1.8%	$8.97	$100,778	$115	8.0%	6/30/2016
Victoria’s Secret	NR	10,383	1.6%	$30.76	$319,381	$579	8.1%	1/31/2021
Love Culture	NR	10,164	1.6%	$43.68	$443,964	$244	17.9%	12/31/2020

Total Major Tenants		102,700	16.2%	$23.23	$2,385,507

In-Line Tenants[5]		295,450	46.5%	$42.73	$12,625,655	$441	13.8%

Occupied Collateral Total[6]		575,906	90.6%	$30.43	$17,526,668

Vacant Space		59,863	9.4%	-	-

Total / Weighted Average[7]		635,769	100.0%	$30.43	$17,526,668

Non-Collateral Anchors[7]
Macy’s	Ba1/BBB-/BBB-	165,754				$115
Younkers	Caa2/B/B-	150,081				$150
Sears	Ba2/B/BB	124,245				$149
J.C. Penney	NR/BB+/BBB-	105,780				$180
Kohl’s	Baa1/BBB+/BBB+	89,765				$334

Total Non-Collateral Anchors		635,625

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Average UW Annual Base Rent PSF excludes vacant space.

(4)	Sales PSF are based on TTM 9/30/2011 sales figures for those tenants who report sales. Dick’s Sporting Goods and the Non-Collateral Anchors’ sales figures shown in the table above are based on 2011 estimates provided by the Borrower. Occupancy Cost is calculated based on UW Annual Base Rent including any applicable rent steps (through June 1, 2012) and additional percentage rent based on sales breakpoints plus estimated contractual reimbursements divided by sales.

(5)	In-Line Tenants are tenants occupying less than 10,000 sf and include out-parcel and food court tenants. Sales PSF and Occupancy Cost reflect comparable tenants only (200,765 sf).

(6)	The Property’s annual effective base rent per square foot for 2008, 2009, 2010 and TTM ending 9/30/2011 are $27.05, $26.78, $27.53 and $28.80, respectively. These rents are calculated using the applicable TTM ending period base rent divided by occupied owned square footage as of the applicable TTM period end dates (12/31/08, 12/31/09, 12/31/10 and 9/30/11).

(7)	Non-owned anchors are not included in the table Totals / Weighted Averages. Sales psf shown for all the Non-owned anchors represent 2010 estimates provided by the borrower.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

CFCRE 2011-C2	RiverTown Crossings Mall

The following table presents certain information relating to the lease rollover schedule of the RiverTown Crossings Mall Property:

Lease Rollover Schedule[1,2]

	No. of						% of Total	Average UW
	Leases		% of	Cumulative SF	Cumulative % of	Annual UW	Annual UW Base	Base Rent PSF
Year	Expiring	SF Expiring	Total SF	Expiring	Total SF Expiring	Base Rent Expiring	Rent Expiring	Expiring[3]

MTM	-	-	-	-	-	-	-	-

2011	1	1,664	0.3%	1,664	0.3%	$70,035	0.4%	$42.09

2012	10	24,034	3.8%	25,698	4.0%	$621,155	3.5%	$25.84

2013	15	31,191	4.9%	56,889	8.9%	$1,138,355	6.5%	$36.50

2014	5	19,064	3.0%	75,953	11.9%	$481,784	2.7%	$25.27

2015	17	79,959	12.6%	155,912	24.5%	$2,958,122	16.9%	$37.00

2016	7	135,396	21.3%	291,308	45.8%	$1,779,771	10.2%	$13.14

2017	9	28,307	4.5%	319,615	50.3%	$1,388,209	7.9%	$49.04

2018	3	3,698	0.6%	323,313	50.9%	$276,331	1.6%	$74.72

2019	4	17,394	2.7%	340,707	53.6%	$803,319	4.6%	$46.18

2020	27	96,593	15.2%	437,300	68.8%	$3,825,160	21.8%	$39.60

2021*	9	44,605	7.0%	481,905	75.8%	$1,590,635	9.1%	$35.66

Thereafter	4	94,001	14.8%	575,906	90.6%	$2,593,791	14.8%	$27.59

Vacant	-	59,863	9.4%	635,769	100.0%	-	-	-

Total / Wtd. Avg.	111	635,769	100.0%			$17,526,667	100.0%	$30.43

*Loan maturity year

(1)	The information in the table above is based on the underwritten rent roll and excludes non-owned collateral.

(2)	Certain tenants have lease termination options related to sales thresholds and co-tenancy provisions that may become exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Annual UW Base Rent PSF excludes vacant space.
The following table presents historical occupancy percentages for the RiverTown Crossings Mall Property:

Historical Occupancy Percentages

12/31/2008	12/31/2009	12/31/2010
95.5%	93.4%	94.2%
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

CFCRE 2011-C2	RiverTown Crossings Mall

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the RiverTown Crossings Mall Property:

Cash Flow Analysis[1]

	2009	2010	TTM 9/30/2011	UW2	UW PSF

Gross Potential Rent	$17,735,432	$18,337,037	$18,676,773	$21,239,518	$33.41

Total Reimbursements	6,459,077	5,627,203	5,865,132	7,570,196	11.91

% Rents	235,516	283,676	377,465	232,982	0.37

Other Income	587,786	327,476	445,049	445,049	0.70

Less: Vacancy / Credit Loss	(203,281)	(79,891)	(31,108)	(3,517,945)	(5.53)

Effective Gross Income	$24,814,530	$24,495,502	$25,333,311	$25,969,801	$40.85

Total Operating Expenses	7,959,849	7,598,893	7,567,679	8,070,753	12.69

Net Operating Income	$16,854,682	$16,896,609	$17,765,633	$17,899,047	$28.15

TI/LC	-	-	-	635,770	1.00

Capital Expenditures	-	-	-	158,942	0.25

Net Cash Flow	$16,854,682	$16,896,609	$17,765,633	$17,104,336	$26.90

Occupancy %[3,4]	93.4%	94.2%	90.6%	87.8%

In-Line Sales PSF	$414	$436	$441	N/A

NOI DSCR[5]				1.77x

NCF DSCR[5]				1.69x

NOI Debt Yield[5]				11.6%

NCF Debt Yield[5]				11.0%

(1)	Certain non-recurring or non-operating items were excluded from the historical presentation and are not considered for UW net cash flow.

(2)	The UW cash flow includes (i) contractual rent steps through June 30, 2012 and (ii) specialty leasing income from kiosk/seasonal tenants.

(3)	Occupancy Percentages shown in the table above are based on owned collateral. Vacancy underwritten at 12.2% based on the actual economic vacancy at the property. The property is 90.6% occupied (as of October 31, 2011) based on owned collateral.

(4)	T-12 Occupancy (based on owned collateral) as of December 31, 2008 was 95.5%. Historical occupancies from 2008 through 2010 include Bob Evans (6,000 sf outparcel), which is currently dark, but paying rent. Bob Evans is excluded from the T-12 occupancy and is underwritten as vacant. In addition, Pottery Barn (10,057 sf) will be vacating its space and is excluded from the T-12 occupancy and underwritten as vacant. No underwritten income was attributed to either of these tenants.

(5)	DSCR and Debt Yield calculations are based on the aggregate Cut-off Date Principal Balance of the A-1 and A-2 Notes. DSCR is calculated using the average debt service payments over the first 12 months following the Cut-off Date.
Market Overview.     The RiverTown Crossings Mall Property is located in Grandville, Michigan, part of the Grand Rapids MSA and situated approximately 160 miles west of Detroit. According to the appraiser, the number of households in 2010 within a 5-mile and 10-mile radius of the RiverTown Crossings Mall Property is 51,221 and 173,414, respectively. Furthermore, the 2010 population within a 5-mile radius and 10-mile radius of the Property is 135,094 and 465,085, respectively. The entire Grand Rapids MSA has a total population in 2011 of approximately 785,000. At the end of 2010, the Grand Rapids area had an aggregate retail sales level of approximately $10.94 billion, with average sales per household of approximately $37,720, which is greater than the state of Michigan average sales per household of $33,498 and the national average of $37,205. Average annual household income in 2010 for the Grand Rapids MSA is estimated to be $63,454 as compared to the State of Michigan average of $64,039 and national average of $71,071.
Grand Rapids’ economic base is more diverse and less vulnerable to the manufacturing industry than Southeast Michigan. The Grand Rapids healthcare and life sciences industries are expanding. Michigan State University has committed to move its East Lansing College of Human Medicine to the new $70-million Secchia Center, which is expected to create 2,800 jobs and generate $1.5 billion in economic activity over the next 10 years. In addition, Grand Rapids is considered the center of the nation’s office-furniture manufacturing industry.
Primary competition for the RiverTown Crossings Mall Property is provided by Woodland Mall, which is located 10 miles from the Property on the opposite side of Grandville. The appraiser reported sales for the competing center to be approximately $385 psf or 12.7% below the $441 psf reported sales at the RiverTown Crossings Mall Property. Furthermore, the appraiser indicated that 45 retailers have stores located at both Woodland Mall and the RiverTown Crossings Mall Property and of these 45 retailers, 85% have higher sales productivity at the RiverTown Crossings Mall Property.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

CFCRE 2011-C2	RiverTown Crossings Mall
The following table presents certain information relating to the primary competition for the RiverTown Crossings Mall Property:

Competitive Set

	Woodland Mall	Westshore Mall	The Lakes Mall	The Crossroads	Lansing Mall	Meridian Mall

Distance from subject:	10 ± mi. northeast	18 ± mi. southwest	40 ± mi. northwest	55 ± mi. southeast	60 ± mi. southeast	65 ± mi. southeast

Property Type:	Super Regional Center	Regional Center	Regional Center	Regional Center	Super Regional Center	Super Regional Center

Year Built / Renovated:	1968 / 1989, 2001	1988 / NA	2001 / NA	1980 / 2001	1969 / 2002	1969 / 2001

Total GLA (SF):	1,080,000	393,477	590,362	770,539	835,692	975,148

Total Occupancy:	92%	66%	85%	94%	83%	96%

Sales PSF:	$385	$150	$260	$320	$238	$260

Anchors:	J.C. Penney, Macy’s, Sears, Barnes & Noble, Kohl’s	J.C. Penney, Younkers, Dunham’s Sports	J.C. Penney, Sears, Younkers, Dick’s Sporting Goods	J.C. Penney, Macy’s, Sears	J.C. Penney, Macy’s, Younkers, Best Buy	Macy’s, J.C. Penney, Younkers, Dick’s Sporting Goods
Source: appraisal
Escrows and Reserves.   At closing, the RiverTown Crossings Mall Borrower escrowed (i) $1,643,154 for real estate taxes and (ii) $568,868 in unfunded obligations for tenant improvements associated with the following tenants: Uccello’s of Grandville ($325,000), Teavana ($121,968) and Love Culture ($121,900). The related loan documents require monthly escrows equal to 1/12 of estimated annual real estate taxes and insurance premiums, unless with respect to insurance premiums, the RiverTown Crossings Mall Borrower provides evidence of insurance under a blanket policy satisfying the requirements set forth in the loan documents. Upon the occurrence and during the continuance of a Trigger Period (as defined below), the RiverTown Crossings Mall Borrower is required to escrow (i) $13,239 per month for replacement reserves (approximately $0.25 psf per annum) capped at $163,367 and (ii) $52,956 monthly for rollover reserves (approximately $1.00 psf per annum) capped at $635,469.
Excess Cash Reserve - Upon the occurrence of a Trigger Period or Event of Default (as defined in the RiverTown Crossings Mall related loan documents), all excess cash is required to be deposited into an Excess Cash Reserve to be held as additional security for the RiverTown Crossings Mall Split Loan. A “Trigger Period” is defined as any period (i) from (A) the conclusion of any test period during which DSCR is less than 1.15x to (B) the conclusion of the second of any two test periods ending in consecutive Fiscal Quarters thereafter during each of which test period’s DSCR exceeds 1.15x (and if the financial reports required in the annual and quarterly financial statements, including rent roll and tenant sales reports, are not delivered to Lender as and when required, a Trigger Period shall be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing), or (ii) during the occurrence of any Mezzanine Debt Event of Default.
Mezzanine or Subordinate Indebtedness.   The sponsor of the RiverTown Crossings Mall Borrower has incurred mezzanine debt (the “RiverTown Crossings Mall Mezzanine Loan”) with an outstanding principal balance of $12,909,915 secured by a pledge of direct equity interests in the RiverTown Crossings Mall Borrower. The RiverTown Crossings Mall Mezzanine Loan carries a 9.5% interest rate, amortizes on a 30-year schedule and is coterminous with the RiverTown Crossings Mall Split Loan. The RiverTown Crossings Mall Mezzanine Loan is currently held by an affiliate of Redwood Trust, Inc. (NYSE: RWT) and is not an asset of the trust. Future mezzanine financing is permitted, subject to the satisfaction of various conditions including: (i) immediately after giving effect to such mezzanine loan, the aggregate LTV shall not exceed 69.55%; (ii) immediately after giving effect to such mezzanine loan, the DSCR (calculated on a pro-forma basis giving effect to such mezzanine loan) shall be at least 1.48x; (iii) lender shall have received a subordination and intercreditor agreement in substantially the same form as either (A) the standard CREFC (formerly the CMSA) form or (B) such other form reasonably approved by lender (it being understood) that lender may condition any such approval upon satisfaction of any rating agency confirmation; (iv) such mezzanine loan shall be either coterminous with the RiverTown Crossings Mall Split Loan or freely pre-payable without premium or penalty from and after a date that occurs prior to the maturity date of the RiverTown Crossings Mall Split Loan; (v) if the permitted mezzanine debt bears a floating rate of interest, the related borrower will be required to acquire and maintain an interest rate cap agreement reasonably satisfactory to lender from a counterparty acceptable to lender in its reasonable discretion in a notional amount not less than the outstanding principal balance of such permitted mezzanine debt; and (vi) upon satisfaction of any rating agency conditions.
Lockbox and Cash Management.   The RiverTown Crossings Mall Split Loan is structured with a hard lockbox and in place cash management.
The RiverTown Crossings Mall Borrower is also required to maintain at all times a Qualified Operating Expense Account. Outside of a Trigger Period or an Event of Default, all amounts in excess of the amounts required to be in the Cash Management Account are required to be remitted to the Qualified Operating Expense Account. Unless and until a Cash Trap Event of Default occurs (as defined below), the RiverTown Crossings Mall Borrower will have access to the Qualified Operating Expense Account for the payment of Operating Expenses and equity distributions; provided that no equity distributions may be permitted for the payment of debt service on any Permitted Mezzanine Debt during a Trigger Period. During the continuance of a Cash Trap Event of Default, all amounts in the Qualified Operating Expense Account shall be remitted to the Cash Management Account. During a Trigger Period or Event of Default or while Permitted Mezzanine Debt is outstanding, only amounts for budgeted Operating Expenses will be transferred to the Qualified Operating Expense Account.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

CFCRE 2011-C2	RiverTown Crossings Mall
A “Cash Trap Event of Default” means an Event of Default that is related to or arises from the failure of RiverTown Crossings Mall Borrower to pay interest, principal or other amount required to be paid, the failure to fund reserves, a transfer of a material portion of the RiverTown Crossings Mall Property or a change of control (i.e., the failure of RiverTown Crossings Mall Borrower to be controlled by one or more a Qualified Equity holders), the commencement of a bankruptcy action against RiverTown Crossings Mall Borrower or the imposition of prohibited liens on the RiverTown Crossings Mall Borrower or its direct or indirect interests.
Property Management. The RiverTown Crossings Mall Property is self-managed by the RiverTown Crossings Mall Borrower, which is indirectly majority owned by GGP.
Terrorism Insurance. The RiverTown Crossings Mall Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the RiverTown Crossings Mall Property.
Release and Substitution of Property. The RiverTown Crossings Mall Borrower may obtain the release of one or more vacant, non-income producing parcels or outlots and/or one or more Acquired Expansion Parcels (as defined in the related loan documents, each a “Release Parcel”) upon satisfaction of specified conditions including the satisfaction of the lender that the Release Parcel is not necessary for the operation or use of the RiverTown Crossings Mall Property and may be readily separated without a material diminution in the value (as reasonably determined and satisfactory to lender) of the remaining property. In addition, portions of the RiverTown Crossings Mall Property may be released from the lien of the mortgage and substituted for parcels at or adjacent to the RiverTown Crossings Mall Property upon satisfaction of specified conditions, including evidence that the substitution will not diminish the value of the RiverTown Crossings Mall Property, and evidence that the exchange parcel is not necessary for the operation or use of the Property.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

CFCRE 2011-C2	Plaza Mexico
PLAZA MEXICO
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

CFCRE 2011-C2	Plaza Mexico
PLAZA MEXICO
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

CFCRE 2011-C2	Plaza Mexico
PLAZA MEXICO

Plaza Mexico
3100 East Imperial Highway
Lynwood, CA 90262
Los Angeles
Huntington Park
Florence
Walnut Park
South Gate
Vernon
Lynwood
Willowbrook
Downey
Paramount
Compton
Carson
Long Beach
LOS ANGELES COUNTY
Watts
Los Angeles Intl. Airport 9 miles
Slauson Ave
Gage Ave
Florence Ave
Manchester Ave
Century Blvd
Firestone
Tweedy Blvd
Abbott Rd
Imperial Hwy
Century Fwy
Rosecrans Ave
Compton Blvd
Alondra Blvd
Artesia Fwy
Artesia Blvd
El Segundo Blvd
Long Beach Blvd
Alameda St
Santa Fe Ave
Atlantic Ave
Long Beach Fwy
METRORAIL GREEN LINE
METRORAIL BLUE LINE
St. Francis Medical Ctr.
Lynwood Park
South Gate Park
Drew Univ. of Medicine
LA County King-Drew Medical Ctr.
Earvin Magic Johnson Park
Compton Community College
Cal State University-Dominguez Hills
Hollydale Park
DeForest Park
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

CFCRE 2011-C2	Plaza Mexico

PLAZA MEXICO

Mortgage Loan Information
Mortgage Loan Seller:	CCRE
Original Principal Balance:	$81,750,000
Cut-off Date Balance:	$81,601,522
Cut-off Date Balance per SF:	$207
% of Initial Pool Balance:	10.5%

Loan Purpose:	Refinance
Borrower Name:	Plamex Investment, LLC
Sponsor Name:	Donald Chae, Min Chae
Mortgage Rate:	5.2408562%
Note Date:	9/22/2011
Maturity Date:	10/11/2016

Amortization Type:	Amortizing
Original Loan Term:	60 months
Original Amortization Term[1]:	360 months
Original IO Period:	N/A
Seasoning:	2 months
Interest Accrual Method:	Actual / 360
Call Protection:	L(49),Def(7),O(4)
Lockbox Type:	Hard
Cash Management:	In Place

Mortgaged Property Information
Number of Properties:	1
Ownership Interest:	Fee
Property Type / Subtype:	Retail / Anchored
Location:	Lynwood, CA
Size:	394,772 sf
Year Built / Renovated:	1974, 1988 / 2005
Occupancy % (as of 8/31/2011):	93.1%
Property Manager:	Greenland Property Management, LLC
Appraised Value (as of 4/1/2011):	$137,500,000

Third Most Recent NOI (as of):	$9,586,041 (12/31/2009)
Second Recent NOI (as of):	$9,247,577 (12/31/2010)
Most Recent NOI (as of):	$9,288,201 (TTM 5/31/2011)

UW Revenues:	$13,730,061
UW Expenses:	$4,250,286
UW NOI:	$9,479,775
UW NCF:	$9,097,266
UW DSCR NOI / NCF[2]:	1.81x / 1.73x
UW Debt Yield NOI / NCF:	11.6% / 11.1%
Cut-off Date LTV Ratio:	59.3%
LTV Ratio at Maturity:	55.7%

Reserve Information

Type	Initial	Monthly
Real Estate Taxes	$436,500	$48,500
Insurance	$146,584	$16,287
Required Repairs	$268,125	-
Replacement Reserve	-	$6,911
TI / LC Reserve[3]	-	$25,000
Tenant Reserve[4]	$535,295	-

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / SF	LTV
Mortgage Loan	$81,601,522	$207	59.3%
B-Note	-	N/A	N/A
Mezzanine Debt	$26,220,486	$273	78.4%

Total Debt	$107,822,008	$273	78.4%

(1)	The Plaza Mexico Loan and Tranche A of the related mezzanine loan (as described in the “—Mezzanine or Subordinate Indebtedness” section below) have a planned amortization schedule as detailed in Annex G-2 of the Free Writing Prospectus.

(2)	DSCR is calculated using the average debt service payments over the first 12 months following the Cut-off Date.

(3)	TI/LC Reserve capped at $900,000 and replenished if drawn upon.

(4)	See “—Escrows and Reserves” section below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

CFCRE 2011-C2	Plaza Mexico

The Mortgage Loan. The mortgage loan (the “Plaza Mexico Loan”) is evidenced by a note with an original principal balance of $81,750,000 and is secured by a first priority fee mortgage encumbering an anchored community retail center located in Lynwood (Los Angeles County), California (the “Plaza Mexico Property”). The Plaza Mexico Loan was originated on September 22, 2011 by Cantor Commercial Real Estate Lending, L.P. The note evidencing the Plaza Mexico Loan has an outstanding principal balance as of the Cut-off Date of $81,601,522 and a fixed interest rate of 5.2408562% per annum. The proceeds of the Plaza Mexico Loan, along with more than $3,000,000 of newly contributed Borrower equity, were used to refinance existing debt on the Plaza Mexico Property.
The Plaza Mexico Loan had an initial term of 60 months and has a remaining term of 58 months. The Plaza Mexico Loan requires payments of interest and principal based on a planned amortization schedule. The scheduled maturity date is October 11, 2016. Voluntary prepayment of the Plaza Mexico Loan is prohibited prior to July 11, 2016. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted after the fourth anniversary of the first payment date.
The Borrower and the Sponsor.   The borrower is Plamex Investments, LLC (the “Plaza Mexico Borrower”), a Delaware limited liability company. The Plaza Mexico Borrower is ultimately controlled by Donald Chae and Min Chae, who are brothers that share equal ownership interest in (collectively, the “Plaza Mexico Sponsor”) and originally developed the Property. The Chaes acquired the first portion of the project in 1989 and later purchased the land surrounding the property from the City of Lynwood to facilitate the expansion of the project into its current state. The Plaza Mexico Sponsor has over 20 years of real estate investment and development experience and currently owns 16 other real estate projects, including retail properties, office properties and land in California. The Chaes are the non-recourse carveout guarantors under the Plaza Mexico Loan.
The Mortgaged Property.   The Plaza Mexico Property is a 394,772 sf anchored community retail center located in Lynwood, California, approximately nine miles southeast of downtown Los Angeles. The Plaza Mexico Property is situated on a 31.54 acre site located at the heavily trafficked intersection of Long Beach Boulevard (45,000 average daily traffic count) and Imperial Highway (35,000 average daily traffic count) directly adjacent to the I-105 Freeway and Exit 12 ramp, which has an average daily traffic count of 235,000 cars. The population within a 5-mile radius of the Plaza Mexico Property is approximately 1,000,000 people. The Property features architectural details including facades, monuments and statues designed to replicate historic Mexican architecture. The Plaza Mexico Property is considered a cultural hub of the Mexican community of greater Los Angeles.
The Property is 93.1% occupied (as of August 31, 2011) by more than 220 tenants averaging approximately 2,000 sf (average less than 0.5% of total NRA). Only four tenants occupy more than 10,000 sf, with the three largest tenants accounting for a combined 25.5% of the NRA and 10% of underwritten gross potential rent. No other single tenant occupies more than 2.5% of NRA or comprises more than 2.6% of underwritten gross potential rent. The Property has maintained occupancy between 91% and 95% since 2006 with an annual average rate of 94.5%. A total of 131 tenants, representing 75.7% of occupied square footage, have occupied the Property since at least 2005 and 180 tenants occupying 87.5% of total occupied square footage have occupied the Property since at least 2008. The Plaza Mexico Property was redeveloped from 1988 to 2005 by the sponsor through the assemblage of three adjacent retail assets, which currently operate as a single destination retail center featuring a diversified tenant mix of national, regional and local tenants.
The Plaza Mexico Property is anchored by Food 4 Less, a subsidiary of Kroger, (Baa2/BBB/BBB — Moody’s/S&P/Fitch) with TTM sales as of 9/30/2011 of approximately $32.6 million ($604 psf, 2.5% occupancy cost), an increase of 7.9% over 2010. The Property is also anchored by (i) La Curacao (sales not reported), a privately held chain of large format department stores which have served the Los Angeles Hispanic community for over 30 year, and (ii) Rite Aid with TTM sales as of 10/31/2011 of approximately $5.6 million ($291 psf, 4.5% occupancy cost), an increase of 3.0% over 2010. Per the appraiser, contractual rents for Food 4 Less (lease commenced August 1988), La Curacao (lease commenced February 2005), and Rite Aid (lease commenced April 1988) are approximately 36%, 8%, and 57% below the appraiser’s concluded market rents for anchor and sub-anchor space, respectively. The Plaza Mexico Property also contains a 75,771 sf, 93.3% occupied (as of August 31, 2011) two-story indoor mall (the “Marketplace”) demised into 137 retail spaces. The first floor features a mix of merchandise and service retailers and the second story includes a food court with outdoor seating overlooking a large plaza that hosts concerts and other special events and is considered a focal point of the Property. The Marketplace, which originally opened in 1989, is currently occupied by 129 tenants and has maintained between 93% and 99% occupancy since at least December 2006. Additional tenants at the Property include Skechers, Taco Bell/Pizza Hut, Jack In The Box, Anna’s Linens, Children’s Place, Verizon Wireless, Hometown Buffet and Payless Shoes.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

CFCRE 2011-C2	Plaza Mexico

The following table presents certain information relating to the tenancy of the Plaza Mexico Property:

		Tenant Summary[1]

						% of Total			Lease
	Credit Rating[2]		% of Total	UW Annual	UW Annual	UW Base	Sales	Occ	Expiration
Tenant Name	(Moody’s/S&P/Fitch)	Tenant NRSF	NRSF	Base Rent PSF[3]	Base Rent	Rent	PSF[4]	Cost[4]	Date
Anchor Tenants

Food 4 Less	Baa2/BBB/BBB	54,000	13.7%	$9.59	$518,049	5.1%	$604	2.5%	8/23/2013

La Curacao	NR	27,381	6.9%	$16.50	$451,787	4.5%			1/31/2015

Rite Aid	Caa3/B-/BB-	19,120	4.8%	$7.70	$147,240	1.5%	$291	4.5%	5/31/2013

Total Anchor Tenants		100,501	25.5%	$11.12	$1,117,076	11.1%

Major Tenants

Chuck E. Cheese’s	NR	12,116	3.1%	$8.25	$100,000	1.0%	$198	4.2%	12/31/2018

Anna’s Linens	NR	10,000	2.5%	$22.00	$220,000	2.2%	$170	19.3%	12/1/2012

Total Major Tenants		22,116	5.6%	$14.47	$320,000	3.2%

Non-Major Tenants		245,111	62.1%	$35.38	$8,671,568	85.8%

Occupied Collateral Total[5]		367,728	93.1%	$27.49	$10,108,644	100.0%

Vacant Space		27,044	6.9%	-	-	-

Total / Weighted Average		394,772	100.0%	$27.49	$10,108,644	100.0%

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Average UW Annual Base Rent PSF excludes vacant space.

(4)	Sales PSF are based on the most recent TTM sales figures for those tenants who report sales: Food 4 Less sales as of TTM 9/30/2011, Rite Aid as of TTM 10/31/2011, and both Chuck E. Cheese and Anna’s Linens as of TTM 3/31/2011.

(5)	The Property’s annual effective base rent per square foot for 2008, 2009, 2010 and TTM ending 5/31/2011 are $27.91, $27.93, $26.54 and $27.36, respectively. These rents are calculated using the applicable TTM ending period base rent divided by occupied owned square footage as of the applicable TTM period end dates (12/31/08, 12/31/09, 12/31/10 and 5/31/11).
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

CFCRE 2011-C2	Plaza Mexico

The following table presents certain information relating to the lease rollover schedule of the Plaza Mexico Property:

Lease Rollover Schedule[1,2]

	No. of						Cumulative % of	Annual UW Base
	Leases		% of	Cumulative SF	Cumulative % of	Annual UW	UW Base Rent	Rent PSF
Year	Expiring	SF Expiring	Total SF	Expiring	Total SF Expiring	Base Rent Expiring	Expiring	Expiring[3]
MTM	37	19,485	4.9%	19,485	4.9%	$992,126	9.8%	$50.92

2011	23	19,966	5.1%	39,451	10.0%	$830,423	8.2%	$41.59

2012[4]	110	109,055	27.6%	148,506	37.6%	$3,669,915	36.3%	$33.65

2013	13	90,150	22.8%	238,656	60.5%	$1,308,638	12.9%	$14.52

2014	24	40,810	10.3%	279,466	70.8%	$1,255,788	12.4%	$30.77

2015	6	49,225	12.5%	328,691	83.3%	$1,176,485	11.6%	$23.90

2016*	5	8,843	2.2%	337,534	85.5%	$254,055	2.5%	$28.73

2017	1	2,600	0.7%	340,134	86.2%	$69,996	0.7%	$26.92

2018	2	19,696	5.0%	359,830	91.1%	$391,287	3.9%	$19.87

2019	1	2,816	0.7%	362,646	91.9%	$49,500	0.5%	$17.58

2020	-	-	-	362,646	91.9%	-	0.0%	-

2021	-	-	-	362,646	91.9%	-	0.0%	-

Thereafter	1	5,082	1.3%	367,728	93.1%	$110,430	1.1%	$21.73

Vacant	-	27,044	6.9%	394,772	100.0%	-	0.0%	-

Total / Wtd. Avg.	223	394,772	100.0%			$10,108,644	100.0%	$27.49

*Loan maturity year

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Certain tenants have lease termination options related to sales thresholds and co-tenancy provisions that may become exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Annual UW Base Rent PSF excludes vacant space.

(4)	Tenants have historically operated on short-term leases and have a track record of renewal as evidenced by 66% and 86% (based on sf) of all spaces with MTM, 2011 and 2012 lease expirations having occupied the Property since at least 2005 and 2008, respectively.
The following table presents historical occupancy percentages for the Plaza Mexico Property:

Historical Occupancy Percentages

12/31/2006	12/31/2007	12/31/2008	12/31/2009	12/31/2010
95.9%	96.1%	95.2%	94.2%	91.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

CFCRE 2011-C2	Plaza Mexico

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Plaza Mexico Property:

Cash Flow Analysis[1]

	2009	2010	TTM 05/31/2011	UW2,3	UW PSF
Gross Potential Rent	$10,388,507	$9,976,978	$9,968,208	$11,194,356	$28.36

Total Reimbursements	3,143,852	3,126,181	3,132,692	3,249,267	8.23

% Rents	-	-	-	-	-

Other Income	209,374	231,047	265,789	372,150	0.94

Less: Vacancy / Credit Loss[4,5]	-	-	-	(1,085,712)	(2.75)

Effective Gross Income	$13,741,733	$13,334,206	$13,366,689	$13,730,061	$34.78

Total Operating Expenses	4,155,692	4,086,629	4,078,488	4,250,286	10.77

Net Operating Income	$9,586,041	$9,247,577	$9,288,201	$9,479,775	$24.01

TI/LC	-	-	-	299,607	0.76

Capital Expenditures	-	-	-	82,902	0.21

Net Cash Flow	$9,586,041	$9,247,577	$9,288,201	$9,097,266	$23.04

Occupancy %[4,5]	94.2%	91.1%	93.1%	92.5%

NOI DSCR[6]				1.81x

NCF DSCR[6]				1.73x

NOI Debt Yield				11.6%

NCF Debt Yield				11.1%

(1)	Certain non-recurring or non-operating items were excluded from the historical presentation and are not considered for UW net cash flow.

(2)	The UW cash flow includes contractual rent steps through September 30, 2012.

(3)	UW EGI reflects new leasing at the Property including Children’s Place (5,082 sf) and Skechers (5,994 sf), both of which commenced after the May TTM reporting period.

(4)	TTM occupancy of 93.1% is as of August 31, 2011.

(5)	Underwritten vacancy of 7.5% based on the actual economic vacancy at the Property. The Plaza Mexico Property is 93.1% (as of August 31, 2011) occupied on a square footage basis.

(6)	DSCR is calculated using the average debt service payments over the first 12 months following the Cut-off Date.
Market Overview. According to REIS data contained in the appraisal, the Property’s submarket (Central Los Angeles) maintained between a 1.2% and 6.8% vacancy rate between 1996 and 2010. The appraiser concluded the retail market and local submarket are exhibiting strong occupancy levels and upward trending rental rates. The appraiser identified seven comparable properties to establish rental and occupancy rates. Locations outside of Lynwood were considered in order to identify centers with a comparable draw and similar overall appeal. The comparable set of properties has a weighted average occupancy rate of approximately 95%. According to the appraiser, the anchor/sub-anchor comparables indicate a range of rents from $11.40 to $34.56 psf, triple net, with the variance taking into consideration the location of the property among other factors. The Property’s average underwritten rent for the anchor tenants of $11.16 psf, is below the appraiser’s concluded anchor rent for comparable properties, which ranged from $15.00 to $21.00 psf, triple net.
Escrows and Reserves. At closing, the Plaza Mexico Borrower escrowed (i) $535,295 related to unpaid tenant obligations including (A) $65,295 for free rent due to Skechers, which has already taken occupancy and is currently in its free rent period which ends in February 2012 and (B) $470,000 related to CAM reconciliations for Food 4 Less and Anna’s Linens to be released to the Plaza Mexico Borrower upon receipt of new estoppels delivered in accordance with the Plaza Mexico Loan documents, (ii) $268,125 for immediate repairs, and (iii) $583,084 for taxes and insurance. The Plaza Mexico Loan documents require monthly reserves of (i) 1/12 of estimated annual real estate taxes and insurance premiums, (ii) $6,911 for replacement reserves ($0.21 psf per annum) and (iii) $25,000 for rollover reserves ($0.76 psf per annum) capped at $900,000 and replenished via recommencement of monthly deposits if drawn upon.
Excess Cash Reserve — Upon the occurrence and during the continuance of a Cash Trap Period (as defined below) or an Event of Default (as defined in the Plaza Mexico Loan documents) all excess cash is required to be deposited into an Excess Cash Reserve to be held as additional security for the Plaza Mexico Loan. A Cash Trap Period will be in effect (i) upon the occurrence of any bankruptcy action of borrower, principal, guarantor or manager, (ii) at any time the DSCR falls below 1.10x calculated inclusive of the Plaza Mexico Mezzanine Loan (until such time that the DSCR is at least 1.10x for two consecutive calendar quarters), (iii) the occurrence of an Anchor Tenant Termination Event (as defined in the Plaza Mexico loan documents) related to La Curacao, Food 4 Less or Rite Aid or (iv) at lender’s election, any default in payment by an indirect owner of the Plaza Mexico Borrower under certain loan guaranties made in connection with construction loans on unrelated development projects.
Mezzanine or Subordinate Indebtedness. An affiliate of the Plaza Mexico Borrower has incurred mezzanine financing in the original principal amount of $26,250,000 (the “Plaza Mexico Mezzanine Loan”), secured by pledges of 100% of the direct equity interest in the Plaza Mexico Borrower. The Plaza Mexico Mezzanine Loan is currently held by an affiliate of Redwood Trust, Inc. (NYSE: RWT) and is not an asset of the trust.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

CFCRE 2011-C2	Plaza Mexico
The Plaza Mexico Mezzanine Loan is structured as two tranches: (i) a senior tranche with an original principal balance equal to $16,250,000 (the “Tranche A”), with monthly amortization based on a planned amortization schedule and interest payments at an interest rate equal to 10.0% per annum; and (ii) a junior tranche with an original principal balance equal to $10,000,000 (the “Tranche B”), with payment of interest only at an interest rate equal to 10.0% per annum. Both the Plaza Mexico Loan and the Plaza Mexico Mezzanine Loan are structured with a 60 month initial term and are coterminous with each other. The holders of the Plaza Mexico Loan and the Plaza Mexico Mezzanine Loan have entered into an intercreditor agreement that governs the rights and duties of each party. The agreement generally provides that, among other things, the holder of the mezzanine loan has certain customary rights including (A) the right to cure monetary and non-monetary events of default under the Plaza Mexico Loan; (B) if (i) an event of default has occurred under the Plaza Mexico Loan, or (ii) the Plaza Mexico Loan becomes a specially serviced mortgage loan, the holder of the mezzanine loan has the right to purchase the Plaza Mexico Loan, in whole but not in part, at a price generally equal to par plus accrued and unpaid interest and other amounts due thereon; and (C) the holder of the Plaza Mexico Loan is required to obtain the prior consent of the holder of the mezzanine loan to several types of material modifications with respect to the Plaza Mexico Loan.
Lockbox and Cash Management. The Plaza Mexico Loan is structured with a hard lockbox and in place cash management.
Property Management. The Plaza Mexico Property is managed by Greenland Property Management, LLC. (“Greenland”), an affiliate of the Plaza Mexico Borrower.
Terrorism Insurance. The Plaza Mexico Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Plaza Mexico Property.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

[THIS PAGE INTENTIONALLY LEFT BLANK]

CFCRE 2011-C2	GSA – FBI Portfolio
GSA – FBI PORTFOLIO
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

CFCRE 2011-C2	GSA – FBI Portfolio
GSA – FBI PORTFOLIO

INDIANA
KENTUCKY
Ohio River
Jeffersonville
Glenview
Barbourmeade
OLDHAM COUNTY
Riverwood
Northfield
Bancroft
Langdon Place
Creekside
Rolling Fields
Indian Hills
Graymoor-Devondale
Windy Hills
Lyndon
Louisville VA Medical Center
Druid Hills
Beechwood Village
Anchorage
JEFFERSON COUNTY
Downtown
St. Matthews
Norwood
Bellemeade
Blue Ridge Manor
Middletown
Louisville
Seneca Park
Cherokee Park
Mall St. Matthews
Baptist Hospital East
Oxmoor Center
Hurstbourne
Douglass Hills
Bowman Field
St. Regis Park
Norton Audubon Hospital
Bellarmine University
Hurstbourne Acres
Forest Hills
Houston Acres
Louisville Zoo
Kentucky Fair and Expo Center
West Buechel
Buechel
Jeffersontown
Watterson Park
Louisville International Airport
Newburg
Fern Creek
Taylorsville Rd
New Pepe Lick Rd
Gene Snyder Fwy
Fern Valley Rd

GSA-FBI Portfolio

1 FBI – Louisville, KY

2 FBI – Las Vegas, NV

North Las Vegas
North Las Vegas Airport
Comm. Coll. of Southern NV-Cheyenne
Nellis Air Force Base
CLARK COUNTY
Lake Mead Blvd
Lake Mead Hospital
Owens Ave
Las Vegas
Washington Ave
Cashman Field Center Stadium
Meadows Mall
Alta Dr
University Medical Ctr.
Clark Co. Govt. Ctr.
Las Vegas City Hall
Downtown
Las Vegas Premium Outlets
Charleston Blvd
Oakey Blvd
Sunrise Manor
Sahara Ave
Winchester
Echelon Place
Fashion Show Mall
Columbia Sunrise Hospital
Las Vegas Convention Center
Boulevard Mall
Desert Inn Rd
Spring Mtn. Rd
Spring Valley
The Forum Shops at Caesars
Las Vegas Strip
Flamingo Rd
Paradise
Miracle Mile Shops at Planet Hollywood
City Center
University of Nevada - Las Vegas
Desert Springs Hospital
Showcase Mall
McCarran International Airport
Thomas & Mack Ctr.
Tropicana Ave
Whitney

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

CFCRE 2011-C2	GSA – FBI Portfolio

GSA – FBI PORTFOLIO

Mortgage Loan Information
Mortgage Loan Seller:	CCRE
Original Principal Balance:	$58,500,000
Cut-off Date Balance:	$58,500,000
Cut-off Date Balance per SF:	$258
% of Initial Pool Balance:	7.6%

Loan Purpose:	Acquisition / Refinance
Borrower Name[1]:	Various
Sponsor Name:	NGP V Fund LLC
Mortgage Rate:	5.2000%
Note Date[2]:	11/16/2011
Anticipated Repayment Date[3]:	12/11/2016
Final Maturity Date[3]:	10/16/2021
Amortization Type:	IO then Amortizing
Original Loan Term[3]:	60 months
Original Amortization Term:	360 months
Original IO Period:	36 months
Seasoning:	0 months
Interest Accrual Method:	Actual / 360
Call Protection:	L(24),Def(32),O(4)
Lockbox Type:	Hard
Cash Management:	In Place

Mortgaged Property Information
Number of Properties:	2
Ownership Interest:	Fee
Property Type / Subtype:	Office / Suburban
Location:	Las Vegas, NV / Louisville, KY
Size:	227,152 sf
Year Built / Renovated:	2006, 2009 / NA
Occupancy % (as of 12/1/2011):	100.0%
Property Manager[4]:	Various
Appraised Value (as of 2/2011):	$81,100,000

Third Most Recent NOI (as of)[5]:	N/A
Second Most Recent NOI (as of)[5]:	N/A
Most Recent NOI (as of):	$6,135,162 (12/31/2010)

UW Revenues:	$7,920,820
UW Expenses:	$1,961,137
UW NOI:	$5,959,683
UW NCF:	$5,925,610
UW DSCR NOI / NCF[6]:	1.55x / 1.54x
UW Debt Yield NOI / NCF:	10.2% / 10.1%
Cut-off Date LTV Ratio:	72.1%
LTV Ratio at ARD:	70.2%

Reserve Information

Type	Initial	Monthly

Real Estate Taxes	$140,488	$34,895
Insurance	$37,392	$5,342
Required Repairs	-	-

Replacement Reserve[7]	-	$2,839
TI/LC Reserve[8]	-	Springing

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / SF	LTV
Mortgage Loan	$58,500,000	$258	72.1%
B-Note	-	N/A	N/A
Mezzanine Debt	-	N/A	N/A

Total Debt	$58,500,000	$258	72.1%

(1)	NGP V Las Vegas NV LLC; NGP V Louisville KY LLC

(2)	The GSA — FBI Portfolio Loan was originated on March 25, 2011 and was amended on November 16, 2011. The information provided herein is based upon the loan, as amended, and all terms reflect the date of the amendment.

(3)	The GSA — FBI Portfolio Loan is structured with an anticipated repayment date (“ARD”) of December 11, 2016. In the event that the loan is not repaid on or before the ARD, it shall not be an event of default and the GSA — FBI Portfolio Loan documents require payments of principal and interest at the current rate and shall accrue additional interest (the “Additional Interest”) at a rate equal to 3% of the outstanding principal balance through final maturity of the loan (October 16, 2021). In addition, after the ARD, all excess cash generated from the properties, after the payment of principal and interest (but not Additional Interest as described above), reserves and budgeted operating expenses, is required to be applied first to repay the outstanding principal balance of the loan and then to outstanding accrued Additional Interest until paid in full.

(4)	The FBI — Louisville, KY property is managed by M.L. Harris and Company, L.L.C. The FBI — Las Vegas, NV property is managed by Grubb & Ellis Property Management Services, Inc.

(5)	The properties were built in 2006 (FBI — Las Vegas, NV) and 2009 (FBI — Louisville, KY). As such, complete portfolio-level historical financials are not available.

(6)	DSCR figures are based on the amortizing debt service. Based on the interest-only debt service payments due during the first 36 months of the loan term, NOI DSCR and NCF DSCR are 1.93x and 1.92x, respectively.

(7)	Capped at $136,291 (equal to $0.60 psf in aggregate for all properties).

(8)	If any tenant at a property ceases to occupy 25% or more of such tenant's leased premises, a monthly payment commences equal to 1/12 of the product of i) $1.00 multiplied by ii) the entire square footage of such leased premises.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

CFCRE 2011-C2	GSA – FBI Portfolio
The Mortgage Loan. The mortgage loan (the “GSA — FBI Portfolio Loan”) is evidenced by a note with an original principal balance of $58,500,000 and is secured by individual first priority cross-collateralized and cross-defaulted fee mortgages encumbering two built-to-suit, Class A office properties totaling 227,152 sf located in Las Vegas, Nevada and Louisville, Kentucky (collectively the “GSA — FBI Portfolio Properties”). The note evidencing the GSA — FBI Portfolio Loan has an outstanding principal balance of as of the Cut-off Date of $58,500,000 and a fixed interest rate of 5.2000% per annum.
The proceeds of the GSA — FBI Portfolio Loan were used to refinance the FBI — Louisville, KY property and as acquisition financing for the FBI — Las Vegas, NV property. The GSA — FBI Portfolio Properties are 100% leased to the United States federal government (Aaa/AA+/AAA — Moody’s/S&P/Fitch) through the General Services Administration (“GSA”) and occupied by Federal Bureau of Investigation (“FBI”) on long-term leases. Neither of the underlying leases is subject to annual appropriations and each is considered an obligation of the United States federal government.
The GSA — FBI Portfolio Loan had an initial term of 60 months and has a remaining term of 60 months. The GSA — FBI Portfolio Loan requires payments of interest only for the first 36 months of the term and interest and principal thereafter based on a 30-year amortization schedule. The scheduled Anticipated Repayment Date is December 11, 2016 and Final Maturity Date is October 16, 2021. Voluntary prepayment of the GSA — FBI Portfolio Loan is prohibited prior to September 11, 2016. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted after the second anniversary of the securitization closing date. Partial defeasance of the FBI — Las Vegas, NV Property is permitted as described below under “—Release Provisions.”
Hyper-Amortization Summary. The GSA-FBI Portfolio Loan has an ARD of December 11, 2016 and a final maturity date of October 16, 2021. To the extent the GSA-FBI Portfolio Loan is not repaid on the ARD, the combined scheduled amortization and hyper-amortization would result in an estimated $17.6 million principal repayment (equal to approximately 30% of the original principal balance) upon the final maturity date (assuming that the Underwritten Net Cash Flow of the Properties remains constant at $5,925,610).
The Borrower and the Sponsor. The borrowers are NGP V Las Vegas NV LLC and NGP V Louisville KY LLC (collectively, the “GSA — FBI Portfolio Borrower”). The GSA — FBI Portfolio Borrower is a wholly-owned subsidiary of NGP V Fund LLC (the “NGP V Fund” and “Sponsor”), the non-recourse carveout guarantor. NGP V Fund was formed in 2008 to acquire real estate assets leased to the United States government. Since 1994, the Sponsors’ management team has acquired more than $2.5 billion of United States government-leased real estate totaling 91 properties and more than 12.4 million sf.
The senior executives of the Sponsor have more than 50 years of combined experience as former senior executives within GSA. Al Iudicello (Chief Executive Officer) held various executive positions within GSA from 1971 to 1985, and has since led the acquisition of more than $2.5 billion in Government-leased real estate. David Bibb (Executive Vice President) served at GSA from 1971 to 2008. From 2003 to 2008, Mr. Bibb served as GSA’s Deputy Administrator, the senior-most non-political appointee position and one of two key operational executives at GSA. During this period, Mr. Bibb was appointed twice by President George W. Bush as GSA’s Acting Administrator.
GSA Leasing Discussion. Established in 1949, GSA is an independent agency of the United States federal government responsible for, among other matters, the procurement and operation of buildings and leasing management on behalf of federal agencies. As of fiscal year 2010 (most recent year available), GSA provides office space to over one (1) million federal employees in 9,600 owned and leased buildings totaling over 370 million sf.
GSA-leased properties are typically located in areas selected by the occupying agency based on, among other factors, geographical, jurisdictional, functional and physical requirements. GSA-leased properties regularly feature specialty infrastructure for certain occupying agencies such as advanced security features, column redundancies, blast resistant glass, pop-up vehicle barriers, large setbacks, telecommunications build-out, LEED certification and 24 hour security. Such attributes often involve lengthy specialized design processes and significant build-out costs. As such, occupying GSA tenants have a historically low incidence of relocation prior to the onset of functional obsolescence of a leased property. Less than 1.4% of GSA-leased square footage has been terminated prior to lease expiration (according to GSA’s Annual Lease Turnover Analysis — Fiscal Years 2001 to 2010). GSA tenants’ weighted average occupancy in the same building (by square footage) has been in excess of 25.5 years. By comparison, the weighted average occupancy term to date for GSA — FBI Portfolio Properties is less than four years.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

CFCRE 2011-C2	GSA – FBI Portfolio
The Mortgaged Properties. The GSA - FBI Portfolio Properties consist of two newly constructed office properties totaling 227,152 sf which are 100% leased to the United States federal government on long term leases. The approximate weighted average remaining lease term for the Properties as of the Cut-off Date is 11 years (approximately six years beyond the ARD of the loan). Each of the GSA - FBI Portfolio Properties was built-to-suit for the FBI, reflecting the specific infrastructure, build-out and security specifications required by the FBI and GSA.
The following table presents certain information relating to the GSA - FBI Portfolio Properties:

Property Summary

	Allocated Loan	Property	Net Rentable	Year Built /	Percent
Property	Amount	Type	Area (SF)	Renovated	Leased	UW NCF	Appraised Value

FBI – Las Vegas, NV	$29,950,000	Office	106,955	2006 / NA	100.0%	$2,489,088	$32,700,000

FBI – Louisville, KY	$28,550,000	Office	120,197	2009 / NA	100.0%	$3,436,522	$48,400,000

Total	$58,500,000		227,152			$5,925,610	$81,100,000

FBI – Las Vegas, NV – Federal Bureau of Investigation (“FBI”): 106,955 sf, Class A, built-to-suit office facility located in Las Vegas, Nevada that is 100% occupied by the FBI. The FBI – Las Vegas, NV property was built in 2006 and consists of a three-story office building and a two-story enclosed parking structure. Parking consists of 405 spaces, 160 of which are contained in the parking garage and 245 surface spaces. The FBI – Las Vegas, NV property serves as one of the FBI’s 56 national field offices and has jurisdiction over the entire state of Nevada. The 15-year lease expires in October 2021 with no early termination options.
FBI – Louisville, KY – FBI: 120,197 sf, Class A, built-to-suit office located in Louisville, Kentucky that is 100% occupied by the FBI. The FBI – Louisville, KY property was built in 2009 and consists of a 105,077 sf three-story main building, a 15,120 sf 1-story annex building, and an enclosed parking structure. Parking consists of 283 spaces, 122 of which are contained within the enclosed parking deck. The FBI – Louisville, KY property serves as one of the FBI’s 56 national field offices and has jurisdiction over the entire state of Kentucky. The 15-year lease expires in April 2024 with no early termination options.
The following table presents certain information relating to the tenancy of the GSA – FBI Portfolio Properties:

Tenant Summary[1,2]

Occupying	Credit Rating			% of Total	UW Annual Base Rent	UW Annual	Lease Commencement	Lease Expiration
Agency	(Moody’s/S&P/Fitch)	Property	Tenant NRSF	NRSF	PSF	Base Rent	Date	Date

FBI	Aaa/AA+/AAA	FBI – Louisville, KY	120,197	52.9%	$35.91	$4,316,130	4/13/2009	4/12/2024
FBI	Aaa/AA+/AAA	FBI – Las Vegas, NV	106,955	47.1%	$31.75	$3,395,821	10/17/2006	10/16/2021

Total Tenants			227,152	100.0%	$33.95	$7,711,951

Occupied Collateral Total			227,152	100.0%	$33.95	$7,711,951

Vacant Space			-	-	-	-

Total / Weighted Average			227,152	100.0%	$33.95	$7,711,951

(1)	The information in the table above is based on the underwritten rent roll.

(2)	The tenant at each property is the United States federal government.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

CFCRE 2011-C2	GSA – FBI Portfolio
The following table presents certain information relating to the lease rollover schedule of the GSA – FBI Portfolio Properties:

Lease Rollover Schedule[1]

	No. of Leases		% of	Cumulative SF	Cumulative % of	Annual UW Base	Annual UW Base
Year	Expiring	SF Expiring	Total SF	Expiring	Total SF Expiring	Rent Expiring	Rent PSF Expiring
MTM	-	-	-	-	-	-	-

2011	-	-	-	-	-	-	-

2012	-	-	-	-	-	-	-

2013	-	-	-	-	-	-	-

2014	-	-	-	-	-	-	-

2015	-	-	-	-	-	-	-

2016*	-	-	-	-	-	-	-

2017	-	-	-	-	-	-	-

2018	-	-	-	-	-	-	-

2019	-	-	-	-	-	-	-

2020	-	-	-	-	-	-	-

2021	1	106,955	47.1%	106,955	47.1%	$3,395,821	$31.75

Thereafter	1	120,197	52.9%	227,152	100.0%	$4,316,130	$35.91

Vacant	-	-	-	227,152	100.0%	-	-

Total / Weighted Average	2	227,152	100.0%			$7,711,951	$33.95

* ARD year

(1)	The information in the table above is based on the underwritten rent roll.
Operating History and Underwritten Net Cash Flow.   The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the GSA – FBI Portfolio Properties:

Cash Flow Analysis

	2010	UW	UW PSF

Gross Potential Rent	$7,711,951	$7,711,951	$33.95

Total Reimbursements	252,130	208,869	0.92

Other Income	57,089	-	-

Less: Vacancy[1]	-	-	-

Effective Gross Income	$8,021,170	$7,920,820	$34.87

Total Operating Expenses	1,886,008	1,961,137	8.63

Net Operating Income	$6,135,162	$5,959,683	$26.24

TI/LC	-	-	-

Capital Expenditures	-	34,073	0.15

Net Cash Flow	$6,135,162	$5,925,610	$26.09

Occupancy %	100.0%	100.0%

NOI DSCR		1.55x

NCF DSCR		1.54x

NOI Debt Yield		10.2%

NCF Debt Yield		10.1%

(1)	Vacancy underwritten at 0% for each of the GSA – FBI Portfolio Properties, due to the presence of long-term investment-grade rated leases to the US Government with no early termination options.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

CFCRE 2011-C2	GSA – FBI Portfolio
Escrows and Reserves.  At closing, the GSA – FBI Portfolio Borrower escrowed $177,880 for real estate taxes and insurance. Additionally, the GSA – FBI Portfolio Borrower is required to escrow monthly (i) 1/12 of the annual real estate taxes and insurance premiums and (ii) $2,839 for replacement reserves, capped at $136,291 (equal to $0.60 psf in the aggregate for all properties).
Excess Cash Reserve – Upon the occurrence and continuance of a Cash Management Period (as defined below) or an Event of Default (as defined in the GSA – FBI Portfolio Loan documents), all excess cash is required to be deposited into an Excess Cash Reserve to be held as additional security for the GSA – FBI Portfolio Loan. Prior to the ARD, a Cash Management Period is in effect at any that the DSCR falls below 1.40x based on a 30-year amortization schedule (as reasonably determined by lender based on leases that are in full force and effect) until such time as the DSCR exceeds 1.40x based on a 30-year amortization schedule for two consecutive fiscal quarters.
Mezzanine or Subordinate Indebtedness.  None in place and not permitted.
Lockbox and Cash Management. The GSA – FBI Portfolio Loan is structured with a hard lockbox and in place cash management.
Property Management. The GSA – FBI Louisville, KY property is managed by M.L. Harris and Company, L.L.C. (“M.L. Harris”). M.L. Harris is an Oklahoma City-based commercial real estate development firm and a repeat developer of GSA facilities leased to the Federal Bureau of Investigation. The GSA – FBI Las Vegas, NV property is managed by Grubb & Ellis Management Services, Inc. (“Grubb & Ellis”). Grubb & Ellis is an affiliate of Grubb & Ellis Company (NYSE: GBE), one of the largest commercial real estate services and investment companies in the world with 5,200 professionals in more than 100 company-owned and affiliate offices. Grubb & Ellis currently provides property management services to more than 280 clients nationwide totaling more than 200 million square feet.
Release Provisions. Provided that no Event of Default has occurred and is continuing, at any time after the second anniversary of the securitization closing date the GSA – FBI Portfolio Borrower may obtain the release of the GSA – FBI Las Vegas property by providing lender with defeasance collateral in an amount equal to 125% of the allocated loan amount for the property, provided, among other things, that the GSA – FBI Portfolio Borrower certifies to lender that after giving effect to such partial defeasance (a) the DSCR for the remaining property will not be less than 1.60x, and (b) the LTV ratio for such remaining property will not be greater than 70%. The GSA - FBI-Louisville, KY property cannot be released without first releasing the GSA – FBI Las Vegas, NV property, subject to the terms and conditions outlined above.
Terrorism Insurance. The GSA – FBI Portfolio Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the GSA – FBI Portfolio Properties.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

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CFCRE 2011-C2	Shops at Solaris
SHOPS AT SOLARIS
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

CFCRE 2011-C2	Shops at Solaris
SHOPS AT SOLARIS

Shops at Solaris
141 East Meadow Drive
Vail, CO 81657
ROCKY MOUNTAINS
WHITE RIVER NATIONAL FOREST
Vail
Middle Creek
Spraddle Creek
Gore Creek
North Frontage Rd
South Frontage Rd
Spraddle Creek Rd
Lionshead Parking Structure
Dobson Ice Arena
Lionshead Village
West Meadow Drive
Vail Valley Medical Center
Four Seasons Vail Resort
Eagle Bahn Gondola
Ski Lift
Base Elevation 8,120 Feet
Village Parking Structure
Colorado Ski Museum & Hall of Fame
East Meadow Drive
Vail Rd
Willow Bridge Rd
Bridge St
Covered Bridge
Beaver Dam Rd
Forest Rd
Gore Creek Drive
Rockledge Rd
Mill Creek Rd
Vail Village
Hanson Ranch Rd
Base Elevation 8,200 Feet
Mill Creek Circle
Vail Valley Dr
Golden Peak
Gerald Ford Amphitheater
Vail Nature Center
EAGLE COUNTY
Base Elevation 8,217 Feet
EAGLE BAHN GONDOLA
BORN FREE EXPRESS LIFT
VISTA BAHN EXPRESS
GOPHER HILL LIFT
RIVA BAHN EXPRESS
Vail Mountain Ski Resort
Vail Golf Club
Denver 93 miles
70
176
0 250 500 Feet
WYOMING
NEBRASKA
COLORADO
NEW MEXICO
OKLA.
TEXAS
KS
UT
Fort Collins
Greeley
Longmont
Boulder
Westminster
Denver
Lakewood
Aurora
Colorado Springs
Pueblo
Grand Junction
Cheyenne

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

CFCRE 2011-C2	Shops at Solaris

SHOPS AT SOLARIS

Mortgage Loan Information
Mortgage Loan Seller:	CCRE
Original Principal Balance:	$44,000,000
Cut-off Date Balance:	$43,956,198
Cut-off Date Balance per SF:	$628(1)
% of Initial Pool Balance:	5.7%

Loan Purpose:	Refinance
Borrower Name:	Solaris Commercial Owner, LLC
Sponsor Name:	Peter Knobel and Patrice Knobel
Mortgage Rate:	6.0000%
Note Date:	11/10/2011
Maturity Date:	11/11/2021

Amortization Type:	Amortizing
Original Loan Term:	120 months
Original Amortization Term:	360 months
Original IO Period:	N/A
Seasoning:	1 months
Interest Accrual Method:	Actual / 360
Call Protection:	L(25),Def(92),O(3)
Lockbox Type:	Hard
Cash Management:	In Place

Mortgaged Property Information
Number of Properties:	1
Ownership Interest:	Fee
Property Type / Subtype:	Retail / Anchored
Location:	Vail, CO
Size[1]:	70,023 sf
Year Built / Renovated:	2010 / NA
Occupancy % (as of 11/1/2011)[2]:	92.7%
Property Manager:	Self-Managed
Appraised Value (as of 10/12/2011):	$69,000,000

Third Most Recent NOI (as of)[3]:	N/A
Second Recent NOI (as of)[3]:	N/A
Most Recent NOI (as of):	$3,143,243 (9/30/2011)

UW Revenues:	$6,244,398
UW Expenses:	$1,356,868
UW NOI:	$4,887,531
UW NCF:	$4,768,203
UW DSCR NOI / NCF:	1.54x / 1.51x
UW Debt Yield NOI / NCF:	11.1% / 10.8%
Cut-off Date LTV Ratio:	63.7%
LTV Ratio at Maturity:	54.2%

Reserve Information

Type	Initial	Monthly
Real Estate Taxes	$180,000	$30,000
Insurance	$30,417	$6,083
Required Repairs	-	-
Replacement Reserve	-	$1,170
TI / LC Reserve	-	$8,777
Occupancy Reserve[4]	$5,000,000	-
Matsuhisa Reserve[4]	$800,000	-
Other Reserve[4]	-	Springing

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / SF	LTV
Mortgage Loan	$43,956,198	$628	63.7%
B-Note	-	N/A	N/A
Mezzanine Debt	-	N/A	N/A

Total Debt	$43,956,198	$628	63.7%

(1)	The collateral for the Shops at Solaris Loan also includes a 304-stall integrated subterranean parking garage.

(2)	The Property is currently 92.7% leased to 22 tenants and physically 90.8% occupied by 21 tenants – one additional tenant is completing the build-out of its space but not yet in occupancy. This tenant has been included in the occupancy figure of 92.7%. See the “—Escrows and Reserves” section for additional detail.

(3)	The Property was constructed in 2010. As such, historical financial information is not applicable.

(4)	See the “—Escrows and Reserves” section below for additional detail.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

CFCRE 2011-C2	Shops at Solaris
The Mortgage Loan. The mortgage loan (the “Shops at Solaris Loan”) is evidenced by a note with an original principal balance of $44,000,000 and is secured by a first priority fee mortgage encumbering the commercial component of a newly constructed, Class A, mixed use development known as Solaris, which is centrally located in Vail, Colorado (the “Shops at Solaris Property”). The Shops at Solaris Loan was originated on November 10, 2011 by Cantor Commercial Real Estate Lending, L.P. The note evidencing the Shops at Solaris Loan has an outstanding principal balance as of the Cut-off Date of $43,956,198 and a fixed interest rate of 6.0000% per annum. The proceeds of the Shops at Solaris Loan were used to refinance existing debt on the Shops at Solaris Property.
The Shops at Solaris Loan had an initial term of 120 months and has a remaining term of 119 months. The Shops at Solaris Loan requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date is November 11, 2021. Voluntary prepayment of the Shops at Solaris Loan is prohibited prior to September 11, 2021. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted after the second anniversary of the securitization closing date.
The Borrower and the Sponsor. The borrower is Solaris Commercial Owner, LLC (the “Shops at Solaris Borrower”), a Delaware limited liability company. The Shops at Solaris Borrower is jointly and severally owned and controlled by Peter Knobel and his wife Patrice Knobel. Both Peter and Patrice Knobel are guarantors of the non-recourse carveouts on the Shops at Solaris Loan. Mr. Knobel is a Vail-based real estate developer with significant institutional real estate experience as a former partner of the Related Companies and Gilbert Charles Beylen Inc. in New York.
The Mortgaged Property. The Shops at Solaris Property consists of a newly constructed (2010), Class A retail property and integrated subterranean parking garage centrally located in the village of Vail, Colorado. The Property is part of a larger mixed use development known as Solaris which includes, among other things, an ice skating rink and public plaza including fire pits, sculptures, and heated walkways (the “Public Plaza”), Vail’s only movie theater, a high-end boutique bowling alley, and 79 luxury residential condominium units (the “Solaris Residences”). The Public Plaza and the Solaris Residences are not collateral for the Shops at Solaris Loan.
The retail portion of the Shops at Solaris Property contains a total of 70,023 sf of net rentable area, 92.7% leased to 22 tenants at an average rent of $58.47 psf. Currently, the Property is 90.8% physically occupied by 21 tenants – one additional tenant is completing the build-out of its space but not yet in occupancy. See the “—Escrows and Reserves” section for additional detail. Ten of the tenants at the Property relocated from other locations within Vail Village and separately, two tenants opened an additional Vail Village location at the Shops at Solaris Property.
The parking garage portion of the Property contains 304 stalls and is collateral for the Shops at Solaris Loan. The entrance to the garage is off Frontage Road which is the main road accessing central Vail Village. Solaris is less than one-quarter mile east of the main I-70 interchange for Vail, one block closer than the primary public parking garage and transportation hub for Vail. The Shops at Solaris Property is located one block west of Bridge Street, the main pedestrian walkway to the base of Vail Mountain. The Property fronts East Meadow Drive, which is the route for the free hybrid electric bus system that provides transport throughout Vail Village, and connects to nearby Lionshead Village. There is a bus stop directly in front of the Property. The center of Vail Village including the base of the Vista Bahn lift is approximately 400 yards from the Shops at Solaris Property.
The Shops at Solaris Property is leased to 22 various tenants including “Bol” Solaris Bowling & Restaurant LLC (“Bol”), Cobb Theatres IV, LLC d/b/a CineBistro (“CineBistro”), Matsuhisa Vail, LLC (“Matsuhisa”), The North Face, Gotthelf’s Acquisition Corp. d/b/a Betteridge and a mixture of art galleries and clothing stores, bank branch, coffee shop and various other stores.
Bol (13,368 sf; 19.1% NRA; 10.6% GPR) is a boutique bowling alley, restaurant and bar that offers ten bowling lanes plus a full service restaurant catering to both vacationers and local residents. Bol is the only bowling facility in Vail and the nearest bowling alley is approximately a 30-mile drive. Bol is owned by Mr. Knobel and is operated by Barry Davis, who has 11 years of experience operating food and beverage businesses within Vail. Mr. Knobel has personally guaranteed the Bol lease. According to the Sponsor, the total improvement cost to build out the Bol space was approximately $4.7 million or $350 psf.
CineBistro (12,569 sf; 17.9% NRA; 12.6% GPR) is a three screen movie theater, which also offers a gourmet food and beverage service. CineBistro is the only movie theater in Vail and replaces the two-screen movie theater that was located at the Solaris site prior to redevelopment. According to the Sponsor, the total improvement cost to build out the CineBistro space was approximately $4.5 million or $350 psf. CineBistro reported sales as of TTM 6/30/2011 of $1,673,821, approximately $558,000 per screen. According to the CineBistro estoppel, CineBistro took occupancy on 7/23/2010, thus TTM sales do not represent a full year. CineBistro is operated by Cobb Theatres, which operates 22 theatres with over 220 screens in five states including Florida (14), Alabama (3), Virginia (3), Georgia (1) and Colorado (1). Cobb Theatres operates similar concepts to CineBistro in eight other locations.
Matsuhisa (6,604 sf; 9.4% NRA; 6.2% GPR) is a Japanese restaurant brand created by noted chef Nobuyuki “Nobu” Matsuhisa in collaboration with Nobuko Kang. Nobu Matsuhisa has Matsuhisa restaurants located in Aspen, Los Angeles and Greece. In addition, Nobu Matsuhisa has his namesake Nobu restaurants in major locations around the world including New York, Las Vegas, Los Angeles, and Miami. According to the Sponsor, the total improvement cost to build out the Matsuhisa space was approximately $1.4 million or $218 psf.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

CFCRE 2011-C2	Shops at Solaris
The following table presents certain information relating to the lease rollover schedule of the Shops at Solaris Property:

			Lease Rollover Schedule[1]

	No. of Leases		% of	Cumulative SF	Cumulative % of	Annual UW Base	Annual UW Base
Year	Expiring	SF Expiring	Total SF	Expiring	Total SF Expiring	Rent Expiring	Rent PSF Expiring[2]

MTM	-	-	-	-	-	-	-

2011	-	-	-	-	-	-	-

2012	-	-	-	-	-	-	-

2013	-	-	-	-	-	-	-

2014	-	-	-	-	-	-	-

2015	-	-	-	-	-	-	-

2016	1	1,820	2.6%	1,820	2.6%	$140,080	$76.97

2017	-	-	-	1,820	2.6%	-	-

2018	3	4,423	6.3%	6,243	8.9%	$376,243	$85.07

2019	-	-	-	6,243	8.9%	-	-

2020	7	15,205	21.7%	21,448	30.6%	$1,292,438	$85.00

2021*	5	11,660	16.7%	33,108	47.3%	$660,675	$56.66

Thereafter	6	31,798	45.4%	64,906	92.7%	$1,325,939	$41.70

Vacant	-	5,117	7.3%	70,023	100.0%	-	-

Total / Weighted Average	22	70,023	100.0%			$3,795,375	$58.47

* Loan maturity year

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Weighted Average Annual UW Base Rent PSF Expiring excludes vacant space.
The following table presents certain information relating to the tenancy of the Shops at Solaris Property:

		Tenant Summary[1]
Tenant Name	Tenant NRSF	% of Total NRSF	UW Annual Base Rent PSF[2]	UW Annual Base Rent	Lease Commencement Date	Lease Expiration Date
Anchor Tenants

Bol	13,368	19.1%	$31.42	$420,000	7/1/2010	9/30/2026

CineBistro	12,569	17.9%	$39.78	$500,000	7/1/2010	10/31/2030

Total Anchor Tenants	25,937	37.0%	$35.47	$920,000

Major Tenants

Matsuhisa[3]	6,604	9.4%	$37.33	$246,500	7/11/2011	12/31/2021

Vail Fine Art Gallery, LLC	3,334	4.8%	$72.10	$240,381	8/1/2010	7/31/2020

Gotthelf’s Acquisition Corp. (Betteridge)	2,500	3.6%	$90.18	$225,450	7/1/2010	6/30/2020

Total Major Tenants	12,438	17.8%	$57.27	$712,331

Non-Major Tenants	26,531	37.9%	$81.53	$2,163,044

Occupied Collateral Total	64,906	92.7%	$58.47	$3,795,375

Vacant Space	5,117	7.3%	-	-

Total / Weighted Average	70,023	100.0%	$58.47	$3,795,375

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Weighted Average UW Annual Base Rent PSF excludes vacant space.

(3)	Matsuhisa pays percentage rent based on 5% of gross sales commencing December 15, 2011. The UW Annual Base Rent is based on annualized sales for Matsuhisa’s first six weeks of operations, adjusted to account for seasonality. This is consistent with the smaller Matsuhisa Aspen location, which is under common ownership and reported average gross sales for 2008 through 2010 of approximately $5.6 million. Matsuhisa’s UW Annual Base Rent of $37.33 psf is below the appraiser’s concluded market rent.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

CFCRE 2011-C2	Shops at Solaris
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shops at Solaris Property:

Cash Flow Analysis

	TTM (9/30/2011)	UW1	UW PSF
Gross Potential Rent	$2,302,205	$3,958,236	$56.53
Total Reimbursements[2]	-	947,847	13.54
% Rents	-	246,500	3.52
Other Income[3]	1,366,191	1,587,543	22.67
Less: Vacancy / Credit Loss[4]	-	(495,727)	(7.08)

Effective Gross Income	$3,668,396	$6,244,399	$89.19

Total Operating Expenses	525,155	1,356,868	19.38

Net Operating Income	$3,143,241	$4,887,531	$69.80
TI/LC	-	105,322	1.50
Capital Expenditures	-	14,005	0.20

Net Cash Flow	$3,143,241	$4,768,204	$68.09

Occupancy %[4]	81.9%	90.4%
NOI DSCR		1.54x
NCF DSCR		1.51x
NOI Debt Yield		11.1%
NCF Debt Yield		10.8%

(1)	The Property was built in 2010 with leases commencing April 23, 2010. Only 9 tenants out of the total 22 in place tenants at the Property were in occupancy for the entire TTM period. UW cash flow is based on leases in place.

(2)	20 out of 22 leases in place at the Property are triple net leases.

(3)	Other Income consists of parking related revenue. The TTM period does not reflect a full year of in place contractual parking revenue.

(4)	Vacancy underwritten at 9.6% based on the actual economic vacancy at the property. The property is 92.7% (as of November 1, 2011) occupied on a square footage basis (inclusive of a tenant who is currently building out its space, but not yet in physical occupancy, “—See Escrows and Reserves” section). TTM occupancy is as of September 30, 2011.
Market Overview. Vail is located within Eagle County, Colorado, approximately 100 miles west of Denver along Interstate 70. The principal means of access to the area is via Interstate 70. Eagle County contains 1.1 million acres, of which 77% is under federal ownership and consists primarily of National Forests Land. Vail/Eagle Airport, located approximately 36 miles to the west of the Shops at Solaris Property, hosts flights from 14 major cities in the United States and is expanding its schedules from other cities around the country. The airport also includes the Vail Valley Jet Center for private aircraft. According to Claritas and the Census Bureau, Eagle County has a current population of approximately 55,439 residents, an increase of 33.0% from 2000 through 2011. The Vail Valley is generally considered a service and leisure based economy due to the extensive resort development in Vail and Beaver Creek. According to the appraiser, since 1960, skiing and resort-related industries have dominated the local economy and Vail Resorts, Inc. continues to be ranked as one of the top skiing destinations in the world and one of the state of Colorado’s top economic drivers. Vail Resorts reported 1.75 million skier visits to Vail in 2011. The largest employers in the area include Vail Resorts, Inc., Eagle County School District, Vail Valley Medical Center, Vail Cascade Hotel, Ritz Carlton Hotel, Eagle County, East West Resorts, Park Hyatt, Wal-Mart and the Town of Vail.
According to the appraiser, published market statistics for the Vail Valley commercial market are not available. Based on the appraiser’s survey, conversations with local brokers and direct observations in the market, the Vail retail market has an overall occupancy rate in excess of 95%.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

CFCRE 2011-C2	Shops at Solaris
Escrows and Reserves. At closing, the Shops at Solaris Borrower escrowed (i) $210,417 for real estate taxes and insurance, (ii) $5,000,000 into the Occupancy Reserve (detailed below), and (iii) $800,000 into the Matsuhisa Reserve (detailed below). The Shops at Solaris Loan documents require the Shops at Solaris Borrower to reserve monthly (i) 1/12 of estimated annual real estate taxes and insurance premiums, (ii) $1,170 for replacement reserves ($0.20 psf per annum) and (iii) $8,777 for rollover reserves ($1.50 psf per annum).
Occupancy Reserve. The Shops at Solaris Borrower deposited $5,000,000 into the “Occupancy Reserve” at closing related to five tenants with signed leases that were not yet in occupancy as of the closing of the loan (Manrico Cashmere – 1,297 sf, Performance Sports – 1,745 sf, Luca Bruno - 1,700 sf, Tony Newlin Gallery – 711 sf and Carrie Fell Gallery – 1,196 sf). The Occupancy Reserve will be released pro-rata to the Shops at Solaris Borrower upon the satisfaction of the following criteria for each of the five related tenants: (i) tenant shall be in occupancy, (ii) tenant is open for business, (iii) tenant has paid one (1) month of rent, (iv) tenant has delivered a clean estoppel to the lender, and (v) no other tenants (excluding those tenants related to the Occupancy Holdback) are dark or in default under their lease. As of November 16, 2011, four of the five tenants physically occupied their respective spaces, were paying rent and had delivered estoppels. The Shops at Solaris Borrower is currently pursuing the release of a pro-rata portion of the Occupancy Reserve related to these four tenants.
Matsuhisa Reserve. The Shops at Solaris Borrower deposited $800,000 (the “Matsuhisa Reserve”) at closing related to Matsuhisa’s rental payments. The Matsuhisa Reserve shall be released to the Shops at Solaris Borrower upon the satisfaction of certain average monthly sales levels above $200,000 per month. The entire $800,000 reserve will be released once average annualized sales achieve $4 million. Should the Borrower lease any space at the Property resulting in an NOI above a baseline, such leasing will qualify for a release of funds for an approved lease, equal to $120 multiplied by the average monthly rent to the extent the funds are available in the reserve provided that: (i) the tenant is open for business, (ii) the tenant has paid one (1) month of rent, (iii) the tenant is not in default under its lease, and (iv) no other tenants at the Property are in material or monetary default or other default.
CineBistro Reserve. If CineBistro’s (i) trailing twelve month gross receipts fall below $1,670,000, and (ii) the Property’s net operating income is less than or equal to $4,800,000 when removing any attributable revenues from the CineBistro lease; then any available cash will be swept into the CineBistro Reserve up to a cap of $1,000,000. In the event that Vail Village Base reported aggregate snowfall is less than 263 inches as of May 31 of each year, cash will be swept at a rate of 50% of available cash flow. The reserve will be released once (i) the net operating income excluding CineBistro exceeds $4,800,000 for two consecutive quarters, or (ii) the tenant’s gross receipts exceed the $1,670,000 trigger upon the next test. The CineBistro Reserve can also be used for approved leasing costs to re-tenant the space as detailed in the Shops at Solaris Loan documents.
Bol Reserve. If Bol’s (i) trailing twelve month gross receipts fall below $2,810,000 and (ii) the Property’s net operating income is less than or equal to $4,800,000 when removing any attributable revenues from the Bol lease; then any available cash will be swept into the Bol Reserve up to a cap of $1,000,000. In the event that Vail Village Base’s reported aggregate snowfall is less than 263 inches as of May 31 of each year, cash will be swept at a rate of 50% of available cash flow. The reserve will be released once (i) the net operating income excluding Bol exceeds $4,800,000 for two consecutive quarters, (ii) the tenant’s gross receipts exceed the $2,810,000 trigger upon the next test or (iii) for approved leasing costs to re-tenant the space.
Excess Cash Reserve. Upon the occurrence and during the continuance of a Cash Trap Period (as defined below) or an Event of Default (as defined in the Shops at Solaris loan documents) all excess cash is required to be deposited into an Excess Cash Reserve to be held as additional security for the Shops at Solaris Loan. A Cash Trap Period will be in effect at any time that (i) a bankruptcy action of Borrower, Principal, Guarantor or (if any) Manager has occurred or (ii) at any time the DSCR falls below 1.15x (until such time that the DSCR is at least 1.25x for two consecutive calendar quarters, as reasonably determined by lender based on tenants that are in possession and paying unabated rent).
Mezzanine or Subordinate Indebtedness. None in place and not permitted.
Lockbox and Cash Management. The Shops at Solaris Loan is structured with a hard lockbox and in place cash management.
Property Management. The Shops at Solaris Property is self-managed by the Shops at Solaris Borrower.
Terrorism Insurance. The Shops at Solaris Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Shops at Solaris Property.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

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CFCRE 2011-C2	DC Mixed Use Crossed Portfolio
DC MIXED USE CROSSED PORTFOLIO
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

CFCRE 2011-C2	DC Mixed Use Crossed Portfolio

DC MIXED USE CROSSED PORTFOLIO

DC Mixed Use Crossed Portfolio
1 918 F Street NW
918 F Street NW, Washington, DC 20004
2 623 H Street NW
623 H Street NW, Washington, DC 20001
3 1219 Connecticut Avenue NW
1219 Connecticut Avenue NW, Washington, DC 20036
4 1210 18th Street NW
1210 18th Street NW, Washington, DC 20036
5 4445 Wisconsin Avenue NW
4445 Wisconsin Avenue NW, Washington, DC 20016
6 8301 Sudley Road
8301 Sudley Road, Manassas, VA 20109
7 919 F Street NW
919 F Street NW, Washington, DC 20004
8 707 6th Street NW
707 6th Street NW, Washington, DC 20001
9 1136 19th Street NW
1136 19th Street NW, Washington, DC 20036
Washington D.C.
Rock Creek Park
Chevy Chase
MARYLAND
DC
Bethesda
American University
Georgetown University
George Washington University
Howard University
Catholic University of America
Gallaudet University
White House
THE NATIONAL MALL
U.S. Capitol
Potomac River
Tidal Basin
DISTRICT OF COLUMBIA
VA
Germantown
Gaithersburg
Rockville
Leesburg
Reston
Manassas
Alexandria
Arlington
VIRGINIA
MARYLAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

CFCRE 2011-C2	DC Mixed Use Crossed Portfolio

DC MIXED USE CROSSED PORTFOLIO1

Mortgage Loan Information
Mortgage Loan Seller:	CCRE
Original Principal Balance[2]:	$33,800,000
Cut-off Date Balance:	$33,800,000

Cut-off Date Balance per SF:	$353
% of Initial Pool Balance:	4.4%

Loan Purpose:	Refinance
Borrower Name[3]:	Various
Sponsor Name:	Norman Jemal; Douglas Jemal
Mortgage Rate:	5.9750%
Note Date:	11/16/2011
Maturity Date:	12/11/2021

Amortization Type:	Amortizing
Original Loan Term:	120 months
Original Amortization Term:	300 months
Original IO Period:	N/A
Seasoning:	0 months
Interest Accrual Method:	Actual / 360
Call Protection:	L(24),Def(92),O(4)
Lockbox Type:	Hard
Cash Management:	In Place

Mortgaged Property Information
Number of Properties:	9
Ownership Interest:	Fee
Property Type / Subtype[5]:	Various / Various
Location:	Washington, D.C. (8) / Manassas, VA (1)

Size:	95,844 sf
Year Built / Renovated[5]:	Various / Various
Occupancy % (as of November 2011):	99.6%
Property Manager:	Douglas Development Corp.
Appraised Value (as of October 2011):	$49,200,000

Third Most Recent NOI (as of):	$998,649 (12/31/2009)
Second Most Recent NOI (as of):	$1,352,374 (12/31/2010)
Most Recent NOI (as of):	$1,881,863 (TTM 8/31/2011)

UW Revenues:	$4,375,496
UW Expenses:	$1,045,942
UW NOI:	$3,329,553
UW NCF:	$3,174,883
UW DSCR NOI / NCF:	1.28x / 1.22x
UW Debt Yield NOI / NCF:	9.9% / 9.4%
Cut-off Date LTV Ratio:	68.7%
LTV Ratio at Maturity:	53.3%

Reserve Information

Type	Initial	Monthly
Real Estate Taxes	$269,153	$57,714
Insurance	$12,157	$1,351
Required Repairs	$16,163	-
Replacement Reserve	-	$1,998
TI / LC Reserve	-	$10,891
Free Rent Reserves[4]	$139,265	-
LivingSocial Reserve[4]	$79,789	-

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / SF	LTV
Mortgage Loan[2]	$33,800,000	$353	68.7%
B-Note	-	N/A	N/A
Mezzanine Debt	-	N/A	N/A

Total Debt	$33,800,000	$353	68.7%

(1)	The DC Mixed Use Crossed Portfolio consists of two cross-defaulted and cross-collateralized loans. All the figures shown above have been aggregated.

(2)	See “—The Mortgage Loan” section below.

(3)	See “—The Borrower and Sponsor” section below.

(4)	See “—Escrows and Reserves” section below.

(5)	See “—The Mortgaged Properties” section below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

CFCRE 2011-C2	DC Mixed Use Crossed Portfolio
The Mortgage Loan. The mortgage loans consist of two (2) cross-defaulted and cross-collateralized mortgage loans, with an aggregate original principal balance of $33,800,000 (“DC Mixed Use Crossed Portfolio” or “Crossed Loan”). The first of the mortgage loans is evidenced by a note with an original principal balance of $24,400,000 and is secured by a first priority fee mortgage encumbering seven properties located in Washington, D.C. and one (1) property located in Manassas, Virginia (the “DC Mixed Use Portfolio A Loan”). The second of the mortgage loans is evidenced by a note with an original principal balance of $9,400,000 and is secured by a first priority fee mortgage encumbering one property located in Washington, D.C. (the “918 F Street NW Loan”). The DC Mixed Use Crossed Portfolio was originated on November 16, 2011 by Cantor Commercial Real Estate Lending, L.P. The notes evidencing the DC Mixed Use Crossed Portfolio have an aggregate outstanding principal balance as of the Cut-off Date of $33,800,000 and a fixed interest rate of 5.9750% per annum. The proceeds of the DC Mixed Use Crossed Portfolio were used to refinance existing debt.
The DC Mixed Use Crossed Portfolio is newly originated and has an initial and remaining term of 120 months. The DC Mixed Use Crossed Portfolio requires payments of interest and principal based on a 25-year amortization schedule for the entire term of the loan. The scheduled maturity date is December 11, 2021. Voluntary prepayment of the DC Mixed Use Crossed Portfolio is prohibited prior to September 11, 2021. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted after the second anniversary of the securitization closing date. Partial defeasance of the DC Mixed Use Crossed Portfolio is permitted subject to certain requirements as described below under “—Release Provisions.”
The Borrower and the Sponsor. The borrowers under the DC Mixed Use Crossed Portfolio are eight various special purpose entities (collectively, the “DC Mixed Use Portfolio A Borrower”). The borrower under the 918 F Street NW Loan is Jemal’s National Union Building L.L.C., a District of Columbia limited liability company (the “918 F Street NW Borrower”, collectively with the DC Mixed Use Crossed Portfolio A Borrower, the “DC Mixed Use Crossed Portfolio Borrower”). The DC Mixed Use Crossed Portfolio is sponsored by Douglas Jemal and Norman Jemal (together, the “Sponsor”), the principals of Douglas Development Corp., a Washington DC based local real estate owner/operator since 1985 with a metro Washington DC portfolio of more than 180 properties totaling more than eight million sf. Norman Jemal is also the sponsor and non-recourse carveout guarantor for the borrower under the DC Mixed Use Portfolio B Loan (mortgage loan number 32) which loan has a Cut-off Date principal balance of $7,723,954.
The Mortgaged Properties. The DC Mixed Use Crossed Portfolio consists of nine properties primarily containing retail (54% of GLA), office (42% of GLA), and multifamily (4% of GLA) totaling 95,844 sf, located in the Washington, D.C. MSA (collectively, the “DC Mixed Use Crossed Portfolio Properties” or the “Properties”). The Properties were acquired by the Sponsor between 1988 and 2008 for a total of approximately $35.1 million. Subsequently, the Sponsor invested more than $12 million to renovate the majority of the portfolio, for a total basis of more than $47.2 million. Eight properties, representing 91.7% of GLA, are located within five submarkets of Washington, D.C. One property, representing 8.4% of GLA, is located in Manassas, Virginia. The portfolio is 99.6% occupied (as of November 2011) by 22 tenants.
The following table presents certain information relating to the DC Mixed Use Crossed Portfolio Properties:

Property Summary
	Allocated Loan		Net Rentable	Year Acquired			Appraised
Property	Amount	Property Type	Area (SF)	/ Renovated	Occ. (%)	UW NCF	Value

918 F Street NW1	$9,400,000	Office	28,106	2007/2011	100.0%	$844,588	$14,000,000

1219 Connecticut Avenue NW	5,310,000	Retail	12,591	2007/2009	97.2%	481,836	7,700,000

623 H Street NW	5,300,000	Retail/Office	14,550	2005/2006	100.0%	518,480	8,400,000

1210 18th Street NW	3,800,000	Retail/Office	10,353	2008/2008	100.0%	351,154	5,300,000

4445 Wisconsin Avenue NW	2,880,000	Retail	8,100	1989/1990	100.0%	276,784	3,900,000

919 F Street NW	2,000,000	Retail/Multifamily	5,594	1999/2005	100.0%	185,339	2,900,000

8301 Sudley Road	1,875,000	Retail	8,000	1999 / NA	100.0%	201,471	2,500,000

707 6th Street NW	1,815,000	Retail	4,950	2007/2011	100.0%	169,312	2,600,000

1136 19th Street NW	1,420,000	Retail	3,600	1988/2008	100.0%	145,920	1,900,000

Total	$33,800,000		95,844		99.6%	$3,174,883	$49,200,000

(1)
The tenant, LivingSocial, has taken possession of its space and is completing its build-out. LivingSocial had a lease commencement date and rent commencement date of November 9, 2011. The Borrower contributed a TI allowance of $1,580,494 of which $69,382 remains unfunded (115% of this unfunded amount was escrowed at closing). The tenant contribution towards the build-out is approximately $3.1 million, for a total renovation budget of approximately $4.7 million ($167 psf).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

CFCRE 2011-C2	DC Mixed Use Crossed Portfolio

The following table presents certain information relating to the tenancy of the DC Mixed Use Crossed Portfolio Properties:

Tenant Summary[1]

	Credit Rating	Tenant	% of Total	UW Annual		UW Annual	Lease Expiration
Tenant Name / Type	(Moody’s/S&P/Fitch)	NRSF	NRSF	Base Rent PSF	[2]	Base Rent	Date

Office Tenants

LivingSocial	NR	28,106	29.3%	$44.00		$1,236,664	1/31/2017

Other Office Tenants	NR	12,033	12.6%	$37.46		$450,734

Total Office Tenants		40,139	41.9%	$42.04		$1,687,398

Total Retail Tenants		51,737	54.0%	$43.70		$2,260,901

Total Multifamily Tenants[3]		3,614	3.8%	$37.34		$134,940

Occupied Collateral Total		95,490	99.6%	$42.76		$4,083,239

Vacant Space		354	0.4%	-		-

Total / Weighted Average		95,844	100.0%	$42.76		$4,083,239

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Weighted Average UW Annual Rent PSF excludes vacant space.

(3)	The DC Mixed Use Crossed Portfolio contains a total of five multifamily units located at the 919 F Street NW property. The average UW Annual Base Rent per unit per month is approximately $2,249.
The following table presents certain information relating to the lease rollover schedule of the DC Mixed Use Crossed Portfolio Properties:

Lease Rollover Schedule[1]

	No. of Leases		% of	Cumulative SF	Cumulative % of	Annual UW Base	Average UW Base
Year	Expiring	SF Expiring	Total SF	Expiring	Total SF Expiring	Rent Expiring	Rent PSF Expiring	[2]

MTM	-	-	-	-	-	-	-

2011[3]	5	3,614	3.8%	3,614	3.8%	$134,940	$37.34

2012	-	-	-	3,614	3.8%	-	-

2013	1	1,258	1.3%	4,872	5.1%	$45,571	$36.22

2014	-	-	-	4,872	5.1%	-	-

2015	4	9,814	10.2%	14,686	15.3%	$355,829	$36.26

2016	3	9,980	10.4%	24,666	25.7%	$379,902	$38.07

2017	2	32,606	34.0%	57,272	59.8%	$1,514,890	$46.46

2018	3	17,886	18.7%	75,158	78.4%	$660,325	$36.92

2019	2	10,581	11.0%	85,739	89.5%	$609,862	$57.64

2020	-	-	-	85,739	89.5%	-	-

2021*	2	9,751	10.2%	95,490	99.6%	$381,920	$39.17

Thereafter	-	-	-	95,490	99.6%	-	-

Vacant	-	354	0.4%	95,844	100.0%	-	-

Total / Weighted Average	22	95,844	100.0%			$4,083,239	$42.76

*Loan maturity year

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Weighted Average UW Base Rent PSF Expiring excludes vacant space.

(3)	The 2011 expiring leases are multifamily tenants at the 919 F Street NW property, which have either extended their leases or been replaced by new tenants.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

CFCRE 2011-C2	DC Mixed Use Crossed Portfolio
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the DC Mixed Use Crossed Portfolio Properties:

	Cash Flow Analysis[1]

	2009	2010	TTM 08/31/2011	UW2	UW PSF

Gross Potential Rent	$1,760,941	$2,181,945	$2,433,847	$4,090,622	$42.68

Total Reimbursements	425,188	561,310	605,839	552,467	5.76

Other Income	33,553	21,490	24,133	-	-

Less: Vacancy[3]	(200,139)	(275,000)	(96,307)	(267,593)	(2.79)

Effective Gross Income	$2,019,543	$2,489,745	$2,967,512	$4,375,496	$45.65

Total Operating Expenses	1,020,895	1,137,371	1,085,650	1,045,942	10.91

Net Operating Income[4]	$998,648	$1,352,374	$1,881,862	$3,329,553	$34.74
TI/LC	-	-	-	130,690	1.36
Capital Expenditures	-	-	-	23,980	0.25

Net Cash Flow[4]	$998,648	$1,352,374	$1,881,862	$3,174,883	$33.13

Occupancy %[3,4]	49.5%	89.5%	70.3%	93.6%

NOI DSCR				1.28x

NCF DSCR				1.22x

NOI Debt Yield				9.9%

NCF Debt Yield				9.4%

(1)	Certain non-recurring or non-operating items were excluded from the historical presentation and are not considered for UW Net cash flow.

(2)	UW cashflow includes contractual rent steps through June 2012.

(3)	Vacancy underwritten at the greater of actual or 5% for each property. TTM occupancy is as of August 31, 2011. Since then, LivingSocial has taken occupancy of its space and commenced paying rent, increasing the occupancy for the DC Mixed Use Crossed Portfolio to its current level of 99.6%.

(4)	Five of the properties in the DC Mixed Use Crossed Portfolio were renovated between 2008 and 2011 impacting the cash flow and historical occupancy figures in 2009 through the TTM period.
Market Overview.  The DC Mixed Use Crossed Portfolio Properties are located in Washington, DC and Northern Virginia. Seven (7) out of nine (9) of the Properties in the Crossed Loan, for greater than 85% of the Crossed Loan by allocated loan amounts, are considered to be located within two Washington, DC submarkets, East End and CBD.
East End submarket
The East End submarket is bounded by 3rd Street NW and I-395 to the east, 15th Street NW to the west, Pennsylvania Avenue NW and the National Mall to the south, and Massachusetts Avenue NW to the north. 918 F Street NW, 623 H Street NW, 919 F Street NW and 707 6th Street NW, which collectively represent 54.8% of the loan allocation of the Crossed Loan, are considered to be located in the East End submarket. Major developments within recent years, namely the Verizon Center and the convention center, have driven investment interest to the East End including office, retail and residential developments. The East End office submarket has become an extension of the Washington CBD given its good transportation linkages, access to Capitol Hill and complimentary mix of amenities. The submarket is serviced by three Metro stops and Union Station on its eastern edge and has access to I-395. New development is constrained by Washington, D.C.’s building height restrictions (generally, 130 feet or twelve stories).
Per the appraiser, the East End submarket is the largest office submarket in Washington, D.C. with a total supply of 42.4 million sf as of Q3 2011. Over the past five years, vacancy rates have ranged from a low of 5.6% in 2006 to the current vacancy rate of 9.7%. During that time, the market has absorbed over 2.8 million sf of office space, averaging approximately positive 640,000 sf per year from 2006-2010. Average rental rates have increased from $42.67 psf to $43.77 psf during the same period.
Central Business District (“CBD”) submarket
The CBD submarket of Washington, DC includes the area to the north and west of the White House and is bounded by Pennsylvania Avenue NW and the National Mall to the south, New Hampshire and Massachusetts Avenues to the north, 15th Street to the east and 23rd Street to the west. 1219 Connecticut Avenue NW, 1210 18th Street and 1136 19th Street NW, which collectively represent 31.2% of the loan allocation of the Crossed Loan, are considered to be located in the CBD submarket. The submarket includes the Connecticut Avenue corridor which intersects with New Hampshire and Massachusetts Avenues at DuPont Circle. Connecticut Avenue is a primary commuter corridor in and out of the city from Bethesda and other Maryland suburbs. The area is serviced by three metro stops, one at DuPont Circle and two along 18th Street at L Street (red line) and at I Street (blue line). As is the case throughout Washington, D.C., new development is limited by height restrictions (generally, 130 feet or twelve stories).
As of Q3 2011, the CBD submarket contained a total supply of 8.9 million sf of retail space with an overall vacancy rate of 4.4% and average asking rental rates of $41.53 psf. Within the DuPont Circle micro-market, the total supply was 663,811 sf with an overall vacancy rate of 5.1% and an average asking rental rate of $37.24 psf. Occupancy within the DuPont Circle micro-market has improved over the last three years from 89.7% to its current level of 94.9%.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CFCRE 2011-C2	DC Mixed Use Crossed Portfolio
The following table presents summary vacancy and market rent conclusions per the appraiser as compared to the vacancy and rent underwriting assumptions used by CCRE:

Property			Appraiser		UW

		Allocated Loan	Concluded	Concluded
Property Name	Type	Amount	Vacancy	Market Rent	Vacancy	Average Rent

918 F Street NW1	Office	$9,400,000	3.0%	$51.00	7.6%	$44.00

1219 Connecticut Avenue NW	Retail	$5,310,000	5.0%	$49.71	5.0%	$44.17

623 H Street NW2	Office	$5,300,000	5.0%	$38.00	5.0%	$38.02

	Retail		5.0%	$61.00	5.0%	$63.67

1210 18th Street NW	Office	$3,800,000	5.0%	$31.00-$35.00	5.0%	$35.29

	Retail		5.0%	$41.51-$49.77	5.0%	$45.13

4445 Wisconsin Avenue NW	Retail	$2,880,000	5.0%	$35.00	5.0%	$38.85

919 F Street NW	Retail	$2,000,000	5.0%	$71.00	5.0%	$72.37

	Multifamily		5.0%	$2,250	5.0%	$2,249

8301 Sudley Road	Retail	$1,875,000	7.0%	$28.00	6.2%	$29.58

707 6th Street NW	Retail	$1,815,000	3.0%	$50.00	5.0%	$38.38

1136 19th Street NW	Retail	$1,420,000	5.0%	$37.00-$43.00	5.0%	$45.10

       Source: appraiser

(1)
For the 918 F Street NW property, a November 2011 REIS report, consisting of all office properties (totaling 3.1 million sf) within a 1/2 mile radius of the property, indicates a 7.6% average vacancy rate and $55.44 psf average asking rents. The same set of properties reported average vacancy rates between 4.4% and 7.6% over the past 3 years.

(2)
For the 623 H Street NW property, a November 2011 REIS report, consisting of all office properties (totaling 1.5 million sf) within a 1/2 mile radius of the 623 H Street NW property, indicates a 2.0% average vacancy rate and $61.50 psf average asking rents. The same set of properties reported average vacancy rates between 0.3% and 2.0% over the past 3 years.

Escrows and Reserves.  At closing, (i) $79,789 related to the LivingSocial lease, representing 115% of unfunded TI/LC costs owed by the Borrower; (ii) $103,055 related to free rent due pursuant to the LivingSocial lease; (iii) $15,993 for rent abatements offered to Knowland Group Holdings in an amount equal to two (2) months of 50% abated rent through March 2012; (iv) $20,217 for rent abatements offered to Men’s Wearhouse; and (v) $16,163 for required repairs (representing 125% of the engineer’s estimate). Ongoing escrows include (i) monthly collections of 1/12 of estimated annual real estate taxes and insurance premiums; (ii) $1,998 for replacement reserves (equal to $0.25 psf per annum for the retail and office space and $250 per apartment unit per annum); and (iii) $10,891 ($1.42 per sf per annum, excluding the multifamily square footage) for rollover reserves, capped at $750,000.
LivingSocial Rollover Reserve:  LivingSocial has a right to renew its lease at 95% of fair market rent with 12 months advanced notice. Deposits into the LivingSocial Rollover Reserve will commence upon (i) the date which is twelve (12) months prior to the expiration date of the LivingSocial lease (January 31, 2016), if as of such date, LivingSocial has not exercised its five (5) year renewal option; (ii) if LivingSocial has exercised its five (5) year renewal option pursuant to its lease, the date which is twelve (12) months prior to the expiration of such extension (January 31, 2021), provided, as of such date, LivingSocial has not again extended the term of its lease for a term of not less than five (5) years, on terms (including rent) and conditions acceptable to Lender; or (iii) if LivingSocial has not exercised its five (5) year renewal option pursuant to its current lease and the 918 F Street NW Borrower enters into a replacement lease, the date which is twelve (12) months prior to the then current expiration date of the replacement lease, provided, as of such date, the replacement tenant has not irrevocably extended the term of the replacement lease for a term of not less than five (5) years, on terms acceptable to lender ( the “LivingSocial Lease Non-Renewal Trigger”).
On the first ten (10) payment dates following the occurrence of a LivingSocial Lease Non-Renewal Trigger, the 918 F Street NW Borrower must make deposits to the LivingSocial Rollover Reserve so that at the end of such ten (10) month period the balance on deposit in the LivingSocial Rollover Reserve is equal to $600,000 (a portion of which may under certain circumstances be transferred to the LivingSocial Rollover Reserve from funds on deposit in the rollover reserve established under the 918 F Street NW Loan).
Excess Cash Reserve:  Upon the occurrence and during the continuance of a Cash Trap Period (as defined herein) all excess cash is required to be deposited into an Excess Cash Reserve to be held as additional security for the DC Mixed Use Crossed Portfolio. A “Cash Trap Period” is in effect at any time after (a) an event of default has occurred under the DC Mixed Use Crossed Portfolio loan documents or (b) the DC Mixed Use Crossed Portfolio, at the end of two consecutive calendar quarters, fails to maintain a DSCR of at least 1.15x (tested as of the last day of each such calendar quarter). The Cash Trap Period will end at such time, if ever (i) on the date that the DC Mixed Use Crossed Portfolio and all other obligations under the DC Mixed Use Crossed Portfolio loan documents are repaid in full, (ii) in the case of clause (a) above, the event of default giving rise to such Cash Trap Period has been cured (and no other Cash Trap Period is then continuing), and (iii) as in the case of clause (b)
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

CFCRE 2011-C2	DC Mixed Use Crossed Portfolio

above, for a period of four consecutive calendar quarters subsequent to the commencement of the Cash Trap Period, the DSCR is equal to or greater than 1.20x (tested as of the last day of each such calendar quarter) and no other Cash Trap Period is then continuing.
Mezzanine or Subordinate Indebtedness.  None in place and not permitted.
Lockbox and Cash Management.  The DC Mixed Use Crossed Portfolio is structured with a hard lockbox and in place cash management.
Property Management.  The DC Mixed Use Crossed Portfolio Properties are managed by Douglas Development Corp., an affiliate of the DC Mixed Use Crossed Portfolio Borrower.
Release Provisions.  Provided that no event of default has occurred and is continuing, at any time after the second anniversary of the securitization closing date, the DC Mixed Use Crossed Portfolio Borrower may obtain the release of one or more of the individual mortgaged properties by providing lender with defeasance collateral in an amount equal the greater of: (a) an amount equal to the sum of (1) 100% of the allocated loan amount of the mortgaged property to be released, as reduced on a pro rata basis with the allocated loan amounts of the other mortgaged properties by the monthly payments of principal amortization under the DC Mixed Use Crossed Portfolio, plus (2) 10% of the allocated loan amount with respect to such mortgaged property, or (b) if the mortgaged property being released is being sold in connection with such partial defeasance event, the lesser of: (x) 100% of the net sale proceeds with respect to such mortgaged property; and (y) (A) 120% of the allocated loan amount with respect to such mortgaged property, if as of the defeasance date the aggregate allocated loan amounts of all of the individual mortgaged properties that have been previously the subject of a partial defeasance event or on such date are the subject of a partial defeasance event (collectively, the “Aggregate Defeased Allocated Loan Amounts”) is no greater than $10,000,000 or (B) 130% of the allocated loan amount with respect to such mortgaged property, if as of the defeasance date the Aggregate Defeased Allocated Loan Amounts is greater than $10,000,000, provided, among other things, that after giving effect to such partial defeasance (i) the debt service coverage ratio in the aggregate for the remaining mortgaged properties under the DC Mixed Use Crossed Portfolio will not be less than the greater of (a) the debt service coverage for the DC Mixed Use Crossed Portfolio at closing, (b) the debt service coverage ratio under the DC Mixed Use Crossed Portfolio immediately preceding such release, and (c) 1.35x, and (ii) the loan to value ratio in the aggregate for such remaining mortgaged properties is not more than the least of (a) the loan to value ratio for the DC Mixed Use Crossed Portfolio at closing, (b) the loan to value ratio for the DC Mixed Use Crossed Portfolio immediately prior to such release and (c) 67%.
Terrorism Insurance.  The DC Mixed Use Crossed Portfolio Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the DC Mixed Use Crossed Portfolio Properties.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

CFCRE 2011-C2	Great America Place

GREAT AMERICA PLACE
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

CFCRE 2011-C2	Great America Place

GREAT AMERICA PLACE

SAN JOSE INTERNATIONAL AIRPORT
HITACHI
NVIDIA CORP
INTEL
101
MCAFEE
CISCO
YAHOO!
MISSION COLLEGE
GREAT AMERICA THEME PARK
AVAYA
NORTEL NETWORKS
PROPOSED 49ERS STADIUM
HILTON
SANTA CLARA CONVENTION CENTER
CITRIX SYSTEMS
Tasman-Dr
HYATT REGENCY
Great America Pkwy
NETWORK MEETING CENTER
Tasman-Dr
GREAT AMERICA PLACE
Bunker Hill Ln

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

CFCRE 2011-C2	Great America Place

GREAT AMERICA PLACE

Great America Place
5200 Great America Parkway; 2903 & 2933 Bunker Hill Lane
Santa Clara, CA 95054
Fremont
Milpitas
San Jose
Santa Clara
Sunnyvale
Cupertino
Mountain View
ALAMEDA COUNTY
SANTA CLARA COUNTY
Moffett Federal Airfield
Moffett Field Golf Course
San Jose International Airport
California's Great America
Santa Clara Convention Ctr.
Santa Clara Mun. Golf Course
West Valley Mission College
Santa Clara University
Great Mall of the Bay Area
Westfield Valley Fair
Santana Row
Vallco Shopping Mall
De Anza College
San Jose City College
Santa Clara Valley Medical Center
O'Connor Hospital
San Jose State Univ.
San Jose Conv. Ctr.
HP Pavilion
Downtown
River Oaks
South Bay Fwy
Bayshore Fwy
Nimitz Fwy
Sinclair Fwy
Junipero Serra Fwy
West Valley Fwy
Central Expwy
Lawrence Expwy
San Tomas Expwy
Montague Expwy
Great America Pkwy
El Camino Real
Stevens Creek Blvd
Homestead Rd
Tasman Dr
CALTRAIN
VTA LIGHT RAIL
Oakland
San Francisco
Concord
Hayward
Fremont
Livermore
Pleasanton
Palo Alto
Santa Clara
San Jose
Los Gatos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

CFCRE 2011-C2	Great America Place

GREAT AMERICA PLACE

Mortgage Loan Information
Mortgage Loan Seller:	CCRE

Original Principal Balance:	$32,000,000

Cut-off Date Balance:	$31,864,416

Cut-off Date Balance per SF:	$142

% of Initial Pool Balance:	4.1%

Loan Purpose:	Acquisition

Borrower Name:	Aslan Newcastle Great America Owner, L.L.C.

Sponsor Name:	Aslan Realty Partners IV, L.L.C.

Mortgage Rate:	5.3465%

Note Date:	7/22/2011

Maturity Date:	8/11/2016

Amortization Type:	Amortizing

Original Loan Term:	60 months

Original Amortization Term:	360 months

Original IO Period:	N/A

Seasoning:	4 months

Interest Accrual Method:	Actual / 360

Call Protection:	L(28),Def(28),O(4)

Lockbox Type:	Hard

Cash Management:	Springing

Mortgaged Property Information
Number of Properties:	1

Ownership Interest:	Fee

Property Type / Subtype:	Office / Suburban

Location:	Santa Clara, CA

Size:	223,753 sf

Year Built / Renovated:	1982, 1984 / 2008, 2010

Occupancy % (as of 10/31/2011):	94.5%

Property Manager:	Newcastle Partners, Inc.

Appraised Value (as of 5/27/2011):	$49,500,000

Third Most Recent NOI (as of):	$732,017 (12/31/2009)

Second Most Recent NOI (as of):	$838,502 (12/31/2010)

Most Recent NOI (as of):	$1,757,687 (TTM 4/30/2011)

UW Revenues:	$4,707,803

UW Expenses:	$1,513,240

UW NOI:	$3,194,564

UW NCF:	$3,033,373

UW DSCR NOI / NCF:	1.49x / 1.42x

UW Debt Yield NOI / NCF:	10.0% / 9.5%

Cut-off Date LTV Ratio:	64.4%

LTV Ratio at Maturity:	60.0%

Reserve Information

Type	Initial	Monthly
Real Estate Taxes	$217,500	$43,500
Insurance	$25,720	$8,573
Replacement Reserve[1]	$56,000	$2,797
TI/LC Reserve[2]	$1,118,120	$15,849
Other Reserve[3]	$538,515	-

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / SF	LTV
Mortgage Loan	$31,864,416	$142	64.4%
B-Note	-	N/A	N/A
Mezzanine Debt	-	N/A	N/A

Total Debt	$31,864,416	$142	64.4%

(1)	Capped at $100,000. See “—Escrows and Reserves” section for additional detail.

(2)	Capped at $1.5 million. See “—Escrows and Reserves” section for additional detail.

(3)	Represents a prepaid rent reserve of $38,515 and a renovation reserve of $500,000. See “—Escrows and Reserves” section for additional detail.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

CFCRE 2011-C2	Great America Place

The Mortgage Loan.   The mortgage loan (the “Great America Place Loan”) is evidenced by a note with an original principal balance of $32,000,000 and is secured by a first priority fee mortgage encumbering a three building office complex located in Santa Clara, California (the “Great America Place Property”). The Great America Place Loan was originated on July 22, 2011 by Cantor Commercial Real Estate Lending, L.P. The note evidencing the Great America Place Loan has an outstanding principal balance as of the Cut-off Date of $31,864,416 and a fixed interest rate of 5.3465% per annum. The proceeds of the Great America Place Loan along with approximately $16.4 million of cash equity were used to acquire the Great America Place Property.
The Great America Place Loan had an initial term of 60 months and has a remaining term of 56 months. The Great America Place Loan requires payments of principal and interest for the full term based on a 30-year amortization schedule. The scheduled maturity date is August 11, 2016. Voluntary prepayment of the Great America Place Loan is prohibited prior to May 11, 2016. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted after the second anniversary of the securitization closing date.
The Borrower and the Sponsor.   The borrower is Aslan Newcastle Great America Owner, L.L.C. (the “Great America Place Borrower”), a newly formed SPE controlled by Newcastle Partners (“Newcastle”) and Aslan Realty Partners IV, L.L.C. (“Aslan”, collectively, the “Great America Place Sponsor”). Newcastle is a San Francisco based developer and operator of office/R&D properties with 25 years of experience acquiring and developing over 40 properties in major west coast markets, including the San Francisco Bay Area, Southern California and Seattle. Aslan is an institutional equity fund controlled by Pearlmark Real Estate Partners (“Pearlmark”), formerly Transwestern Investment Company. Pearlmark is a private equity real estate investment firm that pursues domestic, value-added investment strategies through a series of institutional equity fund vehicles. Pearlmark’s current investment portfolio includes 50 commercial properties totaling over 23.4 million sf and 14 multifamily assets totaling approximately 3,400 units. Aslan guarantees the non-recourse carveouts on the Great America Place Loan.
The Mortgaged Property.   The Great America Place Property consists of three two-story buildings, 5200 Great America Parkway Drive (“5200 Building”) and 2903 and 2933 Bunker Hill Lane (collectively, the “BHL Buildings”), totaling 223,753 sf located in Santa Clara, California (Santa Clara County). The Great America Place Property is 94.5% occupied by 11 tenants as of October 31, 2011. The Property is located within the Marriott Business Park in northern Santa Clara within the Golden Triangle of Silicon Valley, which contains approximately six million sf of office and industrial space. Additionally, the Marriott Business Park is anchored by a 300-room Marriott Hotel, a 500-room Westin hotel, and the 240,000 sf Santa Clara Convention Center located directly across from the Property. The Great America Place Property is located approximately 4.8 miles northwest of San Jose International Airport and approximately eight miles northwest of downtown San Jose, California. Parking at the Great America Place Property consists of 596 surface parking spaces (2.7 spaces per 1,000 sf).
According to the Great America Place Sponsor, the Property underwent approximately $3.0 million in renovations under prior ownership, including the installation of new windows, a steel grid structure designed to define the building entrance and a complete lobby refurbishment. Upon completion of this renovation, the former owner secured Aviat Networks, Inc. (“Aviat”) as the tenant for the 5200 Building and subsequently spent an additional $5.6 million on improvements at the Great America Place Property, including the upgrade of all tenant spaces and restrooms and the replacement of the roof and HVAC. The Great America Place Sponsor acquired the Property in June 2011 for $45.7 million and is currently investing approximately $1,238,000 in renovations to the BHL Buildings, of which $500,000 is being held in reserve (see “—Escrows and Reserves” section below), in order to bring the quality of the BHL Buildings in-line with the 5200 Building. The Great America Place Borrower is currently pursuing LEED Gold certification for the 5200 Building.
The following table presents certain information relating to the tenancy of the Great America Place Property.

Tenant Summary[1]

	Credit Rating		% of Total	UW Annual Base	UW Annual Base	Lease Expiration
Tenant Name	(Moody’s/S&P/Fitch)	Tenant NRSF	NRSF	Rent PSF[2]	Rent	Date
Major Tenants

Aviat	NR	128,541	57.4%	$18.60	$2,390,863	4/30/2020

Trianz	NR	19,245	8.6%	$24.00	$461,880	8/31/2012

TiE Silicon Valley	NR	11,812	5.3%	$23.40	$276,401	12/31/2014

Total Major Tenants		159,598	71.3%	$19.61	$3,129,144

Other Tenants		51,865	23.2%	$23.71	$1,229,750

Occupied Collateral Total		211,463	94.5%	$20.61	$4,358,894

Vacant Space		12,290	5.5%	-	-

Total / Weighted Average		223,753	100.0%	$20.61	$4,358,894

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Weighted Average UW Annual Base Rent psf excludes vacant space.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

CFCRE 2011-C2	Great America Place

The Great America Place Property is comprised of 14 suites and occupied by 11 different tenants. Aviat (57.4% NRA; 51.4% GPR) is the largest tenant at the Great America Place Property, occupying all 128,541 sf of the 5200 Building as their international headquarters with a lease expiration of April 2020 (greater than 3.7 years beyond the maturity of the loan) and one (1) five (5) year extension option at 95% of then market rent. Aviat is a publicly-traded company engaged in the design, manufacturing and sale of wireless networking products, solutions and services worldwide. Aviat provides broadband mobility technology to network operators, governments, public safety organizations, the defense industry and private companies in more than 150 countries and employs over 1,400 people worldwide. Per the appraisal, the concluded market rent for a single-tenant user at the 5200 Building is $19.80 psf (6.5% greater than Aviat’s underwritten annual base rent). Additionally, per the 3rd quarter 2011 Cornish & Carey market analysis, the local market has exhibited significant increases in rental rates, coupled with declining vacancy. The report indicates an estimated current market rent for the Property of $22.20 psf.
The following table presents certain information relating to the lease rollover schedule of the Great America Place Property:

Lease Rollover Schedule[1,2]

	No. of Leases		% of	Cumulative SF	Cumulative % of	Annual UW Base	Average UW Base
Year	Expiring	SF Expiring	Total SF	Expiring	Total SF Expiring	Rent Expiring	Rent PSF Expiring

MTM	-	-	-	-	-	-	-

2011	1	5,166	2.3%	5,166	2.3%	$130,183	$25.20

2012(3)	4	38,665	17.3%	43,831	19.6%	$961,033	$24.86

2013	-	-	-	43,831	19.6%	-	-

2014	2	19,782	8.8%	63,613	28.4%	$429,425	$21.71

2015	2	14,907	6.7%	78,520	35.1%	$352,307	$23.63

2016*	1	4,402	2.0%	82,922	37.1%	$95,083	$21.60

2017	-	-	-	82,922	37.1%	-	-

2018	-	-	-	82,922	37.1%	-	-

2019	-	-	-	82,922	37.1%	-	-

2020	1	128,541	57.4%	211,463	94.5%	$2,390,863	$18.60

2021	-	-	-	211,463	94.5%	-	-

Thereafter	-	-	-	211,463	94.5%	-	-

Vacant	-	12,290	5.5%	223,753	100.0%	-	-

Total / Weighted Average	11	223,753	100.0%			$4,358,894	$20.61

*Loan maturity year

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Weighted Average UW Base Rent PSF Expiring excludes vacant space.

(3)	The Property currently has four tenants with leases expiring in 2012 totaling 38,665, two of which expanded and renewed their spaces after their previous lease expirations (totaling 27,833 sf), and one of which extended past its original lease expiration (totaling 4,510 sf). The Great America Place Loan is structured with a $1,000,000 upfront TI/LC reserve equating to $22.81 psf on all 2011/2012 expiring leases.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

CFCRE 2011-C2	Great America Place

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the Great America Place Property:

Cash Flow Analysis

	2009	2010	TTM 04/30/2011	UW1	UW PSF

Gross Potential Rent	$1,970,894	$1,835,589	$2,696,459	$4,653,854	$20.80

Total Reimbursements	76,975	385,639	534,905	539,602	2.41

Other Income	-	1,997	796	796	-

Less: Vacancy[3]	-	-	-	(486,449)	(2.17)

Effective Gross Income	$2,047,870	$2,223,225	$3,232,160	$4,707,803	$21.04

Total Operating Expenses	1,315,852	1,384,723	1,474,473	1,513,240	6.76

Net Operating Income	$732,017	$838,502	$1,757,687	$3,194,564	$14.28
TI/LC	-	-	-	127,628	0.57
Capital Expenditures	-	-	-	33,563	0.15

Net Cash Flow[2]	$732,017	$838,502	$1,757,687	$3,033,373	$13.56

Occupancy %[3]	33.2%	95.2%	97.2%	90.6%
NOI DSCR				1.49x
NCF DSCR				1.42x
NOI Debt Yield				10.0%
NCF Debt Yield				9.5%

(1)	The UW cash flow includes contractual rent steps through September 1, 2012.

(2)	Historical NCF and Occupancy reflect Alcatel-Lucent (former tenant in 5200 Building) vacating the Property at lease expiration in August 2008 following a corporate merger and consolidation. In October 2009, the previous owner leased the 5200 Building to Aviat on a 10 year term with rent commencing May 2010 (after completion of building and tenant improvements). The multi-tenant BHL Buildings occupancy rate was 78.0%, 88.7% and 93.4% as of December 31, 2009, 2010 and TTM April 30, 2011, respectively.

(3)	Vacancy underwritten at 9.4% vs physical vacancy of 5.5% as of October 2011.
Market Overview. The Great America Place Property is located in the heart of the 475-acre Marriott Business Park (which contains over six million sf of office and industrial space) within the Santa Clara submarket of Silicon Valley, which is home to 18 ‘Fortune 500’ companies as of 2011. The Property is proximate to the area’s vast transportation networks. In addition, it is located directly across from the 240,000 sf Santa Clara Convention Center, a 300-room Marriott Hotel and a 500-room Westin Hotel. The local office market is centered between Highways 101 and 237 and bisected by Great America Parkway (the Great America Place Property contains 650+ feet of frontage on Great America Parkway).
Per the appraisal, yearly absorption has been trending upward for the Greater Silicon Valley office market since 2009, with positive net absorption in 2010 and 1Q 2011 of approximately 736,000 and 1.2 million sf, respectively. Since the end of 1Q 2011, the submarket has continued its positive recovery trend, with market rents increasing across all product types and vacancy declining throughout the area. According to Cornish & Carey, as of 2Q 2011, overall vacancy in the Santa Clara Office market was 17.9% with Class ‘B’ vacancy of 15.8%, and functionally obsolete Class ‘C’ office product representing a disproportionate share of market vacancy. Cornish and Carey report upward trending rents throughout 2011, with overall average asking rates in Santa Clara of $25.68 psf (full service gross). The appraiser concluded annual market rent of $19.80 psf (triple-net) for the 5200 Building as single-tenant space and a $24.00 market rent for the multi-tenant space at BHL Buildings (full service gross).
Escrows and Reserves. At closing, the Great America Place Borrower escrowed (i) $1,000,000 for reimbursement of TI/LC expenses incurred in connection with tenant turnover or lease renewals or vacant lease-up in accordance with the terms of the Great America Place Loan documents, (ii) $118,120 in an amount equal to unpaid tenant improvements due to TiE Silicon Valley (11,812 sf, 5.3% NRA, 5.9% GPR), (iii) $38,515 in an amount equal to five (5) months of prepaid rent associated with the in-place lease to Manpower (4,402 sf, 2.0% NRA, 2.0% GPR) and (iv) $500,000 for renovations which may, but are not required, be performed at the Great America Place Property in the future. So long as the balance in the rollover reserve account remains at $1,500,000 or more, monthly deposits will not be required. In the event that any tenants, in aggregate, (i) accounting for more than 10.0% of the total Gross Income from operations at the property or (ii) or occupying equal to or greater than 22,900 sf, give notice to vacate or actually vacate, all excess cash after funding of debt service, reserves, and operating expenses shall be deposited into the rollover reserve until the balance of the reserve is sufficient to cover $20.00 psf of those tenants’ spaces (funds in the rollover reserve shall be counted towards meeting this requirement).
Excess Cash Reserve - Upon the occurrence and continuance of a Cash Trap Period (as defined below) or an Event of Default (as defined in the Great America Place Loan documents), all excess cash (after funding of debt service, reserves and operating expenses) is required to be deposited into an Excess Cash Reserve to be held as additional security for the Great America Place Loan. A Cash Trap Period is in effect if any bankruptcy event occurs with respect to borrower, guarantor, principal or property manager or if (i) Aviat were to vacate a material portion of its demised premises, (ii) Aviat were to default on a monetary obligation under its lease other than payment of base rent or a de minimis amount, after applicable notice and cure periods, or (iii) a bankruptcy event were to occur with respect to Aviat Networks, Inc.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

CFCRE 2011-C2	Great America Place

Mezzanine or Subordinate Indebtedness. None in place. Borrower may incur future debt in the form of a subordinate mezzanine loan (“Mezzanine Loan”) upon the satisfaction of the following conditions stated in the Great America Place Loan documents, including among others: (i) the Mezzanine Loan together with the Great America Place Loan shall have a combined LTV of no greater than 68.5%, (ii) the DSCR calculated on the combined Great America Place Loan and the Mezzanine Loan shall be at least 1.30x (iii) the lender for the Mezzanine Loan meets the criteria specified in the Great America Place Loan documents, and (iv) rating agency confirmation.
Lockbox and Cash Management. The Great America Place Loan is structured with a hard lockbox and springing cash management. Cash management is required during any (i) Cash Trap Period (as defined in “—Escrows and Reserves” section above) or (ii) failure by the Borrower, after the end of a calendar quarter, to maintain a DSCR of 1.10x until (a) no Event of Default has occurred and is continuing, (b) no event that would trigger another Cash Management Period (as defined in the Great America Place Loan documents) has occurred or (c) the DSCR has been at least equal to 1.15x for two consecutive calendar quarters following the commencement of the Cash Management Period.
Property Management. The Great America Place Property is managed by Newcastle Partners, Inc., a borrower-affiliate (see “—Borrower and Sponsor” above for detail).
Terrorism Insurance. The Great America Place Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Great America Place Property.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

CFCRE 2011-C2	Cortland Apartments

CORTLAND APARTMENTS
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

CFCRE 2011-C2	Cortland Apartments

CORTLAND APARTMENTS

Cortland Apartments
12801 Little Elliot Drive
Hagerstown, MD 21742
PENNSYLVANIA
MARYLAND
FRANKLIN COUNTY
State Line
Hagerstown Regional Airport
Cearfoss
Maugansville
Fountainhead
Longmeadow Rd
Long Meadow
Leitersburg Pike
Salem Ave
Broadfording Rd
Maugansville Rd
Marshall St
McDade Rd
Pennsylvania Ave
Northern Ave
Long Meadow Shopping Ctr.
Fountain Head Country Club
Western Maryland Hospital Ctr.
National Pike
W. Franklin St
W. Washington St
Potomac Ave
University of Maryland - Hagerstown
WASHINGTON COUNTY
Jonathan Hager House Museum
Hagerstown
Hagerstown City Park
Hagerstown Fairgrounds
Eastern Blvd
Jefferson Blvd
Hagerstown Municipal Golf Course
S. Burhans Blvd
Washington County Museum of Fine Arts
Memorial Blvd
Municipal Stadium
Hopewell Rd
Wesel Blvd
Valley Park Commons
Halfway Blvd
Valley Mall
Halfway
Virginia Ave
Wilson Blvd
Maryland Ave
Old National Pike
Hagerstown Community College
Robinwood
Robinwood Dr
Mount Aetna Rd
Black Rock Golf Course
Oak Ridge Dr
Funkstown
Funkstown Community Park
Sterling Rd
Rench Rd
Downsville Pike
St. James
Chambersburg
Shiloh
York
PENNSYLVANIA
Gettysburg
Hanover
Waynesboro
Hagerstown
MARYLAND
Westminster
Reisterstown
Frederick
Eldersburg
Owings Mills
Baltimore
WEST VIRGINIA
Brunswick
Ellicott City
Columbia
Winchester
Germantown
Gaithersburg
Leesburg
Rockville
VIRGINIA
Bethesda
Silver Spring
Reston
Washington, DC
Bowie
Annapolis
Centreville
Arlington
Alexandria
Manassas
Lorton

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

CFCRE 2011-C2	Cortland Apartments

CORTLAND APARTMENTS

Mortgage Loan Information
Mortgage Loan Seller:	CCRE

Original Principal Balance:	$29,000,000

Cut-off Date Balance:	$28,836,292

Cut-off Date Balance per Unit:	$66,751

% of Initial Pool Balance:	3.7%

Loan Purpose:	Refinance

Borrower Name:	Cortpark Development, LLC

Sponsor Name:	Ben Shaool, Kathy Shaool

Mortgage Rate:	4.9935%

Note Date:	7/8/2011

Maturity Date:	7/11/2016

Amortization Type:	Amortizing

Original Loan Term:	60 months

Original Amortization Term:	360 months

Original IO Period:	N/A

Seasoning:	5 months

Interest Accrual Method:	Actual / 360

Call Protection:	L(49),Def(8),O(3)

Lockbox Type[1]:	Soft

Cash Management:	In Place

Mortgaged Property Information
Number of Properties:	1

Ownership Interest:	Fee

Property Type / Subtype:	Multifamily / Garden

Location:	Hagerstown, MD

Size:	432 units

Year Built / Renovated[2]:	2007, 2009 / NAP

Occupancy % (as of 10/28/2011):	92.4%

Property Manager:	Ben Shaool Construction, Inc.

Appraised Value (as of 5/18/2011):	$44,700,000

Third Most Recent NOI (as of)[2]:	N/A

Second Most Recent NOI (as of):	$2,306,923 (12/31/2010)

Most Recent NOI (as of):	$2,748,827 (TTM 9/30/2011)

UW Revenues:	$4,436,096

UW Expenses:	$1,495,369

UW NOI:	$2,940,726

UW NCF:	$2,832,726

UW DSCR NOI / NCF:	1.58x / 1.52x

UW Debt Yield NOI / NCF:	10.2% / 9.8%

Cut-off Date LTV Ratio:	64.5%

LTV Ratio at Maturity:	59.9%

Reserve Information

Type	Initial	Monthly
Real Estate Taxes	$91,667	$45,833
Insurance	$10,887	$5,443
Required Repairs	$11,750	-
Replacement Reserve	-	$9,000
Environmental Reserve[3]	$7,500	-
Recordation Tax Reserve[3]	$220,400	-
Pool Construction Reserve[3]	$250,000	-

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / Unit	LTV
Mortgage Loan	$28,836,292	$66,751	64.5%
B-Note	-	N/A	N/A
Mezzanine Debt	$3,000,000	$73,695	71.2%

Total Debt	$31,836,292	$73,695	71.2%

(1)	See “—Lockbox and Cash Management” section.

(2)	The Property was built in two phases in 2007 and 2009. As such, historical financials prior to 2010 are not applicable.

(3)	See “—Escrows and Reserves” section.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

CFCRE 2011-C2	Cortland Apartments

The Mortgage Loan. The mortgage loan (the “Cortland Apartments Loan”) is evidenced by a note in the original principal balance of $29,000,000 and is secured by a first priority fee mortgage encumbering a 432-unit garden-style apartment community located in Hagerstown, Maryland (the “Cortland Apartments Property”). The Cortland Apartments Loan was originated on July 8, 2011 by Cantor Commercial Real Estate Lending, L.P. The note evidencing the Cortland Apartments Loan has an outstanding principal balance as of the Cut-off Date of $28,836,292 and a fixed interest rate of 4.9935% per annum. The proceeds of the Cortland Apartments Loan were used to refinance existing debt on the Cortland Apartments Property.
The Cortland Apartments Loan had an initial term of 60 months and has a remaining term of 55 months. The loan requires payments of interest and principal based on a 30-year amortization schedule for the entire term of the loan. The scheduled maturity date is July 11, 2016. Voluntary prepayment of the Cortland Apartments Loan is prohibited prior to May 11, 2016. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted after the fourth anniversary of the first payment date.
The Borrower and the Sponsor. The borrower is Cortpark Development, LLC (the “Cortland Apartments Borrower”), a Maryland limited liability company. The Cortland Apartments Borrower is owned by affiliates of Ben Shaool and Kathy Shaool. Mr. and Ms. Shaool are the non-recourse carveout guarantors (the “Guarantors”) under the Cortland Apartments Loan. The Guarantors own Ben Shaool Construction, Inc., a local property development, management and acquisition firm focused on the Maryland market with over 22 years of commercial real estate experience. Ben Shaool Construction, Inc. has developed over 1,456 apartment and townhome units across 12 projects. Ben Shaool is also the sponsor and non-recourse carveout guarantor for the borrower under the Brookmeade Apartments loan (mortgage loan number 28), which loan has a Cut-off Date principal balance of $8,696,304.
The Mortgaged Property. The Cortland Apartments Property is a 92.4% occupied (as of October 28, 2011) newly constructed Class B+ 432-unit garden-style apartment community, situated on 52.9 acres located in Hagerstown, Maryland. The Property was developed in two equally sized phases, with Phase I completed in 2007 and Phase II completed in 2009. The apartment units are contained within 36 three-story buildings totaling 641,520 sf. Unit amenities include fully-equipped kitchens, wall-to-wall carpeting, ceramic tiled flooring in kitchen and bathrooms, washer/dryer connections, central heat and air conditioning. Project amenities include playgrounds and an on-site leasing/management office. Residents pay for electric and gas consumption directly to the utility provider, and the landlord pays for all of the property’s water/sewer and trash collection expenses. The Cortland Apartments Property is structured as a two unit condominium, with Phase I and Phase II each being an individual condominium unit. Both condominium units, representing the entire Property, are collateral for the Cortland Apartments Loan.
The following table presents certain information relating to the unit mix of the Cortland Apartments Property:

	Apartment Unit Summary[1]
			Average Unit	Monthly Average
Unit Type	No. of Units	% of Total Units	Size (sf)	Rent per Unit

3 BR / 2 BA	432	100.0%	1,485	$908

(1)	The information in the table above is based on the underwritten rent roll dated October 28, 2011.
Market Overview. The Cortland Apartments Property is located in Hagerstown, Maryland, approximately five miles northeast of Interstates 81 and 70, two major north/south and east/west highways. Hagerstown is located approximately 70 miles north/northwest of both Washington, DC and Baltimore, Maryland. It ranks as Maryland’s sixth largest city and is the county seat of Washington County. The population of the metropolitan area in 2000 was 222,771 and the 2008 estimate is 263,753 (U.S. Rank 169). Per the appraiser, Greater Hagerstown is the fastest growing metropolitan area in the state of Maryland and among the fastest growing in the United States. The area’s largest employers include the Washington County Health System, the Washington County Public Schools, Citicorp Credit Services, Inc., the State of Maryland, First Data Merchant Services and Volvo Powertrain North America. As of May 2011 within a one mile radius of the Property, average annual household income was approximately $73,000 with median single family owner-occupied homes valued at $237,000.
The Suburban Maryland multi-family market was included in the appraisal due to the area’s proximity to Hagerstown and for a means of discussing trends and influences in the area. Average 1Q 2011 asking rents within the Suburban Maryland Metro Area averaged $1,309 per month, with a low of $878 per month and a high of $2,116 per month. In-place rents for the Cortland Apartments Property averaged $908 per month per the October 28, 2011 rent roll, within the surveyed range. Metro wide physical vacancy as of the 1Q 2011 was 4.8%. Properties constructed between 2000 and 2009 represent 9.0% of the Suburban Maryland market and reported a 5.6% vacancy for the same period.
Building Excise Tax: Effective March 1, 2011, the Washington County Building Excise Tax imposes a flat tax of $3.00 psf of living area on all new residential building construction within Washington County. This tax creates a significant cost for new residential development. If the Cortland Apartments Property were being built today, this tax would equate to approximately $2,000,000. The Building Tax Ordinance was passed after the approval/development of the Cortland Apartments Property and as such, the Property was not subject to this expense.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

CFCRE 2011-C2	Cortland Apartments

The appraisal identified five rental comparables for the Property. The average occupancy rate amongst the competitive properties is 93% as compared to the 92.4% occupancy at the Cortland Apartments Property as of the October 28, 2011 rent roll. As the Cortland Apartments Property offers only 3BR / 2BA units, rental rates for the 3BR floorplans within the competitive set are summarized below:

	Competitive Analysis
				Monthly Rental Rent
Property	Year Built	Unit Type	Size (sf)	per Unit(1)

Rosewood Village	2003	3BR\2.5BA\TH	2,700	$1,475

Rosewood Village	2003	3BR\2.5BA\TH	2,500	$1,375

Rosewood Village	2003	3BR\2.5BA\TH	2,200	$1,275

Fountain View Townhome	2003	3BR\2.5BA	2,052	$1,275

Brookmeade Apartments[2]	2008	3BR\2BA	1,364	$875

Rosewood Village	2003	3BR\2.5BA\TH	1,900	$1,225

Cortland Apartments Property	2007,2009	3BR\2BA	1,485	$955

Fountain View Townhome	2003	3BR\2.5BA	1,520	$1,055

Rosewood Village	2003	3BR\2.5BA\TH	1,760	$1,275

Southview Townhomes	1980	3BR\2BA\TH	1,080	$840

Edgewood Hill	2004	3BR\2BA	1,296	$1,040

		Min	1,080	$840

		Max	2,700	$1,475

		Mean	1,779	$1,135

(1)	Quoted effective rents per appraisal.

(2)	Brookmeade Apartments is owned by an affiliate of the Cortland Apartments Borrower and secures mortgage loan number 28 of the trust.
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the Cortland Apartments Property:

Cash Flow Analysis[1]

	2010	TTM 09/30/2011	UW	UW per Unit

Gross Potential Rent	$4,429,723	$4,717,321	$4,705,056	$10,891

Less: Vacancy[2]	(760,130)	(605,449)	(368,760)	(854)

Less: Collection Loss	-	-	-	-

Less: Concessions	(159,229)	(96,585)	(96,585)	(224)

Net Rental Income	$3,510,364	$4,015,287	$4,239,711	$9,814

Commercial Income	-	-	-	-

Other Income	124,638	196,384	196,384	455

Effective Gross Income	$3,635,002	$4,211,671	$4,436,095	$10,269

Total Operating Expenses	1,328,078	1,462,844	1,495,369	3,462

Net Operating Income	$2,306,923	$2,748,827	$2,940,726	$6,807

TI/LC	-	-	-	-

Capital Expenditures	500	1,562	108,000	250

Net Cash Flow	$2,306,423	$2,747,265	$2,832,726	$6,557

Occupancy %[3]	80.9%	92.4%	92.2%

NOI DSCR			1.58x

NCF DSCR			1.52x

NOI Debt Yield			10.2%

NCF Debt Yield			9.8%

(1)	Certain non-recurring or non-operating items were excluded from the historical presentation and are not considered for UW net cash flow.

(2)	Vacancy underwritten at 7.8% equal to the actual economic vacancy at the property. The property is 92.4% (as of October 28, 2011) occupied on a per unit basis.

(3)	Development of the Property was completed in 2009 with lease-up of finished units commencing in late 2009. The 2010 occupancy reflected in the table above is as of December 2010. The TTM 9/30/2011 reflects the 10/28/2011 rent roll.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

CFCRE 2011-C2	Cortland Apartments

Escrows and Reserves. At closing, the Cortland Apartments Borrower escrowed (i) $102,553 for real estate taxes and insurance, (ii) $250,000 for potential construction costs associated with a pool and poolhouse included in the approved site plan, (iii) $220,400 for a recordation tax reserve, (iv) $11,750 for ADA compliance improvements to the leasing office bathroom, and (v) $7,500 for estimated costs per the environmental engineer to cure potential elevated radon levels, which were determined to be below actionable levels. Additionally, the Cortland Apartments Loan documents require monthly escrows equal to (i) 1/12 of estimated annual real estate taxes and insurance premiums and (ii) $9,000 (equal to $250/unit per annum) for replacement reserves.
Excess Cash Reserve - Upon and during the continuance of a Cash Trap Period (as defined below), all excess cash is required to be deposited into an Excess Cash Reserve and held as additional security for the Cortland Apartments Loan. A Cash Trap Period will be in effect at any time that (i) an Event of Default (as defined in the Cortland Apartment Loan documents) has occurred and is continuing, (ii) the Cortland Apartments Property has a DSCR of less than 1.10x for any calendar quarter, until such time that the DSCR is at least 1.15x for four consecutive calendar quarters and (iii) if the Cortland Apartments Borrower fails to deposit with lender any Pool Construction Reserve Funds Deficiency (as defined in the Cortland Apartment Loan documents).
Mezzanine or Subordinate Indebtedness. An affiliate of the Cortland Apartments Borrower has incurred mezzanine debt (the “Cortland Apartments Mezzanine Loan”) with an outstanding principal balance of $3,000,000 secured by a pledge of direct equity interests in the Cortland Apartments Borrower. The Cortland Apartments Mezzanine Loan was originated by and is currently held by an affiliate of RCG Longview. The Cortland Apartments Mezzanine Loan carries a 12% interest rate, is interest-only throughout the loan term, and is coterminous with the Cortland Apartments Loan. Additional future mezzanine debt is not permitted.
Lockbox and Cash Management. The Cortland Apartments Loan is structured with a soft lockbox and in place cash management. The Cortland Apartments Borrower or manager is required to deposit rents in the lockbox account within one (1) business day of receipt. Funds in the lockbox account are swept on a daily basis from lockbox account to the cash management account. All amounts due under the Cortland Apartments Loan will be paid directly from such cash management account. Upon the occurrence and continuance of a Cash Trap Event, any excess cash will be held as additional collateral as described under “—Excess Cash Reserve” above. Upon the termination of any Cash Trap Period, the Cortland Apartments Loan documents require that all funds in the Excess Cash Reserve be released to affiliates of the Cortland Apartments Borrower and lock box and cash trap provisions be terminated until the occurrence of any subsequent Cash Trap Period.
Property Management. The Cortland Apartments Property is managed by Ben Shaool Construction, Inc., an affiliate of the Cortland Apartments Borrower.
Terrorism Insurance. The Cortland Apartments Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Cortland Apartments Property.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CFCRE 2011-C2	Hanford Mall

HANFORD MALL
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CFCRE 2011-C2	Hanford Mall

HANFORD MALL

Hanford Mall
1675 West Lacey Boulevard
Hanford, CA 93230
Hanford
W. Cortner St
Hidden Valley Park
Leland Way
Kensington Way
Bell Park
E. Grangeville Blvd
Earl F. Johnson Park
Central Valley General Hosp.
E. Cameron St
University Ave
Rodgers Rd
N. 11th Ave
Redington St
N. Douty St
N. 10th Ave
Greenfield Ave
Youth Athletic Complex
W. Florinda St
E. Florinda St
E. Myrtle St
Centennial Plaza Shopping Center
Hanford Community Medical Ctr.
Kings Art Center
E. 10th St
Hanford City Hall
Fox Theater
Carnegie Museum
W. Lacey Blvd
N. 12th Ave
E. Lacey Blvd
E. 7th St
E. 6th St
Garner Ave
Hanford Amtrak Station
Target
Mall Dr
W. 7th St
W. 6th St
Phillips St
Douty St
Walmart Supercenter
Advantist Health Medical Center - Hanford
W. 4th St
E. 4th St
Visalia 17 miles
198
Hanford Municipal Airport
E. 2nd St
W. 2nd St
Cob Park
Lemoore Air Naval Station 18 miles
Davis St
Hanford Armona Rd
S. 12th Ave
S. 11th Ave
Hume Ave
Madera
Madera County
Fresno County
Clovis
Fresno Yosemite Intl. Airport
Mendota
Squaw Valley
Fresno
Sanger
30 Miles
California
Easton
Fowler
20 Miles
Selma
Kingsburg
Dinuba
Cutler
10 Miles
Woodlake
Armona
Lemoore
Hanford
Visalia
Exeter
Coalinga
Tulare
Corcoran
Coast Ranges
Porterville
Avenal
Kings County
Tulare County
Monterey County
Delano
San Luis Obispo County
Paso Robles
Kern County
Santa Rosa
Napa
Sacramento
San Francisco
Oakland
Stockton
Daly City
Modesto
Sierra Nevada Mts
Nevada
San Jose
Merced
Fresno
Santa Cruz
Salinas
Coast Ranges
Visalia
California
Delano
Pacific Ocean
San Luis Obispo
Bakersfield
Santa Barbara
Los Angeles
Santa Monica
Long Beach
Anaheim

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CFCRE 2011-C2	Hanford Mall

HANFORD MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CFCRE 2011-C2	Hanford Mall

HANFORD MALL

Mortgage Loan Information
Mortgage Loan Seller:	CCRE

Original Principal Balance:	$25,500,000

Cut-off Date Balance:	$25,500,000

Cut-off Date Balance per SF:	$77

% of Initial Pool Balance:	3.3%

Loan Purpose:	Refinance

Borrower Name:	Passco Hanford Mall, LLC

Sponsor Name:	William O. Passo, Passco Companies, LLC

Mortgage Rate:	6.5000%

Note Date:	11/18/2011

Maturity Date:	12/11/2021

Amortization Type:	Amortizing

Original Loan Term:	120 months

Original Amortization Term:	360 months

Original IO Period:	N/A

Seasoning:	0 months

Interest Accrual Method:	Actual / 360

Call Protection:	L(24),Def(93),O(3)

Lockbox Type:	Hard

Cash Management:	In Place

Mortgaged Property Information
Number of Properties:	1

Ownership Interest:	Fee

Property Type / Subtype:	Retail / Regional Mall

Location:	Hanford, CA

Size:	331,080 sf

Year Built / Renovated:	1993 / NA

Occupancy % (as of 10/4/2011):	89.8%

Property Manager:	Passco Management Services, LP

Appraised Value (as of 5/29/2011):	$37,500,000

Third Most Recent NOI (as of):	$3,094,217 (12/31/2009)

Second Recent NOI (as of):	$2,642,492 (12/31/2010)

Most Recent NOI (as of):	$3,172,477 (TTM 8/31/2011)

UW Revenues:	$6,661,434

UW Expenses:	$3,853,421

UW NOI:	$2,808,013

UW NCF:	$2,497,951

UW DSCR NOI / NCF:	1.45x / 1.29x

UW Debt Yield NOI / NCF:	11.0% / 9.8%

Cut-off Date LTV Ratio:	68.0%

LTV Ratio at Maturity:	58.6%

Reserve Information

Type	Initial	Monthly
Real Estate Taxes	$275,000	$91,667
Insurance	$90,212	$11,277
Required Repairs	$66,993	-
Replacement Reserve	-	$8,277
TI / LC Reserve[1]	-	$20,693
Azkara Tenant Reserve[1]	$83,200	-
Additional Cash Reserve[2]	-	$10,000

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / SF	LTV
Mortgage Loan	$25,500,000	$77	68.0%
B-Note	-	N/A	N/A
Mezzanine Debt	-	N/A	N/A

Total Debt	$25,500,000	$77	68.0%

(1)	See the “—Escrows and Reserves” section for additional details.

(2)	Monthly Additional Cash Reserve in an amount equal to the greater of (a) 50% of all cash remaining after payment of the (i) Debt Service, (ii) Reserve Payments and (iii) Operating Expenses or (b) $10,000, capped at $1,200,000. See the “—Escrows and Reserves” section for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CFCRE 2011-C2	Hanford Mall

The Mortgage Loan. The mortgage loan (the “Hanford Mall Loan”) is evidenced by a note with an original principal balance of $25,500,000 and is secured by a first priority fee mortgage encumbering the enclosed regional mall and six outparcels known as Hanford Mall located in Hanford, California (the “Hanford Mall Property”). The Hanford Mall Loan was originated on November 18, 2011 by Cantor Commercial Real Estate Lending, L.P. The note evidencing the Hanford Mall Loan has an outstanding principal balance as of the Cut-off Date of $25,500,000 and a fixed interest rate of 6.5000% per annum. The proceeds of the Hanford Mall Loan, along with approximately $1,360,000 of new cash equity, were used to refinance existing debt on the Hanford Mall Property.
The Hanford Mall Loan has an initial and remaining term of 120 months. The Hanford Mall Loan requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date is December 11, 2021. Voluntary prepayment of the Hanford Mall Loan is prohibited prior to October 11, 2021. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.
The Borrower and the Sponsor. The borrower is Passco Hanford Mall, LLC (the “Hanford Mall Borrower”), a Delaware limited liability company. The Hanford Mall Borrower is controlled by Passco Companies, LLC (“Passco” or the “Passco Sponsor”). Passco has owned the Hanford Mall Property since 2003 and has a total cost basis of $52.4 million, equating to a 48.7% loan-to-cost ratio. Passco is a real estate investment firm focused on acquiring, developing and managing multifamily properties, regional malls, neighborhood and community shopping centers, power centers, and multi-tenant industrial properties. Passco currently manages a portfolio of commercial and multifamily properties consisting of 39 multifamily properties with approximately 12,000 units and eight million sf of commercial and retail space located throughout the U.S. Additionally, the company has developed over 2,000 residential lots and 22 industrial buildings. The Hanford Mall Property is managed by Passco Management Services, LP, an affiliate of the Passco Sponsor, which currently manages approximately four million sf of commercial space and 12,000 apartment units located in the U.S. The carveout guarantors for the loan are William O. Passo and Passco.
The Mortgaged Property. The Hanford Mall Property is a one-story regional mall with six outparcels, located in Hanford, California, approximately 32 miles south of Fresno and approximately equidistant between Los Angeles and San Francisco. The Property is situated in the center of the retail trade area of Hanford, which extends 30 miles to the west, northwest and southwest, and is the only mall in Kings County, California. The mall was constructed in 1993 and consists of 488,833 sf of GLA, of which 331,080 sf is owned GLA.
As of October 4, 2011, Hanford Mall was 93.1% occupied, including non-collateral anchors, and 89.8% occupied, excluding non-collateral anchors; by a diverse tenant roster containing over 60 tenants, including two collateral anchor tenants (Sears and J.C. Penney), two non-collateral anchor tenants (Forever 21 and Kohl’s), one Major Tenant (Ross Dress for Less) and one movie theater (Movies 8). National tenants comprise approximately 80% of the NRA and 80% of underwritten gross potential rents. Other nationally recognized tenants include Big 5 Sporting Goods, Chili’s, Applebee’s, Maurice’s, Children’s Place, Payless Shoe Source, Wet Seal, PacSun, Bath & Body Works, and Hot Topic. The Property has averaged greater than 94% occupancy since 2005. In 2008/2009 the mall lost two of its anchor tenants due to corporate level bankruptcies - Gottschalks and Mervyns (neither of which spaces are collateral for the Hanford Mall Loan). Both anchors were subsequently replaced when Forever 21 bought the Gottschalks building out of bankruptcy and Kohl’s took over the former Mervyns space. Forever 21 opened on July 2009 and Kohl’s opened in the former Mervyns space in September 2010. The Hanford Mall Property’s two owned anchor tenants, Sears and J.C. Penney, have TTM sales of $133 psf (as of August 31, 2011) and $144 psf (as of March 1, 2011) with associated occupancy costs of 5.9% and 3.8%, respectively. The Hanford Mall J.C. Penney location has received J.C. Penney’s Chairman’s Award (the highest award offered by J.C. Penney) in 2011. The Chairman’s Award is presented annually to the top-performing stores, districts and other selected teams in the company based on financial performance, customer service, innovation or overall support of the company’s business. Only 160 of 1,110 stores and 10 of 72 districts were selected for the Chairman’s Award.
For the TTM period (ending August/September 2011), comparable in-line tenants at the property (which excludes the anchor tenants, Ross Dress for Less and Movies 8) had weighted average sales psf of $319 with an overall comparable occupancy cost of 13.4%, representing 4.3% increase from year-end 2010 sales and an 8.2% increase from year-end 2009 sales. In addition, Ross Dress for Less and Movies 8 are both experiencing positively trending sales. Ross Dress for Less reported TTM sales of $266 psf (as of January 31, 2011), which represent a 1.3% increase over year-end 2010, 3.2% increase over year-end 2009 and 22.8% increase over year-end 2008. Movies 8 reported TTM sales of $158,278 per screen (as of August 31, 2011), which represent a 12.9% increase over year-end 2010 and 6.7% over year-end 2009. According to the property manager, Movies 8 recently upgraded all of its screens and projectors from 35mm to digital at an estimated cost of $400,000, enabling the theater to show 3-D movies.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CFCRE 2011-C2	Hanford Mall

The following table presents certain information relating to the tenancy of the Hanford Mall Property:

			Tenant Summary[1]

Tenant Name	Credit Rating[2] (Moody’s/S&P/Fitch)	Tenant NRSF	% of Total NRSF	UW Annual Base Rent PSF[3]	UW Annual Base Rent	Sales PSF[4]	Occ Cost[4]	Lease Expiration Date

Collateral Anchor Tenants

Sears	Ba2/B/BB	75,852	22.9%	$4.50	$341,450	$133	5.9%	7/31/2019

J.C. Penney	NR/BB+/BBB-	61,291	18.5%	$4.53	$277,933	$144	3.8%	3/31/2013

Total Collateral Anchor Tenants		137,143	41.4%	$4.52	$619,383

Major Tenants

Ross Dress For Less	NR/BBB+/NR	28,033	8.5%	$10.85	$304,158	$266	5.1%	1/31/2016

Movies 8(5)	NR/BB-/NR	20,266	6.1%	$8.95	$181,323	$158,278	20.0%	3/31/2013

Total Major Tenants		48,299	14.6%	$10.05	$485,481

In-Line Tenants[6]		113,483	34.3%	$24.89	$2,824,531	$319	13.4%

Occupied Collateral Total		298,925	90.3%	$13.15	$3,929,395

Vacant Space		32,155	9.7%	-	-

Total / Weighted Average[7]		331,080	100.0%	$13.15	$3,929,395

Non-Collateral Anchors[7]

Forever 21	NR	79,930

Kohl’s	Baa1/BBB+/BBB+	77,823

Total Non-Collateral Anchors		157,753

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Average UW Annual Base Rent PSF excludes vacant space.

(4)	Sales PSF are based on the most recent TTM sales figures for those tenants who report sales: Sears sales as of TTM 8/31/2011, J.C. Penney as of TTM 3/31/2011, Ross Dress for Less as of TTM 1/31/2011, and both Movies 8 and Big 5 Sporting Goods are as of TTM 8/31/2011. Occupancy Cost is calculated based on UW Annual Base Rent including any applicable rent steps (through June 1, 2012), applicable underwritten mark-to-market adjustments for certain tenants and additional percentage rent plus estimated contractual reimbursements divided by sales.

(5)	Movies 8 UW Annual Base Rent and occupancy cost shown above reflect a mark-to-market rent adjustment of $82,540. In-place base rent and corresponding occupancy cost equal to $263,863 and 26.5%, respectively. The Sales PSF figure shown above is on a per screen basis.

(6)	In-Line tenants are tenants occupying less than 10,000 sf and include out-parcel and food court tenants. Sales PSF and occupancy cost reflect comparable tenants only (78,026 sf). Occupancy cost includes underwritten mark-to-market adjustments for certain tenants. Non-mark-to-market occupancy cost equals 13.7%.

(7)	Non-collateral Anchors are not included in the table Totals / Weighted Averages.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CFCRE 2011-C2	Hanford Mall

The following table presents certain information relating to the lease rollover schedule the Hanford Mall Property:

Lease Rollover Schedule[1,2]
	No. of Leases		% of	Cumulative SF	Cumulative % of	Annual UW	Average UW Base
Year	Expiring[3]	SF Expiring	Total SF	Expiring	Total SF Expiring	Base Rent Expiring	Rent PSF Expiring[4]

MTM	-	-	-	-	-	-	-

2011	4	6,486	2.0%	6,486	2.0%	-	-

2012	15	32,503	9.8%	38,989	11.8%	$642,556	$19.77

2013	9	95,363	28.8%	134,352	40.6%	$884,136	$9.27

2014	10	15,240	4.6%	149,592	45.2%	$614,362	$40.31

2015	2	2,540	0.8%	152,132	46.0%	$94,829	$37.33

2016	6	41,646	12.6%	193,778	58.5%	$613,888	$14.74

2017	6	12,222	3.7%	206,000	62.2%	$329,308	$26.94

2018	3	6,264	1.9%	212,264	64.1%	$176,116	$28.12

2019	3	79,420	24.0%	291,684	88.1%	$446,215	$5.62

2020	-	-	-	291,684	88.1%	-	-

2021*	2	7,241	2.2%	298,925	90.3%	$127,985	$17.68

Thereafter	-	-	-	298,925	90.3%	-	-

Vacant	-	32,155	9.7%	331,080	100.0%	-	-

Total / Weighted Average	60	331,080	100.0%			$3,929,395	$13.15

*Loan maturity year

(1)	The information in the table above is based on the underwritten rent roll and excludes non-owned collateral.

(2)	Certain tenants have lease termination options related to sales thresholds and co-tenancy provisions that may become exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	2011/2012 lease expirations include 11 specialty tenants with no associated income reflected in the Annual UW Base Rent Expiring. Income attributable to these tenants is reflected in Other Income in the borrower’s operating statements and in the Cash Flow Analysis table herein.

(4)	Weighted Average Annual UW Base Rent PSF excludes vacant space.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CFCRE 2011-C2	Hanford Mall

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hanford Mall Property:

Cash Flow Analysis[1]

	2009	2010	TTM 8/31/2011	UW2	UW PSF

Gross Potential Rent	$4,069,029	$3,741,373	$3,948,255	$4,678,352	$14.13

Total Reimbursements	2,198,455	2,175,275	2,020,359	2,208,527	6.67

% Rents	81,144	170,573	124,477	80,136	0.24

Other Income	325,401	410,337	443,375	443,375	1.34

Less: Vacancy / Credit Loss[3]	-	-	-	(748,956)	(2.26)

Effective Gross Income[4]	$6,674,030	$6,497,558	$6,536,466	$6,661,434	$20.12

Total Operating Expenses	3,579,812	3,855,067	3,363,989	3,853,421	11.64

Net Operating Income	$3,094,217	$2,642,492	$3,172,477	$2,808,013	$8.48
TI/LC	-	-	-	210,738	0.64
Capital Expenditures	-	-	-	99,324	0.30

Net Cash Flow	$3,094,217	$2,642,492	$3,172,477	$2,497,951	$7.54

Occupancy %[3]	91.1%	93.1%	89.8%	89.2%

NOI DSCR				1.45x

NCF DSCR				1.29x

NOI Debt Yield				11.0%

NCF Debt Yield				9.8%

(1)	Certain non-recurring or non-operating items were excluded from the historical presentation and are not considered for UW net cash flow.

(2)	The UW cash flow includes (i) contractual rent steps through June 1, 2012 and (ii) a downward mark-to-market occupancy cost adjustments equal to $149,884.

(3)	Vacancy underwritten at 10.8% equal to the actual economic vacancy at the property. The property is 89.8% (as of October 4, 2011) occupied on a square footage basis. TTM 8/31/2011 occupancy is as of October 4, 2011.

(4)	UW EGI reflects new leasing at the Property including Children’s Place (4,121 sf) and Azkara (5,500 sf), both of which are not fully reflected in the TTM period.
Market Overview. The Hanford Mall Property is the only mall in Hanford, California. Hanford, located approximately 32 miles south of Fresno, is the county seat of Kings County and houses the majority of the government offices and supporting business services of the county. The Property’s trade area extends 30 miles to the west, northwest and southwest. Reported 2011 population within a 5 and 15 mile radius of the Property equaled 63,835 and 129,389, respectively. Corresponding estimated household income equaled $63,937 and $62,309, respectively. The closest regional malls are the Visalia Mall, located approximately 15 miles east of the Property and Fashion Fair Mall in Fresno, located approximately 40 miles north of the Property. The Hanford Mall Property is located at the intersection of the area’s main east/west and north/south arterials. Since being built in 1993, commercial development in the area has largely centered around the Property and currently includes an adjacent Super Walmart anchored center, a grocery anchored retail center, a Target anchored community retail center, government buildings, and most recently, the 2010 completed $112 million, 142-bed community hospital. According to the appraisal, retail sales in the City of Hanford have increased approximately 2.65% per year, compounded annually, since 2000.
According to the appraisal as of 3Q 2011, 459 retail buildings totaling over 4 million sf of leasable area (including the Hanford Mall Property) are located within a 3-mile radius of the Property with no competitive retail properties under construction. The Property is part of the larger Fresno MSA Mall Market, which contains a total of 10 malls within four counties and an average vacancy rate of 9.7%. The Hanford Mall Property has historically outperformed the occupancy level for the greater Fresno MSA Mall Market and is considered the dominant retail location in the city and county.
Escrows and Reserves. At closing, the Hanford Mall Borrower escrowed (i) $365,212 for real estate taxes and insurance, (ii) $66,993 for required repairs to be performed within the first year of the loan term and (iii) $83,200 for Azkara Tenant Reserve. Azkara is operating and paying rent. All TI work is complete and the Borrower is awaiting the tenant’s reimbursement request. The Hanford Mall Loan documents require the borrower to reserve monthly (i) 1/12 of estimated annual real estate taxes and insurance premiums, (ii) $8,277 for replacement reserves ($0.30 psf per annum) and (iii) $20,693 ($0.75 psf per annum) during the first nine months of the loan term and $27,590 ($1.00 psf per annum) thereafter for rollover reserves (capped at $1,000,000). Additionally, any amounts paid pursuant to any early lease termination options or lease modifications are required to be deposited with lender and held in escrow in the rollover reserve.
Additional Cash Reserve - The Borrower is required to reserve monthly an amount equal to the greater of (i) 50% of all excess cash flow after the payment of debt service, reserves and operating expenses, or (ii) $10,000, into an additional cash reserve account (the “Additional Cash Reserve”). In the event excess cash flow is insufficient to deposit a minimum of $10,000 in any given month, such deficiency shall accrue and will be an
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CFCRE 2011-C2	Hanford Mall

obligation of the Borrower. The Additional Cash Reserve is capped at $1,200,000. Funds held in the Additional Cash Reserve shall be held by lender as additional collateral for the Hanford Mall Loan and shall not be available to the Hanford Mall Borrower.
Excess Cash Reserve; Tenant Extension Lease Reserve; Vacant Space Reserve - A Cash Trap Period shall occur upon the following (i) an Event of Default (as defined in the Hanford Mall Loan documents), or (ii) the occurrence of any bankruptcy action of borrower, principal, guarantor or manager, or (iii) upon the date that is 9 months prior to the expiration of either Movies 8, J.C. Penney or Sears, until such time as such tenants renew or are replaced with a tenant acceptable to lender, or (iv) any time an anchor tenant ceases to operate its business, ceases to pay rent, gives notice to vacate its space or any bankruptcy action occurs with respect to such entity or its parent, or (v) at any time after the end of two consecutive quarters the DSCR falls below 1.15x (until such time that the DSCR is at least 1.20x for two consecutive quarters as reasonably determined by lender based on tenants that are in possession and paying unabated rent). Upon the occurrence of clauses (i), (ii) or (v) above, all excess cash is required to be deposited into an Excess Cash Reserve to be held as additional security for the Hanford Mall Loan. Upon the occurrence of clause (iii) above, all excess cash is required to be deposited into a Tenant Extension Reserve as additional security for the Hanford Mall Loan, to be released to Hanford Mall Borrower pursuant to the Hanford Mall Loan documents. Upon the occurrence of clause (iv) above, all excess cash is required to be deposited into a Vacant Space Reserve as additional security for the Hanford Mall Loan, to be released to Hanford Mall Borrower pursuant to the Hanford Mall Loan documents.
Mezzanine or Subordinate Indebtedness. None in place and not permitted.
Lockbox and Cash Management. The Hanford Mall Loan is structured with a hard lockbox and in place cash management.
Property Management. The Hanford Mall Property is managed by Passco Management Services, LP, an affiliate of the Hanford Mall Borrower.
Terrorism Insurance. The Hanford Mall Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Hanford Mall Property.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

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CFCRE 2011-C2	Marketplace at Santee

MARKETPLACE AT SANTEE
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

CFCRE 2011-C2	Marketplace at Santee

MARKETPLACE AT SANTEE

Marketplace at Santee
9325-9367 Mission Gorge Road
Santee, CA 92071
USMC
Air Station
Miramar
Santee Lakes Park
Santee
Mission Trails Regional Park
Winter Gardens
Bostonia
Gillespie Field
Cajon Speedway
SAN DIEGO COUNTY
Grossmont College
Westfield Plaza Parkway
Kumeyaay Fwy
El Cajon
San Diego
Lake Murray
San Diego State University
La Mesa
Grossmont Center
Grossmont Hospital
Casa de Oro
Lemon Grove
Marketplace at the Grove
Mission Gorge Rd
Prospect Ave
Soledad Fwy
San Vicente Fwy
Navajo Rd
Fletcher Pkwy
El Cajon Blvd
Oceanside
Vista
Carlsbad
San Marcos
Escondido
Encinitas
Solana Beach
Del Mar
Ramona
Poway
Pacific Ocean
San Diego
El Cajon
La Mesa
Jamul
Lemon Grove
Spring Valley
Coronado
National City
Chula Vista
Imperial Beach
Tijuana

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

CFCRE 2011-C2	Marketplace at Santee

MARKETPLACE AT SANTEE

Mortgage Loan Information

Mortgage Loan Seller:	CCRE

Original Principal Balance:	$22,825,000

Cut-off Date Balance:	$22,710,310

Cut-off Date Balance per SF:	$331

% of Initial Pool Balance:	2.9%

Loan Purpose:	Refinance

Borrower Name:	Santee Retail, L.P.

Sponsor Name:	Colton T. Sudberry

Mortgage Rate:	5.5315%

Note Date:	6/30/2011

Maturity Date:	7/11/2021

Amortization Type:	Amortizing

Original Loan Term:	120 months

Original Amortization Term:	360 months

Original IO Period:	N/A

Seasoning:	5 months

Interest Accrual Method:	Actual / 360

Call Protection:	L(29),Def(87),O(4)

Lockbox Type:	Hard

Cash Management:	Springing

Mortgaged Property Information

Number of Properties:	1

Ownership Interest:	Fee

Property Type / Subtype:	Retail / Anchored

Location:	Santee, CA

Size:	68,662 sf

Year Built / Renovated:	2008 / NA

Occupancy % (as of 9/30/2011):	90.1%

Property Manager:	Sudberry Properties, Inc.

Appraised Value (as of 5/30/2011):	$33,100,000

Third Most Recent NOI (as of):	$1,522,695 (12/31/2009)

Second Most Recent NOI (as of):	$1,650,568 (12/31/2010)

Most Recent NOI (as of):	$1,905,232 (9/30/2011)

UW Revenues:	$2,642,501

UW Expenses:	$626,703

UW NOI:	$2,015,798

UW NCF:	$1,977,110

UW DSCR NOI / NCF:	1.29x / 1.27x

UW Debt Yield NOI / NCF:	8.9% / 8.7%

Cut-off Date LTV Ratio:	68.6%

LTV Ratio at Maturity:	57.8%

Reserve Information

Type	Initial	Monthly
Real Estate Taxes	$125,000	$20,833
Insurance	$5,703	$1,426
Replacement Reserves	-	$858
TI / LC Reserve		$3,596
Vacant Space Reserve[1]	$175,000	-
Free Rent Reserve[2]	$33,030	-

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / SF	LTV
Mortgage Loan	$22,710,310	$331	68.6%
B-Note	-	N/A	N/A
Mezzanine Debt	-	N/A	N/A

Total Debt	$22,710,310	$331	68.6%

(1)	See the “—Escrows and Reserves” section for additional details.

(2)	The Free Rent Reserve has been released.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

CFCRE 2011-C2	Marketplace at Santee

The Mortgage Loan. The mortgage loan (the “Marketplace at Santee Loan”) is evidenced by a note with an original principal balance of $22,825,000 and is secured by a first priority fee mortgage encumbering a grocery-anchored neighborhood shopping center located in the city of Santee, a suburb of San Diego, California (the “Marketplace at Santee Property”). The Marketplace at Santee Loan was originated on June 30, 2011 by Cantor Commercial Real Estate Lending, L.P. The note evidencing the Marketplace at Santee Loan has an outstanding principal balance as of the Cut-off Date of $22,710,310 and a fixed interest rate of 5.5315% per annum. The proceeds of the Marketplace at Santee Loan were used to refinance existing debt.
The Marketplace at Santee Loan had an initial term of 120 months and has a remaining term of 115 months. The Marketplace at Santee Loan requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date is July 11, 2021. Voluntary prepayment of the Marketplace at Santee Loan is prohibited prior to April 11, 2021. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.
The Borrower and the Sponsor. The borrower is Santee Retail, L.P., a California limited partnership (the “Marketplace at Santee Borrower”). Colton T. Sudberry, president of Sudberry Properties Inc. and Colton and Cynthia Sudberry as trustees of the family trust are the non-recourse carveout guarantors on the loan. Sudberry Properties, Inc., a San Diego based real estate development and asset management company, has developed over 4.6 million sf of retail properties, over 3.7 million sf of office/industrial properties and over 6,800 residential units.
The Mortgaged Property. The Marketplace at Santee Property is a 68,662 sf grocery-anchored neighborhood shopping center located in Santee, California, part of the San Diego MSA. The Marketplace at Santee Property is currently 90.1% occupied (as of September 30, 2011) by 14 tenants and anchored by Sprouts Farmers Market (“Sprouts”), which relocated to the subject from a competing property located approximately 1 mile away. Sprouts has achieved sales of $577 psf, $591 psf and $626 psf for 2009, 2010 and the TTM 9/30/11 periods, respectively, and operates under a long-term lease through January 31, 2024. In addition to Sprouts, only two other tenants account for 10% or more of the GPR, with the remaining tenants each accounting for less than 6.1% of GPR. The Property is located at the southeast corner of Mission Gorge Road (56,800 cars daily) and Carlton Hills Boulevard (21,100 cars daily) approximately 16 miles northeast of the San Diego CBD. Access is provided via four ingress/egress access points, two of which are signalized intersections. The Marketplace at Santee Property is shadow anchored by several power centers located in the immediate surrounding area. These centers are occupied by notable retailers including Kohl’s, Lowe’s, Walmart, Costco, The Home Depot, Target, Bed Bath & Beyond, Best Buy and Barnes & Noble.
The largest tenant at the Property, Sprouts, is a privately owned chain of food retail stores in Arizona, California, Texas, and Colorado. Its retail stores primarily sell farm fresh produce purchased from local growers, as well as meats, fresh seafood, bulk foods, grocery items, milk, cheeses, deli meats, bakery items, as well as vitamins and supplements. The company was founded in 2002 and is based in Phoenix, Arizona.
The following table presents certain information relating to the tenancy of the Marketplace at Santee Property:

Tenant Summary[1]

								Lease
	Credit Rating[2]		% of Total	UW Annual	UW Annual			Expiration
Tenant Name	(Moody’s/S&P/Fitch)	Tenant NRSF	NRSF	Base Rent PSF[3]	Base Rent	Sales PSF[4]	Occ Cost[4]	Date
Anchor Tenant

Sprouts	B2/B+/NR	28,025	40.8%	$22.78	$638,410	$626	4.7%	1/31/2024

Major Tenants

U.S. Bank	Aa3/A+/AA-	6,495	9.5%	$53.93	$350,294			9/30/2018

Sleep Train	NR	4,928	7.2%	$48.00	$236,544	$288	19.7%	11/30/2018

Via Moto	NR	4,404	6.4%	$30.00	$132,120			6/30/2021

Cox Communications	Baa2/BBB/BBB	3,219	4.7%	$30.90	$99,467			11/30/2015

Total Major Tenants		19,046	27.7%	$42.97	$818,425

Non-Major Tenants		14,818	21.6%	$45.71	$677,308

Occupied Collateral Total		61,889	90.1%	$34.48	$2,134,143

Vacant Space		6,773	9.9%	-	-

Total / Weighted Average		68,662	100.0%	$34.48	$2,134,143

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Weighted Average UW Annual Base Rent PSF excludes vacant space.

(4)	Sales PSF shown in the table above are based on TTM 9/30/2011 sales figures. Occupancy Cost is calculated based on UW Annual Base Rent plus estimated contractual reimbursements divided by sales.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

CFCRE 2011-C2	Marketplace at Santee

The following table presents certain information relating to the lease rollover schedule of the Marketplace at Santee Property:

Lease Rollover Schedule[1]
	No. of Leases		% of	Cumulative SF	Cumulative % of	Annual UW Base Rent	Average UW Base
Year	Expiring	SF Expiring	Total SF	Expiring	Total SF Expiring	Expiring	Rent PSF Expiring[2]
MTM	-	-	-	-	-	-	-
2011	-	-	-	-	-	-	-
2012	-	-	-	-	-	-	-
2013	4	7,779	11.3%	7,779	11.3%	$359,686	$46.24
2014	2	3,957	5.8%	11,736	17.1%	$130,034	$32.86
2015	3	6,301	9.2%	18,037	26.3%	$204,255	$32.42
2016	-	-	-	18,037	26.3%	-	-
2017	-	-	-	18,037	26.3%	-	-
2018	2	11,423	16.6%	29,460	42.9%	$586,838	$51.37
2019	-	-	-	29,460	42.9%	-	-
2020	-	-	-	29,460	42.9%	-	-
2021*	1	4,404	6.4%	33,864	49.3%	$132,120	$30.00
Thereafter	2	28,025	40.8%	61,889	90.1%	$721,210	$25.73
Vacant	-	6,773	9.9%	68,662	100.0%

Total / Weighted Average	14	68,662	100.0%			$2,134,143	$34.48

*Loan maturity year

(1)	The information in the table above is based on the underwritten rent roll.

(2)	Weighted Average UW Base Rent PSF Expiring excludes vacant space.
Market Overview. Santee is a suburban community located approximately 18 miles northeast of downtown San Diego, California. San Diego County ranks third in population among California’s 58 counties, behind Los Angeles and Orange. The 2010 population of San Diego County is estimated by Claritas to be over three million people and has remained essentially stable since the 1990 census figure, increasing by less than 2.5%. Defense related industries represent a major economic driver for the area, with studies showing that nearly 20% of the region’s economy is tied to defense spending. The Property’s trade area extends in a three-mile radius and has a population of 87,791 persons and 31,936 households, with an estimated 2010 average household income of $82,469, with 46.5% earning at least $75,000 annually.
Per the appraiser, the Santee/Lakeside submarket contains approximately 2 million sf (for retail centers 25,000 sf and greater as of 1Q 2011) with a reported vacancy of 4.6%, which is below the overall San Diego vacancy rate of 7.1%. The appraiser analyzed several comparable properties in order to determine market rental rates for anchor, single tenant pads, and in-line shop space. Anchor rent comparables ranged from $17.16 to $26.76 with a concluded market rent of $22 psf. Single tenant pad rent comparables ranged from $30.00 to $55.37 with a concluded market rent of $36-$50 psf; and In-line shop space rent comparables ranged from $13.20 to $39.00 with a concluded market rent of $30 to $48 psf. The occupancy at the comparable properties averaged 92%.
The Marketplace at Santee Property, which is located on Mission Gorge Road, has benefited from reduced congestion resulting from the recently completed SR 52 freeway extension project. This project extended SR 52 within the city of Santee and included a freeway interchange at SR 52 and SR 67.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

CFCRE 2011-C2	Marketplace at Santee

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marketplace at Santee Property:

Cash Flow Analysis[1]
	2009	2010	TTM 9/30/2011	UW2	UW PSF

Gross Potential Rent	$1,625,758	$1,930,309	$2,074,164	$2,364,424	$34.44
Total Reimbursements	353,746	354,572	479,524	555,840	8.10
% Rents	-	-	-	-	-
Other Income	(33,858)	41,350	19,432	-	-
Less: Vacancy / Credit Loss[3]	-	(25,911)	(77,176)	(277,763)	(4.05)

Effective Gross Income	$1,945,646	$2,300,320	$2,495,944	$2,642,501	$38.49

Total Operating Expenses	422,951	649,752	590,712	626,704	9.13

Net Operating Income	$1,522,695	$1,650,568	$1,905,232	$2,015,798	$29.36
TI/LC	-	-	-	28,389	0.41
Capital Expenditures	-	-	-	10,299	0.15

Net Cash Flow	$1,522,695	$1,650,568	$1,905,232	$1,977,110	$28.79

Occupancy %[3]	81.8%	86.3%	90.1%	90.5%
NOI DSCR				1.29x
NCF DSCR				1.27x
NOI Debt Yield				8.9%
NCF Debt Yield				8.7%

(1)	Certain non-recurring or non-operating items were excluded from the historical presentation and are not considered for UW net cash flow.

(2)	The UW GPR includes (i) contractual rent steps through October 1, 2012, provided the rent step does not exceed the market rent determined by the appraiser and (ii) a mark-to-market of $48,797 based on the lesser of market rent or in-place rent.

(3)	Vacancy underwritten at 9.5% equal to the actual economic vacancy at the property. The Property is 90.1% physically occupied (as of September 30, 2011). The Property was built in 2008 and underwent lease-up between 2009 and 2011.
Escrows and Reserves. At closing, the Marketplace at Santee Borrower escrowed $130,703 for taxes and insurance. Additionally, the Marketplace at Santee Borrower is required to escrow monthly (i) 1/12 of estimated annual real estate taxes and insurance premiums, (ii) $858 ($0.15 psf per annum) for replacement reserves and (iii) $3,596 for TI/LC’s ($0.63 psf per annum) capped at $200,000. The Loan is further structured with a $175,000 earn-out subject to the Property achieving an NCF of $2,100,000 in order to generate both a minimum 9.2% DY (NCF) and a 1.35x DSCR (NCF) within the first 12 months of the loan term. If the Property does not achieve these hurdles within the first 12 months of the loan term, the lender will have the option to pay down the outstanding loan balance or place the funds into the TI/LC Reserve to be used by the Marketplace at Santee Borrower only as reimbursement for approved leasing expenses.
Excess Cash Reserve - Upon the occurrence and during the continuance of a Cash Trap Period (as defined below) or an Event of Default (as defined in the Marketplace at Santee Loan documents), all excess cash is required to be deposited into an Excess Cash Reserve and held as additional collateral for the Marketplace at Santee Loan. A Cash Trap Period shall commence upon (i) the occurrence of any Event of Default (as defined in the Marketplace at Santee Loan documents) or (ii) any Bankruptcy Action (as defined in the Marketplace at Santee Loan documents) of borrower, principal, guarantor or property manager has occurred.
Mezzanine or Subordinate Indebtedness. None in place and not permitted.
Lockbox and Cash Management. The Marketplace at Santee Loan is structured with a hard lockbox and springing cash management. A Cash Management Period (as defined in the Marketplace at Santee Loan documents) commences upon (i) the commencement of a Cash Trap Period (as defined above), (ii) the failure by borrower to maintain a DSCR of at least 1.10x for two consecutive quarters (until such time that the DSCR is at least 1.15x for two consecutive calendar quarters) or (ii) the date that is 12 months prior to the expiration of the Sleep Train lease until such time that (A) the Marketplace at Santee Borrower shall deliver a letter of credit related to the Sleep Train lease termination on or before the date that is six months before the lease expires or (B) the Marketplace at Santee Borrower enters into an acceptable replacement lease for the Sleep Train space.
Property Management. The Marketplace at Santee Property is managed by Sudberry Properties, Inc. (“Sudberry”), an affiliate of the Marketplace at Santee Borrower.
Terrorism Insurance. The Marketplace at Santee Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism at the Marketplace at Santee Property.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

CFCRE 2011-C2	Courtyard Marriott Virginia Beach North
COURTYARD MARRIOTT VIRGINIA BEACH NORTH
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

CFCRE 2011-C2	Courtyard Marriott Virginia Beach North
COURTYARD MARRIOTT VIRGINIA BEACH NORTH

Chesapeake Bay
Fort Story
Atlantic Ave
Shore Dr
First Landing State Park
Broad Bay
Lynnhaven Bay
Great Neck Park
Alanton
Crystal Lake
Linkhorn Bay
Courtyard Marriott Virginia Beach North
3737 Atlantic Avenue
Virginia Beach, VA 23451
Sentara Virginia Beach General Hospital
Princess Anne Country Club
Cavalier Golf and Yacht Club
31 Ocean
Old Coast Guard Station Museum
Virginia Beach
Downtown
Kings Grant
The Shops at Hilltop
La Promenade
VA Museum of Contemporary Art
Jungle Golf of VA Beach
Virginia Beach Convention Ctr.
London Bridge Shopping Center
Virginia Beach Expwy
Atlantic Ocean
Norfolk Intl. Airport 12 miles
Oceana Naval Air Station
Lynnhaven
Lynnhaven Mall
Bow Creek Golf Course
Lake Rudee
Lake Wesley
VA Aquarium & Marine Science Ctr.
Motor World
Ocean Breeze Fun Park
Owls Creek Tennis Center
Dam Neck Naval Air Station
Red Wing Park
Tidewater Community College
Virginia Beach Farmers Market
Sentara Princess Anne Hospital
Landstown Commons Shopping Ctr.
Virginia Beach Sportsplex
Princess Anne
Dam Neck Rd
London Bridge Rd
General Booth Blvd
Lynnhaven Pkwy
Newport News
Hampton
Norfolk
Portsmouth
Chesapeake
Suffolk
Smithfield
Poquoson

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

CFCRE 2011-C2	Courtyard Marriott Virginia Beach North

COURTYARD MARRIOTT VIRGINIA BEACH NORTH

Mortgage Loan Information
Mortgage Loan Seller:	CCRE
Original Principal Balance:	$17,500,000
Cut-off Date Balance:	$17,474,805
Cut-off Date Balance per Room:	$109,218
% of Initial Pool Balance:	2.3%

Loan Purpose[1]:	Recapitalization
Borrower Name:	Apple Eight SPE Virginia Beach North, Inc.
Sponsor Name:	Apple REIT Eight, Inc.
Mortgage Rate:	6.0150%
Note Date:	10/19/2011
Maturity Date:	11/11/2016

Amortization Type:	Amortizing
Original Loan Term:	60 months
Original Amortization Term:	300 months
Original IO Period:	N/A
Seasoning:	1 month
Interest Accrual Method:	Actual / 360
Call Protection:	L(25),Def(32),O(3)
Lockbox Type:	Hard
Cash Management:	Springing

Mortgaged Property Information
Number of Properties:	1
Ownership Interest:	Fee
Property Type / Subtype:	Hospitality / Limited Service
Location:	Virginia Beach, VA
Size:	160 Rooms
Year Built / Renovated:	2002 / 2010
Occupancy % (as of 7/31/2011):	66.7%
Property Manager:	Crestline Hotels & Resorts, Inc.
Appraised Value (as of 9/8/2011):	$36,200,000

Third Most Recent NOI (as of):	$3,175,853 (12/31/2009)
Second Recent NOI (as of):	$3,158,379 (12/31/2010)
Most Recent NOI (as of):	$3,347,618 (TTM 7/31/2011)

UW Revenues:	$7,477,252
UW Expenses:	$4,121,870
UW NOI:	$3,355,382
UW NCF:	$2,981,519
UW DSCR NOI / NCF:	2.48x / 2.20x
UW Debt Yield NOI / NCF:	19.2% / 17.1%
Cut-off Date LTV Ratio:	48.3%
LTV Ratio at Maturity:	43.8%

Reserve Information

Type	Initial	Monthly
Real Estate Taxes	$24,867	$20,045
Insurance	$58,619	$4,813
Required Repairs	-	-
FF&E Reserve[2]	-	-
Letter of Credit[3]	$860,000	-

Capital Stack
	Cut-off Date	Cumulative	Cumulative
Tranche	Balance	Balance / Room	LTV
Mortgage Loan	$17,474,805	$109,218	48.3%
B-Note	-	N/A	N/A
Mezzanine Debt	-	N/A	N/A

Total Debt	$17,474,805	$109,218	48.3%

(1)	The sponsor did not have any previous mortgage debt on the property prior to the subject financing.

(2)	Borrower is required to escrow on a semi-annual basis for FF&E reserves as described in under “—Escrows and Reserves” herein.

(3)	Seasonality credit enhancement. See the “—Credit Enhancement Letter of Credit” section for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

CFCRE 2011-C2	Courtyard Marriott Virginia Beach North

The Mortgage Loan. The mortgage loan (the “Courtyard Marriott Virginia Beach North Loan”) is evidenced by a note with an original principal balance of $17,500,000 and is secured by a first priority fee mortgage encumbering a limited service hotel located in Virginia Beach, Virginia (the “Courtyard Marriott Virginia Beach North Property”). The Courtyard Marriott Virginia Beach North Loan was originated on October 19, 2011 by Cantor Commercial Real Estate Lending, L.P. The note evidencing the Courtyard Marriott Virginia Beach North Loan has an outstanding principal balance as of the Cut-off Date of $17,474,805 and a fixed interest rate of 6.0150% per annum. The Courtyard Marriott Virginia Beach North Property was not previous collateral for any mortgage debt.
The Courtyard Marriott Virginia Beach North Loan had an initial term of 60 months and has a remaining term of 59 months. The Courtyard Marriott Virginia Beach North Loan requires payments of interest and principal based on a 25-year amortization schedule. The scheduled maturity date is November 11, 2016. Voluntary prepayment of the Courtyard Marriott Virginia Beach North Loan is prohibited prior to September 11, 2016. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.
The Borrower and the Sponsor. The borrower is Apple Eight SPE Virginia Beach North, Inc., a Virginia Corporation (the “Courtyard Marriott Virginia Beach North Borrower”). The Courtyard Marriott Virginia Beach North Borrower is a wholly-owned subsidiary of Apple REIT Eight, Inc. (“Apple REIT Eight”), the non-recourse carveout guarantor and sponsor (the “Courtyard Marriott Sponsor”). Apple Real Estate Investment Trust Companies (REIT) consists of four non-listed, public, real estate investment trusts (REIT) collectively referred to as the Apple REIT Companies, each of which focuses on acquisitions and ownership of hotels throughout the United States and collectively owns 255 properties across 35 states. Apple REIT Eight is a public, non-listed real estate investment trust (REIT) focused on the ownership of upscale, extended-stay and select-service hotels operated under the Courtyard by Marriott, Fairfield Inn by Marriott, Fairfield Inn & Suites by Marriott, Residence Inn by Marriott, SpringHill Suites by Marriott, TownePlace Suites by Marriott, Marriott, Homewood Suites by Hilton, Hilton Garden Inn, Hampton Inn and Hampton Inn & Suites brands. Currently, the Apple REIT Eight portfolio consists of 51 hotels containing a total of 5,910 guestrooms diversified among various markets in 19 states. Apple REIT Eight was formed on January 19, 2007, began fundraising in July 2007 and formally began hotel operations in November 2007. Glade Knight, the Chief Executive Officer and Chairman of the Board of Apple REIT Eight, has been involved in the management of and investment in real estate ventures for more than 38 years and is also the Chairman and CEO of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Nine, Inc. and Apple REIT Ten, Inc. Apple REIT Eight is also the sponsor and non-recouse carveout guarantor for the borrower under the Courtyard Marriott Charlottesville University Medical Center Loan, the Courtyard Marriott Virginia Beach South Loan, and the Courtyard Marriott Carolina Beach Loan, which loans (together with the Courtyard Marriott Virginia Beach North Loan) have an aggregate Cut-off Date principal balance of $59,913,619, and are not crossed-defaulted or cross-collateralized.
The Mortgaged Property. The Courtyard Marriott Virginia Beach North Property is a beach-front, 11-story limited-service hotel located in the resort district of Virginia Beach, Virginia. The hotel is located on Atlantic Avenue, one of the major thoroughfares running through Virginia Beach. The hotel opened in 2002 and was renovated by the Courtyard Marriott Sponsor in 2009 and 2010. Since acquiring the asset in June 2008, the Sponsor has invested approximately $2.0 million ($12,500 per room) in capital improvements including soft goods, hard goods, wall coverings, exercise equipment, meeting room equipment, paint, carpet, HVAC and business room equipment. The Property contains 160 rooms (41 king rooms, 59 double queen rooms and 60 suites) and features a restaurant, 1,724 sf of flexible meeting space, and indoor/outdoor pool, fitness center, business center and guest laundry room. The Property includes adjacent parking as well as a surface lot (also part of the collateral) located across Atlantic Avenue.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CFCRE 2011-C2	Courtyard Marriott Virginia Beach North
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the Courtyard Marriott Virginia Beach North Property:

Cash Flow Analysis[1]

	2009	2010	TTM 7/31/2011	UW	UW Per Room

Occupancy %	66.3%	64.5%	66.7%	66.7%

ADR	$169.17	$176.20	$174.38	$174.38

RevPAR	$112.16	$113.62	$116.34	$116.34

Total Revenue	$7,330,822	$7,308,766	$7,477,252	$7,477,252	$46,733

Total Departmental Expenses	(1,640,600)	(1,711,741)	(1,680,057)	(1,680,057)	(10,500)

Gross Operating Profit	$5,690,221	$5,597,025	$5,797,194	$5,797,194	$36,232

Total General/Unallocated Expenses	2,514,368	2,438,646	2,449,578	2,441,814	15,261

Net Operating Income	$3,175,853	$3,158,379	$3,347,618	$3,355,382	$20,971

FF&E2	366,541	365,438	373,863	373,863	2,337

Net Cash Flow	$2,809,312	$2,792,941	$2,973,755	$2,981,519	$18,634

NOI DSCR				2.48x

NCF DSCR				2.20x

NOI Debt Yield				19.2%

NCF Debt Yield				17.1%

(1)	Certain non-recurring or non-operating items were excluded from the historical presentation and are not considered for UW net cash flow.

(2)	Historicals reflect the application of a 5% FF&E expense, consistent with the franchise agreement.
Market Overview. The Courtyard Marriott Virginia Beach North Property is located in Virginia Beach, Virginia and is a part of the Virginia Beach-Norfolk-Newport News, VA-NC Metropolitan Statistical Area (“MSA”). Demand generators within the MSA include the federal government including military and naval operations, government contractors, businesses related to the area’s ports, educational facilities as well as area beaches. The local area has traditionally recorded lower unemployment levels than the MSA, state and nation, as evidenced by a June 2011 unemployment rate of 6.0% versus 7.0% and 9.2% for the MSA and nation, respectively. The lower levels can be attributed to the area’s stable employment base.
The July 2011 STAR Report for the Property compares the Property to various industry segments including a competitive set containing six comparable hotels. As detailed in the chart below with respect to Occupancy, ADR and RevPAR, the Property outperforms its Competitive Set and the Competitive Set generally outperforms the broader market.

Courtyard Marriott Virginia Beach North Property vs. Industry Segments[1]

Industry Segment	Occupancy	ADR	RevPAR
Courtyard Marriott Virginia Beach Oceanfront North	66.3%	$175.36	$116.34

Competitive Set: Six Comparable Hotels	66.2%	$168.32	$111.50

Tract Scale: Upscale Chains	68.0%	$133.99	$91.06

Tract: Virginia Beach	59.7%	$108.62	$64.84

Market Class: Upscale Class	61.9%	$108.93	$67.45

Market: Norfolk-Virginia, VA	54.3%	$84.39	$45.85

(1)	Occupancy, ADR, and RevPAR figures are as of TTM July 2011.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CFCRE 2011-C2	Courtyard Marriott Virginia Beach North

The competitive set consists of six hotels in Virginia Beach, Virginia: Sheraton Virginia Beach Oceanfront Hotel (198 rooms), Hampton Inn Virginia Beach Oceanfront North (120 rooms), Holiday Inn Express & Suites Virginia Beach Surfside (144 rooms), Courtyard Marriott Virginia Beach South (141 rooms — this property is also owned by the Sponsor and is collateral for Mortgage Loan Number 14 of the trust), Hilton Virginia Beach Oceanfront (289 rooms), and Springhill Suites Virginia Beach Oceanfront (168 rooms). Based on RevPAR, the Property has outperformed its competitive set for the previous three TTM month periods. The following table presents Occupancy, ADR, and RevPAR data for the Courtyard Marriott Virginia Beach North Property versus the Competitive Set and the resulting index figures:

Courtyard Marriott Virginia Beach North Property vs. Competitive Set Occupancy

				Courtyard Marriott Virginia Beach North
	Competitive Set			Property			Penetration Index

Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 7/2011	66.2%	$168.32	$111.50	66.3%	$175.36	$116.34	100.2%	104.2%	104.3%

TTM 7/2010	65.1%	$166.47	$108.44	63.7%	$177.36	$113.04	97.8%	106.5%	104.2%

TTM 7/2009	62.8%	$160.90	$101.03	65.5%	$170.26	$111.46	104.3%	105.8%	110.3%
  Source: Smith Travel Research, Inc. as of July 2011.
Escrows and Reserves. At closing, the Courtyard Marriott Virginia Beach North Borrower deposited $83,486 for real estate taxes and insurance. Additionally, the Courtyard Marriott Virginia Beach North Borrower is required to escrow (i) on a monthly basis 1/12 of estimated annual real estate taxes and insurance premiums, (ii) on a semi-annual basis an amount determined by lender based on FF&E spent by the Courtyard Virginia Beach North Borrower.
Excess Cash Reserve — Upon the occurrence and during the continuance of a Cash Trap Period (as defined below) all excess cash is required to be deposited into an Excess Cash Reserve and held as additional collateral for the Courtyard Marriott Virginia Beach North Loan. A Cash Trap Period will be in effect upon (i) an Event of Default (as defined in the Courtyard Marriott Virginia Beach North Loan documents), or (ii) any Bankruptcy Action (as defined in the Courtyard Marriott Virginia Beach North Loan documents) of the borrower, principal, TRS lessee, guarantor or property manager and in the case of property manager, until such time as the property manager is replaced with a Qualified Manager (as defined in the Courtyard Marriott Virginia Beach North Loan documents).
Credit Enhancement Letter of Credit: At closing, the Courtyard Marriott Virginia Beach North Borrower posted an evergreen Letter of Credit in an amount equal to $860,000 (the “Courtyard Marriott LOC”), representing the sum of estimated monthly seasonality shortfalls required to maintain a monthly DSCR of 1.35x during any month experiencing a shortfall. The Courtyard Marriott LOC serves as additional collateral for the Courtyard Marriott Virginia Beach North Loan and is required to remain in place so long as the Courtyard Marriott Virginia Beach North Loan is outstanding. Further, the Courtyard Marriott LOC is not subject to reduction.
Mezzanine or Subordinate Indebtedness. None in place and not permitted.
Lockbox and Cash Management. The Courtyard Marriott Virginia Beach North Loan is structured with a hard lockbox and springing cash management. Cash management is required during any Cash Trap Period (as defined above) or if the Courtyard Marriott Virginia Beach North Borrower fails to maintain a DSCR of 1.35x for two consecutive calendar quarters (until such time as the DSCR is at least 1.40x for two consecutive calendar quarters).
Property Management. The Courtyard Marriott Virginia Beach North Property is managed and operated by Crestline Hotels & Resorts, Inc. (“Crestline” or “Manager”). Formed in 2000, Crestline is a leading hospitality management company and has been repeatedly ranked among the Top 5 hospitality management companies in the country by Hotel Business Magazine. Crestline currently manages 48 hotels throughout the United States.
Lender may terminate the management agreement and replace the Manager if, among other things: (i) the right to terminate the management agreement pursuant to Section 6.04 (Performance Termination) is exercised, (ii) an Event of Default (as defined in the Courtyard Marriott Virginia Beach North Loan documents) occurs under the Courtyard Marriott Virginia Beach North Loan and lender commences remedies, (iii) Manager is the subject of Bankruptcy Action or becomes insolvent, (iv) a material default occurs under the management agreement beyond any applicable grace periods (or there is otherwise cause to terminate the management agreement). Manager shall, with respect to all periods of time during which it is managing the Property, be entitled to receive the base management fee and reimbursements of expenses actually incurred by Manager, however, the lender shall not be responsible for the payment of such base management fee or reimbursements prior to the lender’s delivery of a notice to Manager specifying that Manager should continue to perform its obligations under the Management Agreement even though the lender has the right to terminate the Management Agreement (a “Notice of Event of Default”). Except as set forth in the previous sentence, Manager shall not be entitled to receive any other management fee, commission or other amount payable to Manager under the Management Agreement for and during any period of time that any Notice of Event of Default or Notice of Termination (i.e., notice from the lender that the Management Agreement must be terminated) has been delivered to Manager.
Terrorism Insurance. The Courtyard Marriott Virginia Beach North Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism at the Courtyard Virginia Beach North Property.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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CFCRE 2011-C2	Transaction Contacts

Cantor Fitzgerald & Co.

Contact	E-mail	Phone Number

Geordie Walker
Managing Director	gwalker@cantor.com	(212) 829-5259 / (704) 374-0570

Clark Andresen Director	candresen@cantor.com	(212) 829-5259

Cantor Commercial Real Estate

Contact	E-mail	Phone Number

Lawrence Britvan Senior Managing Director	lbritvan@cantor.com	(212) 610-2498

Michael May Senior Managing Director	mmay@cantor.com	(212) 610-2319

Pietro Scola Senior Managing Director	pscola@cantor.com	(212) 610-2320

Justin Short Managing Director (Capital Markets)	jshort@cantor.com	(212) 610-2363

Michael Brown Director	mbrown@cantor.com	(212) 610-2357

Brett Katz Director	bkatz@cantor.com	(212) 610-2305

Aaron Wessner Director	awessner@cantor.com	(212) 610-2331

Deutsche Bank Securities

Contact	E-mail	Phone Number

Matt Borstein Managing Director	matt.borstein@db.com	(212) 250-5149

Brooks Scholl Associate	brooks.scholl@db.com	(212) 250-5149

Daniel Penn Associate	daniel.penn@db.com	(212) 250-5149

Barclays Capital

Contact	E-mail	Phone Number

Brian Wiele Managing Director	brian.wiele@barcap.com	(212) 412-5780

Matt Miller Managing Director	matthew.miller@barcap.com	(212) 412-7990

Frank Gilhool Managing Director	francis.gilhool@barcap.com	(212) 526-6970
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

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